As filed with the Securities and Exchange Commission on March 6, 2008

Registration No. 333-148221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM SB-2

On

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BASELINE OIL & GAS CORP.

(Name of registrant as specified in its charter)

Nevada	1311	30-0226902
(State or Jurisdiction of Incorporation or Organization)	(primary standard industrial classification code number)	(IRS Employer Identification No.)

411 North Sam Houston Parkway East, Suite 300

Houston, Texas 77060

(281) 591-6100

(Address and telephone number of registrant’s principal executive offices and place of business)

Thomas Kaetzer, Chief Executive Officer

Baseline Oil & Gas Corp.

411 North Sam Houston Parkway East, Suite 300

Houston, Texas 77060

(281) 591-6100

(Name, address and telephone number of agent for service)

Copies of communications to:

Matthew S, Cohen, Esq.

Eaton & Van Winkle LLP

3 Park Avenue, 16th Floor

New York, New York 10016

(212) 779-9910

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the registration statement is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
14% Senior Subordinated Convertible Secured Notes due 2013	$50,000,000	(1)	100%		$50,000,000	$1,535	(2)
14% Senior Subordinated Convertible Secured Notes due 2013	$15,785,152	(3)	100%		$15,785,152	$620.36
Common stock, $.001 par value	69,444,444	(4)(5)	—		—	—	(6)
Common Stock, $.001 par value	21,923,822	(5)(7)	$—		—	—	(6)
Common stock, $.001 par value	7,140,000	(8)(9)(10)(11)(12)	$0.43	(13)	$3,070,000	$94.26	(2)
Common Stock, $.001 par value	679,546	(14)	$—		—	—	(15)
Total:					$68,855,152	$2,249.62	(16)

(1)	Represents $50.0 million aggregate principal amount of our 14% Senior Subordinated Convertible Secured Notes due 2013 issued in connection with a private, unregistered offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. Persons pursuant to Regulation S under the Securities Act.
(2)	Previously paid in connection with initial filing of registration statement on December 14, 2007.
(3)	Represents $15,785,152 additional aggregate principal amount of our 14% Senior Subordinated Convertible Secured Notes due 2013 issuable in connection with interest, accruing and payable semi-annually, at our option, in cash or in kind by delivery of additional principal amount of 14% Senior Subordinated Convertible Notes due 2013, through the first four semi-annual interest periods, commencing April 1, 2008, based on an initial interest rate of 14% per annum, subject to adjustment under certain circumstances as provided in the Indenture dated October 1, 2007 governing such 14% Senior Subordinated Convertible Notes.
(4)	Represents 69,444,444 shares of our common stock, $.001 par value, initially issuable upon conversion of the 14% Senior Subordinated Convertible Notes being registered hereby, or based on an initial conversion price of $0.72 per share of our common stock. The conversion rate is subject to adjustment upon the occurrence of stock dividends, stock splits, and similar transactions described in the indenture governing the 14% Senior Subordinated Convertible Notes.
(5)	Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon conversion of the 14% Senior Subordinated Convertible Notes as a result of such adjustments.
(6)	Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required in connection with the registration of the common stock issuable upon conversion of the Notes.
(7)	Represents 21,932,822 additional shares of our common stock issuable upon conversion of any additional principal amount of 14% Senior Subordinated Convertible Secured Notes that may, at our option, be issued by us as “payment in kind” interest under such notes, based upon an initial conversion price of $0.72 per share. The conversion rate is subject to adjustment upon the occurrence of stock dividends, stock splits, and similar transactions described in the indenture governing the 14% Senior Subordinated Convertible Notes.
(8)	Includes 340,000 shares of common stock issuable upon exercise of outstanding stock purchase warrants granted on March 15, 2007. Such warrants are exercisable until March 15, 2012 at an initial exercise price of $0.50 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of the outstanding stock purchase warrants as a result of such adjustments.
(9)	Includes 3,000,000 shares of common stock issuable upon exercise of outstanding stock purchase warrants granted on March 15, 2007. Such warrants are exercisable until September 15, 2012 at an initial exercise price of $0.50 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of the outstanding stock purchase warrants as a result of such adjustments.
(10)	Includes 3,200,000 shares of common stock issuable upon exercise of outstanding stock purchase warrants granted on April 16, 2007. Such warrants are exercisable until April 16, 2014 at an initial exercise price of $0.50 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of the outstanding stock purchase warrants as a result of such adjustments.
(11)	Includes 260,000 shares of common stock issuable upon exercise of outstanding stock purchase warrants granted on August 9, 2007. Such warrants are exercisable until August 9, 2014 at an initial exercise price of $0.52 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of the outstanding stock purchase warrants as a result of such adjustments.
(12)	Includes 340,000 shares of common stock issuable upon exercise of outstanding stock purchase warrants granted on August 20, 2007. Such warrants are exercisable until August 20, 2012 at an initial exercise price of $0.65 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of the outstanding stock purchase warrants as a result of such adjustments.
(13)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, on the basis of the average of the high and low prices ($0.47 and $0.39) of our common stock on the OTC Bulletin Board as reported on December 14, 2007, the date of initial filing of registration statement.
(14)	Includes an aggregate of 679,546 shares registered for resale in our registration statement on Form SB-2 (Registration No. 333-134978 ) declared effective on October 4, 2007, representing (a) 475,000 shares of common stock issuable, at an initial exercise price of $0.50 per share over 5 years, upon exercise of outstanding stock purchase warrants granted on November 23, 2005 and (b) 204,546 shares of common stock issuable, at an initial exercise price of $1.32 per share over 3 years, upon exercise of outstanding stock purchase warrants granted on February 1, 2006. The number of shares of common stock issuable upon exercise of these warrants is subject to adjustment upon the occurrence of stock dividends, stock splits and similar transactions described in the warrants. Pursuant to Rule 416 under the Securities Act, the amount of common stock to be registered also includes an indeterminate number of shares that may become issuable upon exercise of these outstanding stock purchase warrants as a result of such adjustments.
(15)	Fee previously paid by us under our registration statement on Form SB-2, Registration No. 333-134978, declared effective on October 4, 2007.
(16)	$1,630 previously paid.

Explanatory Note

The prospectus in this registration statement also relates to 679,546 shares registered for resale by C.K. Cooper & Company and Gilford Securities, Inc., two named selling security holders, in our registration statement on Form SB-2, Registration No. 333-134978, declared effective on October 4, 2007 in accordance with Rule 429 of the Securities Act.

The information in this registration statement is not complete and is subject to change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this registration statement is a part is declared effective. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is not permitted.

Subject to Completion, Dated March 6, 2008

BASELINE OIL & GAS CORP.

$65,785,152 14% Senior Convertible

Subordinated Secured Notes due 2013

and

99,187,813 Shares of Common Stock

This prospectus relates to the resale from time to time of up to $65,785,152 aggregate principal amount of our 14% Senior Convertible Subordinated Secured Notes due 2013 (the “Notes”), consisting of (i) $50,000,000 aggregate original issuance principal amount of the Notes and (ii) up to $15,785,152 additional aggregate principal amount of the Notes that we may, at our option, issue as “payment in kind” for interest coming payable, at a rate of 14% per annum, under the Notes through the first four semi-annual interest periods, commencing April 1, 2008.

This prospectus also relates to the resale from time to time of up to 99,187,813 shares of our common stock, $.001 par value per share, consisting of (i) 69,444,444 shares initially issuable upon conversion of the Notes under the circumstances described elsewhere in this prospectus under “Description of Notes – Conversion Rights”; (ii) 21,923,822 additional shares issuable upon conversion of additional principal amount of the Notes, if any, that may be issued by us as “payment in kind” interest; and (iii) 7,819,546 shares initially issuable upon exercise of outstanding warrants granted under the transactions (other than the Notes Offering) listed in the bullet points below.

The total dollar value of our common stock issuable upon conversion of the Notes (excluding any additional principal amount as “payment in kind”) being registered is $38,888,889, based upon 69,444,444 shares at an average per share market value of $0.56, as reported on the OTC Bulletin Board at October 1, 2007, the date of the sale of the original issuance principal amount of the Notes. In the event that we issue, at out option, additional principal amount as “payment in kind” for interest under the Notes, the total dollar value of our common stock issuable upon conversion of the Notes would increase to $51,166,229, based upon a total of 91,368,297 shares issuable upon conversion. Prior to the Note Offering, a total of 26,532,923 shares of our common stock were held by non-affiliates and stockholders other than the selling security holders listed in this prospectus.

The Notes and the common stock being offered for resale under this prospectus are sometimes collectively referred to as the “Registered Securities.”

The Registered Securities are being offered to the public market by those individuals listed in the section of this prospectus entitled “Selling Security Holders.” The selling security holders, by themselves or through brokers and dealers, may offer and sell the Registered Securities being offered for resale under this prospectus at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the sale of the Registered Securities, but will bear the costs relating to the registration thereof.

The Registered Securities were issued in connection with the following transactions, as previously disclosed by us in our Current Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”) on each of October 5, 2007, August 15, 2007, April 18, 2007, March 19, 2007, February 3, 2006, November 28, 2005 and November 16, 2005, as applicable:

•

on October 1, 2007, we issued the Notes in a private, unregistered offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), for aggregate gross proceeds of $49.5 million (the “Notes Offering”);

•

on October 1, 2007, we executed an Indenture governing our Notes, which provides for the issuance at our option of an additional aggregate principal amount of our Notes as “payment in kind” with respect to interest accruing and payable semi-annually to holders of our Notes, or up to $15,785,152 additional aggregate principal amount through the first four semi-annual interest periods, calculated as described elsewhere in this prospectus under “Description of Notes – Dividends” and “– Method of Payment of Dividends;”

•

on August 20, 2007, we issued warrants, exercisable for up to 340,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.65 per share, to a former placement agent as consideration for the early termination of an agreement with such placement agent;

•

on August 13, 2007, we issued warrants, exercisable for up to 260,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.52 per share, as consideration to our then senior lenders for advancing to us $2.5 million to pay a performance deposit in connection with our intended purchase of certain oil and natural gas properties from DSX Energy Limited LLP and others;

•

on April 12, 2007, we issued warrants, exercisable for up to 3,200,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.50 per share, as further consideration to lenders in connection with the $20.3 term loan and $54.7 million revolving credit commitment to us;

•

on March 15, 2007, we issued warrants, exercisable for up to 3,000,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.50 per share, as additional consideration in connection with a $1.7 million bridge loan advanced to us;

•

on March 15, 2007, we issued additional warrants, exercisable for up to 340,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.50 per share, as a placement fee in connection with the above bridge loan.

•

On February 1, 2006, we issued warrants, exercisable for up to an aggregate of 204,546 shares of our common stock, subject to adjustment, at an initial exercise price of $1.32 per share, as a placement fee in connection with our $9 million private placement closed February 1, 2006; and

•

On November 23, 2005, we issued warrants, exercisable for up to an aggregate of 475,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.50 per share, as a placement fee in connection with our $2.375 million private placement closed on November 15, 2005 and November 23, 2005.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BOGA”. On March 3, 2008, the date of the last reported sale on the OTC BB, the closing price for our common stock on the OTC BB was $0.28. The Notes are currently eligible for trading in The PortalSM Market.

Investing in our Notes and shares of our common stock being offered for resale under this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the SEC nor any state securities commission has approved or disapproved of the Registered Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is differed. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is not permitted.

You should not assume that the information contained or incorporated in the registration statement to which this prospect is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Notes being registered in that registration statement of which this prospectus forms a part.

The date of this prospectus is                     2008

PROSPECTUS SUMMARY

This summary highlights certain information concerning our business and this offering and is qualified in its entirety by the more detailed information, pro forma information, financial statements and notes thereto, and the reserve report included elsewhere in this prospectus. A more detailed description of the terms and conditions of the Notes and the other Registered Securities are contained elsewhere in this prospectus under “Description of Notes” and “Description of Capital Stock.”

You should read this prospectus carefully and should consider, among other things, the matters set forth in “Risk Factors” before deciding to invest in either the Notes or the underlying shares of our common stock covered by this prospectus. In this prospectus, unless indicated otherwise, references to “Baseline,” the “Company,” “our company,” “we,” “our” and “us” refer to Baseline Oil & Gas Corp.

Our Company

We are a Houston, Texas-based independent oil and natural gas company engaged in the exploration, production, development, acquisition and exploitation of natural gas and crude oil properties. Our properties cover 39,945 net acres across three core areas of operation: (i) the Blessing Field in Matagorda County onshore along the Texas Gulf Coast (the “Blessing Field Properties”), (ii) the Eliasville Field in North Texas (the “Eliasville Field Properties”) and (iii) the New Albany Shale formation in Southern Indiana. We own a working interest of over 95% and an average 74% net revenue interest in our two Texas properties, and operate 100% of the wells that presently comprise our PV-10.

We were incorporated as a Nevada corporation in February 2004 under the name of College Oak Investments, Inc., and changed our name to Baseline Oil & Gas Corp. on January 17, 2006.

Our principal offices are located at 411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060. We can be reached by phone at (281) 591-6100 and our website address is www.baselineoil.com. Information on our website is not part of this prospectus.

The Offering

Overview

Securities Offered	Registered Securities, consisting of (i) the Notes and (ii) shares of our common stock, including up to (A) 64,444,444 shares initially issuable upon conversion of the original principal amount of the Notes and (B) 7,819,546 shares initially issuable upon exercise of outstanding warrants, all subject to certain adjustments. Registered Securities may also include additional principal amount of the Notes, if any, issued, at our option, as “payment in kind” for interest under the Notes, accruing and payable through the first four semi-annual interest periods, and up to 21,923,822 additional shares of our common stock issuable upon conversion of any such additional principal amount that may be issued by us as “payment in kind” interest.

Use of Proceeds	We will not receive any proceeds from the sale by any selling security holder of the Notes or the Common Stock issuable upon conversion of the Notes. See “Use of Proceeds.”

Plan of Distribution	So long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement to which this prospectus forms a part, the Registered Securities may be sold by the selling holders pursuant to this prospectus in the manner described under “Plan of Distribution.”

Trading and Symbol	Our common stock currently trades on the OTC Bulletin Board under the symbol “BOGA.” Other than eligibility for trading on PORTAL, the Notes are not listed or traded on any security exchange, automated quotation system or other public market.

Capital Stock Outstanding	As of March 6, 2008, we had 34,408,006 shares of common stock outstanding. On a fully-diluted basis, giving effect to and assuming the exercise or conversion of all of our options and warrants, we would have had outstanding an aggregate of approximately 51,547,096 shares of common stock at March 6, 2008.

Risk Factors	An investment in the Registered Securities is subject to a number of risks. You should carefully consider the information set forth in the “Risk Factors” section below and the other sections of this prospectus, in addition to the documents included in and/or incorporated by reference in the registration statement to which this prospectus forms a part.

Notes

Securities Offered	$50,000,000 aggregate principal amount of 14% Senior Subordinated Convertible Secured Notes due 2013 and up to $15,785,152 additional principal amount that may, at our option, be issued by us as “payment in kind” for interest accruing and payable thereunder through the first four semi-annual interest periods (the “Notes”)

Maturity Date	October 1, 2013.

Redemption at Maturity	Unless the Notes are previously redeemed or converted, we will redeem the Notes at 100% of their principal amount on October 1, 2013.

Interest	The Notes bear interest at an annual rate of 14%. We will pay interest on the Notes semi-annually on each April 1 and October 1, commencing on April 1, 2008. We may, at our option, in lieu of the payment of interest in cash pay interest on the Notes through the issuance of PIK Notes (as defined in “Description of Notes – Certain Definitions”) in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Notes if such interest were paid in cash.

Guarantees	The Notes are fully, unconditionally and irrevocably guaranteed, jointly and severally, on a senior subordinated secured basis by each of our future domestic subsidiaries.

Ranking	The Notes and the related guarantees:

•     are our and the guarantors’ general secured obligations;

•     rank junior in right of payment to all our and the guarantors’ existing and future Senior Debt (as defined in the “Description of Notes”), including indebtedness outstanding under our Credit Facility and the Senior Secured Notes (as such terms are defined in the “Description of Other Indebtedness”);

•     rank equally in right of payment with any future senior subordinated indebtedness of us or the guarantors; and

•     rank senior in right of payment to any future subordinated indebtedness of us or the guarantors.

At March 6, 2008, the Notes and related guarantees are subordinated to approximately $115.0 million of our senior indebtedness.

In addition, the indenture governing the Notes permits us to borrow up to $20.0 million under the Credit Facility and, subject to specified limitations, to incur additional debt, some or all of which may be senior indebtedness.

Security Interest	The Notes and the guarantees are secured by a lien on substantially all of our assets, subject to certain exceptions; provided, however, that pursuant to the terms of an intercreditor agreement, such lien is contractually subordinated to liens thereon that secure our Credit Facility, the Senior Secured Notes and certain other permitted indebtedness. The indenture governing the Notes will permit us to initially borrow up to $20.0 million under the Credit Facility.

Optional Redemption	Quarterly beginning on October 1, 2009, we may redeem up to 25% of the principal amount of the Notes then outstanding at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to the date of redemption, only in the event the closing price of shares of our common stock equals 150% or more of the conversion price then in effect for 20 of any 30 consecutive trading days, provided should we redeem any Notes prior to October 1, 2010 the holders of the Notes shall be entitled to the make-whole premium set forth below under “Description of Notes—Conversion Prior to October 1, 2010” as if the date of redemption were the date of conversion.

Conversion Rights	Each $1,000 principal amount of the Notes is convertible into approximately 1,389 shares of common stock (based on an initial conversion price of $0.72 per share of common stock). The conversion price is subject to decrease, as discussed below under “Reset Provision,” in the event we fail to achieve specified stock price and, as discussed above under “Mandatory Redemption”. The conversion price is also subject to adjustment as described under “Conversion Price Adjustment.”

If you convert your Notes prior to October 1, 2010 as described under “Conversion Prior to October 1, 2010” you will also receive a make-whole premium on the Notes you convert.

Conversion Prior to October 1, 2010	If you convert your Notes prior to October 1, 2010, you will be entitled to receive a make-whole premium within 30 days of the conversion date. This amount will consist of the present value of all required interest payments on the Notes as if paid in cash from the date of such conversion through October 1, 2010 (including accrued but unpaid interest), computed using a discount rate equal to the reinvestment yield determined on the date of conversion.

Such payment will be, at our option, in cash, shares of our common stock valued at a 10% discount to the volume weighted average sale prices of our common stock for the 10 consecutive trading days prior to the conversion date or a combination of cash and shares.

Reset Provision	If the volume weighted average price of our common stock for the 30 trading days up to and including December 31, 2008 is less than $0.63 (the “Reset Threshold”) then, effective as of January 1, 2009, the conversion price then in effect will decrease to the higher of (A) $0.44 (the “Indicated Price”) or (B) the volume weighted average price of our common stock for the 30 trading days up to and including December 31, 2008 plus 5%, provided that in the event that the conversion price is decreased to the Indicated Price, the interest rate on the Notes will increase by 300 basis points, all set forth above is subject to adjustment as set forth below under “Conversion Price Adjustment.”

The interest rate and the conversion price will not be adjusted in the event that we meet or exceed the Reset Threshold.

Conversion Price Adjustment	The conversion price and number of shares of common stock to be delivered upon conversion of the Notes will be subject to adjustment to reflect certain events, including the payment of certain dividends, stock splits, certain issuances of common stock or rights to purchase common stock and other events.

Upon any future issuance of common stock or options, warrants or securities convertible into common stock at a price per share of common stock less than $0.63 (other than shares of common stock issuable to our employees, consultants or non-employee directors pursuant to stock options not exceeding the number of shares covered by our stock option plans or shares issuable pursuant to currently outstanding convertible or exchangeable securities or warrants), the conversion price will be adjusted to maintain the premium relative to our stock price. In no event, however, will the conversion price be reduced to less than $0.44 pursuant to this adjustment provision.

Adjustment to Conversion Rate Upon a Fundamental Change	If a Fundamental Change (as defined in the “Description of Notes”) occurs on or prior to October 1, 2010, holders will be paid a make-whole premium equal to the Coupon Make Whole (as defined in the “Description of Notes”) less all interest payments paid to the date of the Fundamental Change. If a Fundamental Change occurs after October 1, 2010, holders shall be paid a make whole premium equal to 7.00%. Holders shall be entitled to the make-whole premium set forth above so long as they have converted their Notes into common stock on or prior to the date of the Fundamental Change. We shall pay to holders the make whole amount in cash within five business days of the Fundamental Change. See “Description of Notes—Adjustment of Conversion Rate Upon a Fundamental Change.”

Change of Control Offer	If we experience a change in control, the holders will have the right to put their Notes to us at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sale Proceeds	Upon certain asset sales, we may have to use the proceeds to offer to repurchase Notes at an offer price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Restrictive Covenants—Limitation on Asset Sales”

Registration Rights	Our failure to timely file and have declared effective the shelf registration statement to which this prospectus forms a part, covering resales of the Notes and shares of our common stock issuable upon conversion of the Notes, will result in the payment of additional interest equivalent to 1.00% per annum until such requirements are met.

Restrictive Covenants	The indenture relating to the Notes contains restrictive covenants that, among other things, will limit our ability to:

•     incur or guarantee additional indebtedness;

•     pay dividends, redeem subordinated debt or make other restricted payments;

•     issue capital stock of our subsidiaries;

•     transfer or sell assets, including capital stock of subsidiaries;

•     incur dividend or other payment restrictions affecting certain of our subsidiaries;

•     make certain investments or acquisitions;

•     grant liens on our assets;

•     enter into certain transactions with affiliates; and

•     merge, consolidate or transfer substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.”

RISK FACTORS

You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus or included in and/or incorporated by the registration statement to which this prospectus forms a part,, before deciding to invest in the Notes or the underlying shares of our common stock issuable upon conversion of the Notes. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business and the Oil and Natural Gas Industry

We have had a history of operating losses and we may have losses in the future.

Since our inception in 2004, we have had limited operations and nominal revenues. While we intend to increase our revenues through oil and gas production from our interests in the New Albany Shale resource play, the Eliasville Field Properties, the Blessing Field Properties and other properties we may acquire in the future, there can be no assurance that we will be successful.

Our ability to generate net income will be strongly affected by, among other factors, our ability to successfully drill undeveloped reserves as well as the market price of crude oil and natural gas. If we are unsuccessful in drilling productive wells or the market price of crude oil and natural gas declines, we may report additional losses in the future. Consequently, future losses may adversely affect our business, prospects, financial condition, results of operations and cash flows.

Continuing losses may mean that additional funding may not be available on acceptable terms, or at all. If adequate funds are unavailable from our operations or additional sources of financing, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets, reduce operating expenses, refinance all or a portion of our debt, or delay or reduce important drilling or enhanced production initiatives. In the future we may seek to raise any necessary additional funds through equity or debt financings, convertible debt financing, joint ventures with corporate partners or other sources, which may be dilutive to our existing shareholders and may cause the price of our common stock to decline.

If we are unable to successfully integrate into our operations on a timely basis those assets or companies we recently acquired or which we acquire in the future, our profitability could be negatively affected.

Increasing our reserve base through acquisitions is a component of our business strategy. We expect that our recent acquisition of the Blessing Field Properties on October 1, 2007 (the “DSX Acquisition”) will result in certain business opportunities and growth prospects. We, however, may never realize these expected business opportunities and growth prospects. We may experience increased competition that limits our ability to expand our business. Our assumptions underlying estimates of expected cost savings may be inaccurate or general industry and business conditions may deteriorate. Acquisitions, including the DSX Acquisition, involve numerous risks, including, but not limited to:

•	difficulties in assimilating and integrating the operations, technologies and personnel acquired;

•	the diversion of our management’s attention from other business concerns;

•	current operating and financial systems and controls may be inadequate to deal with our growth;

•	the risk that we will be unable to maintain or renew any of the government contracts of businesses we acquire;

•	the risks of entering markets in which we have limited or no prior experience; and

•	the loss of key employees.

If these factors limit our ability to integrate the operations of our acquisitions, including the DSX Acquisition, successfully or on a timely basis, our expectations of future results of operations may not be met. In addition, our growth and operating strategies for businesses or assets we acquire may be different from the strategies currently pursued by such businesses or the current owners of such assets. If our strategies are not successful for a company or assets we acquire, it could have a material adverse effect on our business, financial condition and results of operations. Further, there can be no assurance that we will be able to maintain or enhance the profitability of any acquired business or consolidate the operations of any acquired business to achieve cost savings.

In addition, there may be risks and liabilities that we fail, or are unable, to discover in the course of performing due diligence investigations on each company or property we have already acquired or may acquire in the future. Such risks include the possibility of title defects or liabilities not discovered by our due diligence review. Such liabilities could include those arising from employee benefits contribution obligations of a prior owner or non-compliance with, or liability pursuant to, applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may be responsible. In addition, there may be additional costs relating to acquisitions, including but not limited to, possible purchase price adjustments. We cannot assure you that rights to indemnification by sellers of assets to us, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired, including the DSX Acquisition. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business.

Our failure to integrate acquired properties successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in our incurring unanticipated expenses and losses. In addition, we may have to assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions, and the scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	changes in global supply and demand for oil and natural gas;

•	the actions of certain foreign states;

•	the price and quantity of imports of foreign oil and natural gas;

•	political conditions, including embargoes, in or affecting other oil producing regions of the world;

•	the level of global oil and natural gas exploration and production activity;

•	the level of global oil and natural gas inventories;

•	production or pricing decisions made by the Organization of Petroleum Exporting Countries (OPEC);

•	weather conditions;

•	technological advances affecting energy consumption; and

•	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and natural gas that we can produce economically. Lower prices will also negatively impact the value and magnitude of our proved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. See “—Reserve estimates depend on many assumptions that may turn out to be inaccurate.” Our costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are a common risk that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling operations, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment failures or accidents;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	oil and natural gas property title problems; and

•	limitations in marketing oil and natural gas.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties, potentially triggering earlier-than-anticipated repayments of any outstanding debt obligations and negatively impacting the trading value of our securities.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. Because our properties will serve as collateral for advances under the Credit Facility, a write-down in the carrying values of our properties could require us to repay debt earlier than would otherwise be required. A write-down would also constitute a non-cash charge to earnings. It is likely that the effect of such a write-down could also negatively impact the trading price of our securities.

We account for our oil and gas properties using the successful efforts method of accounting. Under this method, all development costs and acquisition costs of proved properties are capitalized and amortized on a units-of-production basis over the remaining life of proved developed reserves and proved reserves, respectively. Costs of drilling exploratory wells are initially capitalized, but charged to expenses if and when a well is determined to be unsuccessful. We evaluate impairment of our proved oil and gas properties whenever events or changes in circumstances indicate an asset’s carrying amount may not be recoverable. The risk that the company will be required to write down the carrying value of its oil and natural gas properties increases when oil and gas prices are low or volatile. In addition, write-downs would occur if we were to experience sufficient downward adjustments to our estimated proved reserves or the present value of estimated future net revenues.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of our reported reserves. In order to prepare our estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires that economic assumptions be made about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices received, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reported reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our drilling prospects are in various stages of evaluation. There is no way to predict in advance of drilling and testing whether any particular drilling prospect will yield oil or natural gas in sufficient quantities to recover drilling and completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects.

The near-term focus of our development activities will be concentrated in three core asset areas, which exposes us to risks associated with prospect concentration. The relative concentration of our near-term activities in three core asset areas means that any impairments or material reductions in the expected size of the reserves attributable to our wells, any material harm to the producing reservoirs or associated surface facilities from which these wells produce or any significant governmental regulation with respect to any of these fields, including curtailment of production or interruption of transportation of production, could have a material adverse effect on our financial condition and results of operations.

Special geological characteristics of the New Albany Shale will require us to use less-common drilling technologies in order to determine the economic viability of our development efforts. New Albany Shale reservoirs are complex, often containing unusual features that are not well understood by drillers and producers. Successful operations in this area require specialized technical staff with specific expertise in horizontal drilling, with respect to which we have limited experience.

The New Albany Shale contains vertical fractures. Results of past drilling in the New Albany Shale have been mixed and are generally believed to be related to whether or not a particular well bore intersects a vertical fracture. While wells have been drilled into the New Albany Shale for years, most of those wells have been drilled vertically. Where vertical fractures have been encountered, production has been better. It is expected that horizontal drilling will allow us to encounter more fractures by drilling perpendicular to the fracture planes. While it is believed that the New Albany Shale is subject to some level of vertical fracturing throughout the Illinois Basin, certain areas will be more heavily fractured than others. If the areas in which we hold an interest are not subject to a sufficient level of vertical fracturing, then our plan for horizontal drilling might not yield commercially viable results.

Gas and water are produced together from the New Albany Shale. Water is often produced in significant quantities, especially early in the producing life of a well. We plan to dispose of this produced water by means of injecting it into other porous and permeable formations via disposal wells located adjacent to producing wells. If we are unable to find such porous and permeable reservoirs into which to inject this produced water or if we are prohibited from injecting because of governmental regulation, then our cost to dispose of produced water could increase significantly, thereby affecting the economic viability of producing the New Albany Shale wells.

We cannot control activities on properties that we do not operate and are unable to ensure their proper operation and profitability.

We do not operate all of the properties in which we will own an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator’s:

•	timing and amount of capital expenditures;

•	expertise and financial resources;

•	inclusion of other participants in drilling wells; and

•	use of technology.

In addition, the financial condition of our operators could negatively impact the operation of our properties and our ability to collect revenues from operations. In the event that an operator of our properties experiences financial difficulties, this may negatively impact our ability to receive payments for our share of net production that we are entitled to under our contractual arrangements with such operator. While we seek to minimize such risk by structuring our contractual arrangements to provide for production revenue payments to be made directly to us by first purchasers of the hydrocarbons, there can be no assurances that we can do so in all situations covering our non-operated properties.

The marketability of our natural gas production depends on facilities that we typically do not own or control, which could result in a curtailment of production and revenues.

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. We generally deliver natural gas through gas gathering systems and gas pipelines that we do not own under interruptible or short-term transportation agreements. Under the interruptible transportation agreements, the transportation of our gas may be interrupted due to capacity constraints on the applicable system, due to maintenance or repair of the system, or for other reasons as dictated by the particular agreements. Our ability to produce and market natural gas on a commercial basis could be harmed by any significant change in the cost or availability of such markets, systems or pipelines.

Our future acquisitions may yield revenues or production that vary significantly from our projections.

In acquiring producing properties, we will assess the recoverable reserves, future natural gas and oil prices, operating costs, potential liabilities and other factors relating to such properties. Our assessments are necessarily inexact and their accuracy is inherently uncertain. Our review of a subject property in connection with our acquisition assessment will not reveal all existing or potential problems or permit us to become sufficiently familiar with the property to assess fully its deficiencies and capabilities. We may not inspect every well, and we may not be able to identify structural and environmental problems even when we do inspect a well. If problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may have a material adverse effect on our financial condition and future results of operations.

Our business may suffer if we lose our Chief Executive Officer.

Our success will be dependent on our ability to continue to employ and retain experienced skilled personnel. We depend to a large extent on the services of Thomas Kaetzer, our Chief Executive Officer and Chairman, the loss of whom could have a material adverse effect on our operations. Although we have an employment agreement with Mr. Kaetzer which provides for notice before he may resign and contains non-competition and non-solicitation provisions, we do not, and likely will not, maintain key-man life insurance with respect to him or any of our employees.

Hedging activities we engage in may prevent us from benefiting from price increases and may expose us to other risks.

Following our entry into the Credit Facility on October 1, 2007, we executed a number of arrangements, using derivative instruments, to hedge the impact of market fluctuations on crude oil gas prices. To the extent that we engage in hedging activities, we may be prevented from realizing the benefits of future price increases above the levels of the hedges. In addition, we will be subject to risks associated with differences in prices received at different locations, particularly where transportation constraints restrict our ability to deliver oil and gas volumes to the delivery point to which the hedging transaction is indexed.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

With the increase in the prices of oil and natural gas, we have encountered an increase in the cost of securing drilling rigs, equipment and supplies. Shortages or the high cost of drilling rigs, equipment, supplies and personnel are expected to continue in the near-term. In addition, larger producers may be more likely to secure access to such equipment by virtue of offering drilling companies more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow, but it could also significantly increase the cost of producing those reserves, thereby negatively impacting anticipated net income.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapses;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then that accident or other event could adversely affect our results of operations, financial condition and cash flows.

We may not have enough insurance to cover all of the risks that we face.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We do not carry business interruption insurance. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

The exploration, development, production and sale of oil and natural gas is subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with such governmental regulations.

Matters subject to regulation include:

•	permits for drilling operations;

•	drilling and plugging bonds;

•	reports concerning operations;

•	the spacing and density of wells;

•	unitization and pooling of properties;

•	environmental maintenance and cleanup of drill sites and surface facilities; and

•	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Our operations may cause us to incur substantial liabilities for failure to comply with environmental laws and regulations.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit or other authorizations before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities, require permitting or authorization for release of pollutants into the environment, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, areas inhabited by endangered or threatened species, and other protected areas, and impose substantial liabilities for pollution resulting from historical and current operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, incurrence of investigatory or remedial obligations or the imposition of injunctive relief. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as on the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or if our operations were standard in the industry at the time they were performed.

We anticipate having substantial capital requirements that, if not met, may hinder our operations.

We anticipate we will experience continued substantial capital needs as a result of our planned development and acquisition programs. We expect that additional external financing will be required in the future to fund our growth. We may not be able to obtain additional financing on acceptable terms in the future. Without adequate capital resources, we may be forced to limit our planned oil and natural gas acquisition and development activities and thereby adversely affect the recoverability and ultimate value of our oil and natural gas properties. This, in turn, would negatively affect our business, financial condition and results of operations.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

If our access to markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

Our productive properties may be located in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas have several adverse affects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

We depend on successful exploration, development and acquisitions to maintain revenue in the future.

In general, the volume of production from natural gas and oil properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent that we conduct successful exploration and development activities or acquire properties containing proved reserves, or both, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is, therefore, highly dependent on our level of success in finding or acquiring additional reserves. Additionally, the business of exploring for, developing, or acquiring reserves is capital intensive. Recovery of our reserves, particularly undeveloped reserves, will require significant additional capital expenditures and successful drilling operations. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. In addition, we may be required to find partners for any future exploratory activity. To the extent that others in the industry do not have the financial resources or choose not to participate in our exploration activities, we will be adversely affected.

A substantial percentage of our proved reserves consists of undeveloped reserves.

As of June 1, 2007, approximately 27% of the Eliasville Field Properties’ proved reserves and 50% of the Blessing Field Properties’ proved reserves were classified as undeveloped reserves. These reserves may not ultimately be developed or produced, or quantities developed and produced may be smaller than expected, which in turn may have a material adverse effect on our results of operations.

We may experience difficulty in achieving and managing future growth.

Future growth may place strains on our resources and cause us to rely more on project partners and independent contractors, possibly negatively affecting our financial condition and results of operations. Our ability to grow will depend on a number of factors, including:

•	our ability to identify and close future acquisitions on acceptable terms;

•	our ability to obtain leases or options on properties for which we have 3-D seismic data;

•	our ability to acquire additional 3-D seismic data;

•	our ability to identify and acquire new exploratory prospects;

•	our ability to develop existing prospects;

•	our ability to continue to retain and attract skilled personnel;

•	our ability to maintain or enter into new relationships with project partners and independent contractors;

•	the results of our drilling program;

•	hydrocarbon prices; and

•	our access to capital.

We may not be successful in upgrading our technical, operations, and administrative resources or in internally providing certain of the services currently provided by outside sources, and we may not be able to maintain or enter into new relationships with project partners and independent contractors. Our inability to achieve or manage growth may adversely affect our financial condition and results of operations.

We may not be able to keep pace with technological developments in our industry.

The natural gas and oil industry is characterized by rapid and significant technological advancements and introduction of new products and services which utilize new technologies. As others use or develop new technologies, we may be placed at a competitive disadvantage or competitive pressures may force us to implement those new technologies at substantial costs. In addition, other natural gas and oil companies may have greater financial, technical, and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we are able to. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies we use now or in the future were to become obsolete or if we are unable to use the most advanced commercially available technology, our business, financial condition, and results of operations could be materially adversely affected.

Our producing properties are located in regions which make us vulnerable to risks associated with operating in a limited number of geographic areas, including the risk of damage or business interruptions from hurricanes.

Our Blessing Field Properties are geographically concentrated in the Texas Gulf Coast region. As a result of this concentration, we may be disproportionately affected by any delays or interruptions in production or transportation in these areas caused by governmental regulation, transportation capacity constraints, natural disasters, regional price fluctuations or other factors. Such disturbances could in the future have any or all of the following adverse effects on our business:

•	interruptions to our operations as we suspend production in advance of an approaching storm;

•	damage to our facilities and equipment, including damage that disrupts or delays our production;

•	disruption to the transportation systems we rely upon to deliver our products to our customers; and

•	damage to or disruption of our customers’ facilities that prevents them from taking delivery of our products.

Our identified drilling locations are scheduled out over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

Our management has specifically identified and preliminarily scheduled drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. These scheduled drilling locations represent a significant component of our growth strategy. Our ability to drill and develop these locations depends on a number of uncertainties, including oil and natural gas prices, the availability of capital, costs, drilling results, regulatory approvals and other factors. Because of these uncertainties, we do not know if the potential drilling locations we have identified will ever be drilled or if we will be able to produce oil or natural gas from these or any other potential drilling locations. As such, our actual drilling activities may materially differ from those presently identified, which could adversely affect our business.

Terrorist attacks aimed at our energy operations could adversely affect our business.

The continued threat of terrorism and the impact of military and other government action has led and may lead to further increased volatility in prices for oil and natural gas and could affect these commodity markets or the financial markets used by us. In addition, the U.S. government has issued warnings that energy assets may be a future target of terrorist organizations. These developments have subjected our oil and natural gas operations to increased risks. Any future terrorist attack on our facilities, those of our customers, the infrastructure we depend on for transportation of our products, and, in some cases, those of other energy companies, could have a material adverse effect on our business.

Risks Related to the Notes

Our leverage and debt service obligations may adversely affect our cash flow and our ability to make payments on the Notes.

We have a substantial amount of debt. As of December 14, 2007, we had total debt of $165.0 million, consisting of the Notes and the Senior Secured Notes. In addition, our Credit Facility permits us to borrow initially up to $20.0 million.

Our substantial level of indebtedness could have important consequences to you, including the following:

•	it may make it difficult for us to satisfy our obligations under our indebtedness and contractual and commercial commitments;

•	we must use a substantial portion of our cash flow from operations to pay interest on our indebtedness, which will reduce the funds available to us for other purposes;

•	our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited;

•	our flexibility in reacting to changes in the industry may be limited and we could be more vulnerable to adverse changes in our business or economic conditions in general; and

•	we may be at a competitive disadvantage to those of our competitors who operate on a less leveraged basis.

Furthermore, all of our borrowings under our Credit Facility will bear interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would intensify.

In addition, the indenture governing the Notes and our Credit Facility contain various restrictive covenants (including in the case of our revolving credit facility, certain financial covenants), which covenants limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with these covenants would result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, and have a material adverse effect on our liquidity, financial condition and results of operations.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations due to events beyond our control.

We face significant interest expenses as a result of the outstanding Notes, the Senior Secured Notes and the Credit Facility. Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness, including the Notes, will depend on our future financial performance. Our future performance will be affected by a range of economic, competitive, legislative, operating and other business factors, many of which we cannot control, such as general economic and financial conditions in our industry or the economy at large. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition, or other events could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to service our debt, including the Notes, and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the Notes and our other indebtedness. See “Management’s Discussion and Analysis or Plan of Operations—Financial Liquidity and Capital Resources.”

We urge you to consider the information under “Description of Notes” and “Description of Certain Indebtedness” and the financial data included elsewhere in the registration statement to which this prospectus forms a part, for more information on these matters.

Any failure to meet our debt obligations could harm our business, financial condition, results of operations or cash flows.

If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the Notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

The indenture governing the Notes, the indenture governing the Senior Secured Notes and the Credit Facility will impose significant operating and financial restrictions on us that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indenture governing the Notes, the indenture governing the Senior Secured Notes and the Credit Facility contain covenants that restrict our ability and the ability of our restricted subsidiaries to take various actions, such as:

•	incurring or generating additional indebtedness or issuing certain preferred stock;

•	paying dividends on our capital stock or redeeming, repurchasing or retiring our capital stock or subordinated indebtedness or making other restricted payments;

•	entering into certain transactions with affiliates;

•	creating or incurring liens on our assets;

•	transferring or selling assets;

•	incurring dividend or other payment restrictions affecting certain of our future subsidiaries; and

•	consummating a merger, consolidation or sale of all or substantially all of our assets.

In addition, the Credit Facility includes other and more restrictive covenants including those that restrict our ability to prepay our other indebtedness, including the Notes, while borrowings under the Credit Facility remain outstanding. The Credit Facility also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in the indenture governing the Notes, the indenture governing the Senior Secured Notes and the Credit Facility could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of the restrictive covenants or our inability to comply with the required financial ratios could result in a default under the Credit Facility.

If a default occurs, the lenders under the Credit Facility may elect to:

•	declare all borrowings outstanding thereunder, together with accrued interest and other fees, to be immediately due and payable; or

•	exercise their remedies against our assets subject to their first liens, which could prevent us from making payments on the Notes;

either of which would (after the expiration of any applicable grace periods) result in an event of default under the indenture governing the Notes and could result in a cross default under our other debt instruments. The lenders would also have the right in these circumstances to terminate any commitments they have to provide us with further borrowings. If the borrowings under the Credit Facility and the Notes were to be accelerated, we cannot assure you that we would be able to repay in full in the Notes. See “Description of Notes—Restrictive Covenants.”

There may not be sufficient collateral to pay all or any of the Notes.

Indebtedness and other obligations under the Credit Facility, the Senior Secured Notes and the Notes are, and certain other secured indebtedness that we may incur in the future will be, secured by a lien on substantially all of our tangible and intangible assets. Pursuant to the terms of an intercreditor agreement, the security interest in those assets that secure the Notes and guarantees are contractually subordinated to a lien thereon that secures the Credit Facility, the Senior Secured Notes and certain other permitted indebtedness. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, or an acceleration of such first priority claims, such assets that secure these senior priority claims and the Notes must be used first to pay senior priority claims in full before any payments are made therewith on the Notes.

No fair market value appraisals of any collateral have been prepared in connection with this offering of the Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Notes, in full or at all, after first satisfying our obligations in full under senior priority claims. See the section entitled “Description of Notes—Collateral.” Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our unsecured senior indebtedness and other obligations, including trade payables.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. Additionally, the terms of the indenture will allow us to issue additional Notes in certain circumstances. The indenture will not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Any PIK Notes (as defined in “Description of Notes”) issued pursuant to the indenture will rank pari passu with the Notes and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of PIK Notes pursuant to the indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. Releases of collateral from the liens securing the Notes are permitted under some circumstances. See “Description of Notes—Collateral.”

The collateral is subject to casualty risks.

We are obligated under the collateral arrangements to maintain adequate insurance or otherwise insure against hazards as is usually done by corporations operating properties of a similar nature in the same or similar localities. There are, however, certain losses that are either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes.

Holders of Notes will not control decisions regarding collateral.

Our intercreditor agreement entered into with the agent under the Credit Facility (who also serves as the collateral agent) and the collateral agent for the Senior Secured Notes provides that, among other things:

•	the holders of the senior priority claims and the agents for such claims will control substantially all matters related to the collateral that secures the senior priority claims and the Notes;

•

the holders of senior priority claims and the agent for such claims may foreclose on or take other actions with respect to such collateral with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes;

•

to the extent certain collateral is released from securing senior priority claims to satisfy such claims, the liens securing the Notes will also automatically be released without any further action; and

•

the holders of the Notes will agree to waive certain of their rights in connection with a bankruptcy or insolvency proceeding involving us or any guarantor of the Notes. See “Description of Notes—Collateral—Intercreditor Agreement.”

In the event of a bankruptcy, the ability of the noteholders to realize upon the collateral will be subject to certain bankruptcy law limitations.

The right of the collateral agent for the Notes to repossess and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection”. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, the extent to which collateral values would decline during any such delay or whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection”. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

Rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in certain collateral existing or acquired in the future.

The security interest in the collateral securing the Notes includes domestic assets, both tangible and intangible, whether now owned or acquired or arising in the future. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The failure to perfect a security interest in respect of such acquired collateral may result in the loss of the security interest therein or the priority of the security interest in favor of the Notes against third parties.

If we or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the Notes, any liens recorded or perfected after the issue date of the Notes would face a greater risk of being invalidated than if they had been recorded or perfected on, or substantially contemporaneously with, the issue date. If a lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the Notes. Accordingly, if we or a guarantor were to file for bankruptcy after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the Notes may be especially subject to challenge as a result of having been delivered after the issue date of the Notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

A court could cancel the Notes or the guarantees of our future restricted subsidiaries and security interests under fraudulent conveyance laws or certain other circumstances.

Our issuance of the Notes and the issuance of the guarantees by certain of our future domestic restricted subsidiaries may be subject to review under federal or state fraudulent transfer or similar laws.

All of our future domestic restricted subsidiaries will guarantee the Notes. If we or such a subsidiary becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel its guarantee and/or the liens created by the security interest. The court might do so if it found that, when the subsidiary entered into its guarantee and security arrangement or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and/or security arrangement and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, or (iii) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee and/or security arrangement, without regard to the above factors, if it found that the subsidiary entered into its guarantee and/or security arrangement with actual or deemed intent to hinder, delay, or defraud our creditors.

Similarly, if we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the Notes, if it found that when we issued the Notes (or in some jurisdictions, when payments become due under the Notes), factors (a) and (b) above applied to us, or if it found that we issued the Notes with actual intent to hinder, delay or defraud our creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the Notes. If a court avoided such guarantee, holders of the Notes would no longer have a claim against such subsidiary. In addition, the court might direct holders of the Notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the Notes from another subsidiary or from any other source.

The indenture will state that the liability of each subsidiary on its guarantee and security arrangement is limited to the maximum amount that the subsidiary can incur without risk that the guarantee or security arrangement will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees and/or security arrangements from a fraudulent conveyance attack or, if it does, the guarantees and/or security arrangements may not be in amounts sufficient, if necessary, to pay obligations under the Notes when due.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the Notes.

Upon the occurrence of a “change of control,” as defined in the indenture governing the Notes, we will be required to offer to repurchase all outstanding Notes at a price equal to 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, and additional interest, if any, to the date of repurchase.

However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Notes or that restrictions in the Credit Facility will not allow such repurchases. If the indebtedness under the Credit Facility is not paid, the lenders thereunder may seek to enforce securities interests in the collateral securing such indebtedness thereby limiting our ability to raise cash to purchase the Notes and reducing the practical benefit of the offer to purchase provisions of the Notes. See “Description of Notes—Repurchase upon Change of Control” and “Description of Certain Indebtedness— Credit Facility.”

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock or assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of an offer to repurchase all of a portion of the Notes held by such holder may be impaired.

The purchase requirements contained in our debt instruments could also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not necessarily constitute a change of control under the indenture governing the Notes. Upon the occurrence of a change of control we could seek to refinance the indebtedness under the Credit Facility and the Notes, obtain a waiver from the lenders and the holders of the Notes or seek third party financing to repurchase the Notes. We cannot assure you, however, that we would be able to obtain waivers or refinance our indebtedness or secure third party financing on commercially reasonable terms, if at all. See “Description of Certain Indebtedness—Credit Facility” and “Description of Notes—Repurchase upon Change of Control.”

We may not be able to purchase the Notes upon a fundamental change as required by the indenture governing the Notes.

Holders may require us to purchase all or any portion of their Notes in cash upon a fundamental change as described under “Description of Notes.” In order to purchase the Notes from holders, we must be in pro forma compliance (after giving effect to such purchase) with the covenants set forth in our Credit Facility and in the indenture relating to the Senior Secured Notes. We may not have sufficient funds to repurchase the Notes. Such payments or additional financing required for our operations may not be available to us in the amounts necessary. Our failure to repurchase Notes at a time when repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture or a fundamental change, in and of itself, could lead to a default under existing and future agreements governing our indebtedness, including our Credit Facility and in the indenture relating to the Senior Secured Notes. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness or repurchase the Notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

The fundamental change provisions will not afford protection to holders of Notes in the event of certain transactions. For example, certain transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us, would not constitute a fundamental change requiring us to repurchase the Notes. Certain other transactions may not constitute a fundamental change because they do not involve a change in voting power or beneficial ownership of the magnitude required under the definition of fundamental change. Further, the definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of “substantially all” under applicable law. In the event of any such transaction, holders of the Notes would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or credit ratings, thus adversely affecting the holders of the Notes.

The additional shares of common stock payable on Notes converted in connection with a fundamental change may not adequately compensate you for the lost option time value of your Notes as a result of such fundamental change.

If a fundamental change occurs, we will, under certain circumstances, increase the conversion rate of the Notes by a certain number of additional shares of our common stock with respect to the Notes converted in connection with such fundamental change. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of Notes—Adjustment to Conversion Rate Upon a Fundamental Change.” The additional shares of common stock payable on Notes converted in connection with a specified corporate transaction may not adequately compensate you for the lost value of your Notes as a result of such transaction. In addition, if the fundamental change occurs after a certain date the price of our common stock in the transaction is greater than or less than certain thresholds per share (in each case, subject to adjustment), there will be no increase in the conversion rate.

We may issue securities that could dilute your ownership.

We may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the Notes. We may not obtain sufficient financing on terms that are favorable to you or us. We may also issue equity securities as consideration for acquisitions we may make.

The price of our common stock and, therefore, the price of the Notes, may be subject to fluctuations and volatility.

The market price of our common stock has been subject to fluctuations. These fluctuations could continue and could cause fluctuations in the price of the Notes. Among the factors that could affect the price of our common stock are those discussed in these risk factors as well as:

•	actual or anticipated variations in our operating results;

•	changes in financial reports by securities analysts;

•	announcements relating to strategic relationships, acquisitions or investments;

•	the occurrence of major catastrophic events including terrorist attacks;

•	general market conditions; and

•	the other factors identified under “Special Note Regarding Forward-Looking Statements.”

The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the Notes.

Your right to receive payments on the Notes is junior to certain of our existing indebtedness and the Senior Secured Notes and possibly all of our future borrowings. Further, the guarantees of the Notes will be junior to certain of our guarantors’ indebtedness and possibly to all their future borrowings.

The Notes and the related guarantees rank behind all of our existing and the guarantors’ future indebtedness (other than trade payables), including the Senior Secured Notes, and all of our and possibly the guarantors’ future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the Notes and the related guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our and the guarantors’ senior debt, including the Senior Secured Notes will be entitled to be paid in full and in cash before any payment may be made with respect to the Notes or the related guarantees.

In addition, all payments on the Notes and the related guarantees will be blocked in the event of a payment default on senior debt, including the Senior Secured Notes, and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt, including the Senior Secured Notes.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our guarantors, holders of the Notes will participate with trade creditors and all other holders of our and our guarantors’ subordinated indebtedness in the assets remaining after we and our guarantors have paid all of our senior debt. However, because the indenture relating to the Notes requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of our senior debt including the Notes.

At March 6, 2008 , the Notes and the related guarantees are subordinated to $115.0 million in aggregate principal amount of senior debt (all of which would have consisted of the Senior Secured Notes) and approximately $20.0 million available for borrowing as additional senior debt under our Credit Facility. We are also permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indentures governing the Notes.

Holders of the Notes will not be entitled to most rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but will be subject to all changes affecting our common stock. Holders of the Notes will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for their Notes. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before delivery of the common stock upon conversion of the Notes, holders of the Notes will not be entitled to vote on the amendment, although they will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustments for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, or combinations of our common stock, distributions of capital stock, indebtedness or assets, cash dividends in excess of certain amounts and issuer tender as described under “Description of Notes— Conversion Price Adjustment.” The conversion rate may not be adjusted for other events that may adversely affect the trading price of the Notes or the common stock into which such Notes may be convertible.

If there is an adjustment to the conversion rate of the Notes, you may be deemed to have received a taxable dividend without the receipt of any cash.

Under certain circumstances (including upon an increase in the cash dividend on our common stock), an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are not a citizen or individual resident of, a corporation organized under, an estate whose income is subject to the laws of, the United States, or certain trusts or such other non-U.S. holders, such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. The United States federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for United States federal income tax purposes) that holds the notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

U.S. Holders will recognize income for U.S. federal income tax purposes significantly in excess of interest payments on the Notes, and gain (if any) recognized on a disposition of Notes will generally be taxed as ordinary income.

The indenture governing the Notes treat the Notes as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result of such treatment, U.S. holders of the Notes are required to include interest in gross income in an amount significantly in excess of the stated interest on the Notes. In addition, any gain recognized by a U.S. Holder on the sale, exchange, repurchase, redemption, retirement or conversion of a Note will generally be ordinary interest income and any loss will generally be ordinary loss to the extent of the interest previously included in income by the U.S. Holder and, thereafter, capital loss. There is some uncertainty as to the proper application of the Treasury regulations governing contingent payment debt instruments and, if our agreed treatment is successfully challenged by the Internal Revenue Service, it might be determined that, among other things, you should have accrued interest income at a lower or higher rate, or should have recognized capital gain or loss, rather than ordinary income or loss, upon the conversion or taxable disposition of the Notes.

There is no established trading market for the Notes, and you may not be able to sell them quickly or at the price you paid.

The Notes are a new issue of securities and there is no established trading market for the Notes. Even if the registration statement to which this prospectus forms a part becomes effective, the shelf registration statement will continue to constitute a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any security exchange or to arrange for quotation on any automated dealer quotation systems. Although the Notes are currently eligible for trading in PORTAL by qualified institutional buyers, there is no obligation on the part of the initial purchaser or subsequent holders to make a market in the Notes and any market making in the Notes may be discontinued at any time.

The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes;

•	the price of our common stock; and

•	prevailing interest rates.

Consequently, you may not be able to sell your Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Notes. As a result, you may be required to bear the financial risk of your investment in the Notes indefinitely.

The trading price of the Notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any such disruptions could adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from the initial offering price of the Notes, depending on the prevailing interest rates, the market for similar Notes, our performance and other factors, many of which are beyond our control.

Changes in respect of public debt ratings of the Notes may materially and adversely affect the availability, the cost and the terms and conditions of our debt.

The Notes are, and any of future debt instruments may be, publicly rated by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, independent rating agencies. These public debt ratings may affect our ability to raise debt. Any future downgrading of the Notes or our debt by either rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the Notes.

If you are able to resell your Notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the Notes;

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities;

•	the market price of our common stock;

•	the redemption and repayment features of the Notes to be sold; and

•	the time remaining to the maturity of the Notes.

As a result of these factors, you may only be able to sell your Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Risks Related to our shares of common stock

We may issue additional shares of capital stock that could adversely affect holders of shares of our common stock and, as a result, holders of our Notes convertible into shares of common stock.

Our board of directors is authorized to issue additional classes or series of shares of our capital stock without any action on the part of our stockholders, subject to the restrictive covenants of the indenture governing the Notes. Our board of directors also has the power, without stockholder approval and subject to such restrictive covenants, to set the terms of any such classes or series of shares of our capital stock that may be issued, including voting rights, dividend rights, conversion features, preferences over shares of our existing class of common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue shares of our capital stock in the future that have preference over shares of our existing class of common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue shares of capital stock with voting rights that dilute the voting power of shares of our existing class of common stock, the rights of holders of shares of our common stock or the trading price of shares of our common stock and, as a result, the market value of the Notes convertible into shares of common stock could be adversely affected.

Holders of our common stock may experience dilution of their ownership interests due to (1) our registration for resale of the Notes and the common stock issuable upon conversion thereof and (2) any future issuance of additional shares of our common stock.

We are currently registering for resale up to 77,263,990 shares of our common stock, including up to 69,444,444 that are initially issuable upon conversion of the Notes and up to 7,819,546 that are initially issuable upon exercise of outstanding warrants. We are also registering for resale up to 21,923,822 additional shares of our common stock underlying additional principal amount of Notes that may be issued by us as “payment in kind” for interest payable, at the rate of 14% per annum, through the first four semi-annual interest periods.

The total number of securities currently being registered or registerable for resale under this registration statement is greater than the number of shares of our common stock currently issued and outstanding, which at March 6, 2008 consists of only 34,408,006 shares of issued common stock and an additional 9,319,544 shares of common stock issuable under outstanding options and warrants (other than warrants overlying shares of common stock also being registered hereby) and will result in an immediate dilution of the ownership interests of the holders of our common stock.

In addition, in the event that all of the Notes are converted into and the warrants are exercised for those underlying shares of common stock being registered hereunder, the total number of securities currently being registered or registerable for resale under this registration statement will exceed the total number of authorized shares of our common stock, which at March 6, 2008 is 140,000,000. We intend to amend our articles of incorporation to increase our authorized shares of common stock to 300,000,000. Any such amendment is subject to obtaining the affirmative vote or consent of the holders of a majority of our outstanding common stock in accordance with the proxy rules promulgated under the Exchange Act and there is no assurance that the requisite vote or consent will be obtained in a timely manner.

In addition to the foregoing, some of our outstanding securities also contain provisions that will result in the issuance of additional shares in the event we sell shares of common stock at prices less than the applicable conversion prices set forth therein. We may also in the future issue additional shares of our authorized and unissued common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes, all of which will result in the dilution of the ownership interests of holders of our common stock. Issuance of additional shares of common stock may also create downward pressure on the trading price of our existing common stock that may in turn require us to issue additional shares to raise funds through sales of our securities. This will further dilute the holders of our common stock.

You may have to pay taxes as a result of adjustments (or failure to make adjustments) to the conversion price of the Notes.

The number of shares of common stock that you are entitled to receive upon the conversion of the Notes is subject to adjustment for certain events. In the event of such adjustments (or a failure to make adjustments), holders of the Notes or our common stock into which the Notes are convertible may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Thus, under certain circumstances, holders may recognize income in the event of a deemed distribution even though they may not receive any cash or other property.

Our common stock has experienced, and may continue to experience, price volatility and, as a result, its market value may also be volatile. The limited trading volume of our common stock may contribute to this price volatility.

The trading price of our common stock has been, and may continue to be, highly volatile. We believe the volatility of the trading price of our common stock is due to, among other things, the results of our drilling program, current expectations of our future financial performance, prices of oil and natural gas and the volatility of the stock market in general.

Moreover, our common stock does not have substantial trading volume. As a result, relatively small trades of our common stock may have a significant impact on the price of our common stock and, therefore, may contribute to the price volatility of our common stock.

Because of the limited trading volume of our common stock and the price volatility of our common stock, you may be unable to sell your shares of our common stock into which the Notes are convertible when you desire or at the price you desire. Moreover, the inability to sell your shares of our common stock in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

The trading price of our common stock could be adversely affected by sales and issuances of our common stock in the public markets.

As of March 6, 2008, our two largest stockholders beneficially owned approximately 40.1%, and our directors and executive officers, as a group, beneficially owned approximately 28.2%, of the then-outstanding shares of our common stock (inclusive of options and warrants exercisable into shares of our common stock).

Sales of our common stock by this stockholder, or the perception that such sales might occur, could have a material adverse effect on the trading price of our common stock or could impair our ability to obtain capital through future offerings of equity securities. In addition, the trading price of our common stock could decline as a result of issuances by us of additional shares of our common stock pursuant to our existing shelf registration statement or otherwise. The trading price of our common stock could also decline as the result of the perception that such issuances could occur.

Provisions in our certificate of incorporation and the indenture governing the Notes may inhibit a takeover of our Company.

Under our certificate of incorporation, our board of directors is authorized to issue shares of our capital stock without the approval of our stockholders. Issuance of such shares could make it more difficult to acquire our Company without the approval of our board of directors as more shares would have to be acquired to gain control.

In addition, upon a change of control of our Company, each holder of the Notes may require us to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of such holder’s Notes, together with accrued and unpaid interest, if any, to the date of purchase.

These provisions may deter hostile takeover attempts that could result in an acquisition of us that would have been financially beneficial to our stockholders.

We have not previously paid dividends on the shares of our common stock and do not anticipate doing so in the foreseeable future.

Under the Nevada Revised Statutes, cash dividends on capital stock may not be paid if, after given effect to any such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount needed to satisfy preferential rights upon dissolution of our Company.

In addition, the indenture governing the Notes restricts, and any indentures and other financing agreements that we may enter into in the future may limit, our ability to pay cash dividends on our capital stock, including shares of our common stock issuable upon conversion of the Notes. Specifically, under the indenture governing the Notes, we may pay cash dividends and make other distributions on or in respect of our capital stock only if certain covenants are met.

Moreover, we have not in the past paid any dividends on the shares of our common stock and do not anticipate that we will pay any dividends on our common stock in the foreseeable future. Any future decision to pay a dividend on our common stock and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption

“Risk Factors” in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

All sales of the Notes or shares of the Common Stock issuable upon conversion of the Notes will be by or for the account of the selling security holders listed in this prospectus and any prospectus supplement. We will not receive any proceeds from the sale by any selling security holder of the Notes or the Common Stock issuable upon conversion of the Notes.

DETERMINATION OF OFFERING PRICE

The shares of common stock offered by this prospectus will be sold by the selling security holders listed in this prospectus. The selling security holders may sell the common stock at the market price as of the date of sale or a price negotiated in a private sale. Our common stock is traded on the OTC Bulletin Board under the symbol “BOGA”. On March 3, 2008 the date of the last reported sale, the closing price for our common stock on the OTC Bulletin Board was $0.28.

The Notes offered by this prospectus will be sold by those selling security holders listed in this prospectus as holding shares of Notes. The selling security holders may sell the Notes at the market price as of the date of sale or a price negotiated in a private sale.

We have agreed to pay certain expenses in connection with the registration of the Registered Securities offered by the selling security holders for resale pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the years ended December 31, 2006, 2005, 2004, 2003, and 2002 and for the nine months ended September 30, 2007 is negative each period due to the net losses incurred in each period. For purposes of computing these ratios, earnings represent income from continuing operations before income taxes plus fixed charges less capitalized interest. Fixed charges represent interest expense, capitalized interest, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest.

The amount of the coverage deficiency for each period is as follows:

	Years Ended December 31,					Nine Months Ended September 30, 2007
	2006	2005	2004	2003	2002
Coverage deficiency	$4,291,289	$17,699,449	$92,307	$0	$0	$5,538,711

SELLING SECURITY HOLDERS

The following table sets forth certain information, as of March 6, 2008 unless otherwise noted, regarding the selling security holders. All information in the following table and related footnotes has been supplied to us by the selling security holders, and we have relied on their representations.

Percentage ownership of common stock is based on 34,408,006 shares of our common stock outstanding as of March 6, 2008. In addition, the following table assumes, for calculating each selling security holder’s beneficial ownership, that options, warrants and convertible securities (including the Notes) held by such security holder (but not, unless otherwise noted, those held by any other person) that are exercisable within 60 days of March 6, 2008, have been exercised and converted and the shares underlying them added to the number of shares of our common stock deemed to be outstanding. For purposes of calculating the beneficial ownership after resale of each selling security holder, the table also assumes that each selling security holder will convert all of the Notes held by such selling security holders into common stock and that each selling security holder will sell all of the Registered Securities owned by the selling holder and covered by this prospectus.

Next to the name of each selling security holder listed below that is not a natural person (or the name of which is not identified with a natural person), we have set forth in parentheses the name of the natural person(s) who has the power to exercise voting and/or investment power over the shares owned by such selling security holder, or a footnote providing the reader with the name of such person(s). Each of those selling security holders identified by footnotes (A) and (B) as a registered broker-dealer or as an affiliate of a broker-dealer have represented to us, among other things, that (i) it acquired the securities to be resold under the registration statement of which this prospectus is a part in the ordinary course of business and (ii) it does not have any agreements, understandings or arrangements with any persons, either directly or indirectly, to dispose of such securities. None of the selling security holders has held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years.

The aggregate principal amount of the Notes and the number of the warrants that may actually be converted or exercised into shares of common stock by certain selling holders and the aggregate principal amount of the Notes and the number of shares of common stock that may actually be sold by each selling holder will be determined by such selling holder. Because certain selling holders may convert or exercise all, some or none of the Notes or warrants, as applicable, into shares of common stock and each selling holder may sell all, some or none of the Notes and the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the aggregate principal amount of the Notes and the number of shares of common stock issuable upon conversion of the Notes or exercise of the warrants that will be held by the selling holders upon termination of the offering.

The registration of the Notes and the common stock issuable upon conversion of the Notes or exercise of the warrants does not mean that the selling security holders identified below will sell or otherwise dispose of all or any of these securities. In addition, the selling security holders may have sold, transferred or disposed of all or a portion of the Registered Securities in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information regarding their holdings and upon which the information in the table is presented. If, from time to time, additional security holders notify us of their intent to use this prospectus to dispose of the Notes and/or the shares of our common stock issuable upon conversion of the Notes, we may file a prospectus supplement to include those additional security holders’ information even if, because we have not been notified of any prior exempt sales, the table below continues to list shares of the Notes and/or shares of our common stock issuable upon conversion of the Notes previously proposed to be sold by the additional security holders’ transferors.

Except for Jefferies and Company, Inc., who served as the “Initial Purchaser” in the Notes Offering and has a controlling interest in Jefferies High Yield Trading, LLC, no other selling security holder listed below, its affiliate(s), or any person with whom such holder has a contractual relationship received any payment (including any of our securities) from us in connection with the Note Offering. Under our arrangement with Jefferies and Company, Inc., in connection with the Note Offering we paid them aggregate fees of $3.74 million, consisting of (i) approximately $1.67 million in commitment fees under our purchase agreement with them dated September 17, 2007 and (ii) $2.5 million (or 5% of gross proceeds of the Notes sold) in placement fees under our engagement letter with them dated August 8, 2007. The purchase agreement also provided for Jefferies & Company, Inc. to purchase the Notes in the aggregate principal amount of $50.0 million for a total sum of $49.5 million, giving them an effective discount of approximately 1% or $500,000. These fee payments and discounts to Jefferies aggregated $4.67 million, or roughly 9.33% of the total proceeds under the Note Offering, and resulted in net proceeds to us of approximately $45.33 million from the Note Offering.

In addition to the foregoing payments, the indenture governing the Notes affords all holders of our Notes protection, in the form of conversion price adjustments, against our subsequent issuance of shares of our common stock or other securities exercisable for or convertible into our common stock at prices per share less than $0.63, as disclosed elsewhere in this prospectus under “Description of Notes – Reset Provision”, “– Conversion Rights”, “– Conversion Prior to October 1, 2010”, “– Conversion Price Adjustment”, “– Adjustment of Conversion Rate Upon a Fundamental Change.” Except for the conversion price adjustments, none of the selling security holders are entitled to additional fees or other payments in the future in connection with the Note Offering.

Because the shares of common stock underlying the Notes are convertible at or above the market price of our common stock on the date of issuance of the Notes, there are no conversion discounts to the holders of the Notes associated with the underlying shares of our common stock being registered hereby. Neither these selling security holders nor any of their affiliates hold any warrants, options, notes or securities except the Notes.

The warrants overlying shares of our common stock being registered hereby represent consideration given by us to lenders and placement agents with respect to transactions other than the Note Offering, all of which have been previously disclosed by us in our reports filed with the SEC.

Except for those listed selling security holders having acquired shares of our common stock in open market transactions and not being registered hereby, as indicated in the third and seventh columns of the below table, neither the listed selling security holders holding the Registered Securities nor any affiliate or persons with whom such holder has a contractual relationship is party to any prior securities transactions with our Company, other than the Note Offering or specific warrant transaction described elsewhere in this prospectus by which such holder acquired the Registered Securities.

Name of Security Holder	Beneficial Ownership Before Offering		Registered Securities being Registered		Beneficial Ownership After Offering
	Principal Amount of Notes	Shares of Common Stock (1)	Principal Amount of Notes	Shares of Common Stock (2)	Principal Amount of Notes (3)	Shares of Common Stock (4)%
Notes Offering
Cura Compass Master Fund, Ltd. (Michael Vacca)	$2,000,000	0	$2,000,000	2,777,778	0	0	*
Jefferies High Yield Trading, LLC (A)(C) (5)(6)	37,500,000	0	37,500,000	52,083,333	0	0	*
Kenmont Special Opportunities Master Fund, L.P. (7)	1,800,000	0	1,800,000	2,500,000	0	0	*
Miesque Fund Limited (7)	1,200,000	0	1,200,000	1,166,667	0	0	*
RCG Latitude Master Fund, Ltd. (B)(8)	975,000	0	975,000	1,354,167	0	0	*
RCG PB Ltd. (B)(8)	525,000	0	525,000	729,167	0	0	*
S.A.C. Arbitrage Fund, LLC (9)	1,000,000	0	1,000,000	1,388,889	0	0	*
Whitebox Hedged High Yield Partners, LP (10)	4,205,000	147,972	4,205,000	5,840,278	0	147,972	*
HFR RVA Combined Master Trust (10)	205,000	9,651	205,000	284,722	0	9,651	*
GPC LIX, LLC (10)	590,000	27,777	590,000	819,444	0	27,777	*
PIK Securities (11)	15,785,152	0	15,785,152	21,923,822	0	0	*
Certain Warrant Holders
Lakewood Group, LLC (Mark Mueller)(12)	n/a	3,000,000	n/a	3,000,000	n/a	0	*
D.B. Zwirn Special Opportunities Fund L.P. (David Zwirn)(13)(15)	n/a	1,730,000	n/a	1,730,000	n/a	0	*
Drawbridge Special Opportunities Fund LP (Randy Brown) (13)(14)(15)	n/a	1,730,000	n/a	1,730,000	n/a	0	*
Casimir Capital, LP (Richard Sands)(16)(17)	n/a	680,000	n/a	680,000	n/a	0	*
CK Cooper and Company (Otilia Chen) (A)(C)(18)	n/a	122,728	n/a	425,000	n/a	0	*
Gilford Securities, Inc. (Robert Malley) (A)(C)(19)(20)	n/a	556,818	n/a	556,818	n/a	0	*
Totals:	$65,785,152	8,044,946	$65,785,152	99,187,813	0	185,400	*

(*)	Less than one percent.
(A)	Indicates a registered broker-dealer.
(B)	Indicates an affiliate of a registered broker-dealer.
(C)	Deemed to be an underwriter.
(D)	Not deemed to be an underwriter.
(1)	Does not include shares of common stock issuable upon conversion of Notes which may be held by a selling security holder.
(2)	Each $1,000 principal amount of the Notes is initially convertible into 1,389 shares of our common stock based on an initial conversion price of $0.72 per share, subject to adjustment under certain circumstances as described in this prospectus under “Description of the Notes—Conversion Rate Adjustments.” As a result, the number of shares of our common stock issuable upon conversion of the Notes may increase or decrease in the future. For purposes of this table, fractional share amounts have been “rounded up” into a whole share of our common stock.
(3)	Assumes sale of all Notes registered hereby.
(4)	Assumes sale of all shares of common stock registered hereby.

(5)	Indicates grant of dispositive authority over the listed securities to Paul Loomis, Vice President at Jefferies and Company, Inc., as the investment advisor to the selling security holder.
(6)	By agreement between us and Jefferies and Company, Inc., who has dispositive authority over the listed securities, the Note may not be converted into shares of our common stock absent sixty-one (61) days’ prior written notice to us of its intention to convert.
(7)	Indicates grant of dispositive authority over the listed securities to Donald R. Kendall, Jr. of Kenmont Investment Management, L.P., as the investment advisor to the selling security holder.
(8)	Indicates grant of disposition authority over the listed securities to John Holmes, Global Director of Operations of Ramius Capital Group, LLC, as the investment advisor to the selling security holder.
(9)	Indicates grant of dispositive authority over the listed securities to Steven A. Cohen, a control person for each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC, as co-investment advisors to the selling security holder.
(10)	Indicates grant of dispositive authority over the listed securities to Andrew J. Redleaf, managing member of Whitebox Advisors LLC, as the general partner of the selling security holder.
(11)	Represents in-kind issuance of additional aggregate principal amount of Notes that we may, at our option, elect to issue to the holders of the Notes in connection with interest, accruing and payable semi-annually through the first four semi-annual interest periods commencing April 1, 2008, based on an initial interest rate of 14% per annum.
(12)	Relates to a warrant issued March 15, 2007 in partial consideration for loan advanced to us by the selling security holder, as lender, under a 16% Senior Secured Debenture, due September 15, 2007, in the principal amount of $1.7 million (the “$1.7 Million Bridge Loan”). The warrant is exercisable, at an initial exercise price of $0.50 per share, for up to 3,000,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect. The warrant expires September 15, 2012. As additional consideration to lender, we paid a commitment fee of $170,000. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on March 19, 2007.
(13)	Relates to 7-year warrants issued April 12, 2007 in partial consideration for that credit agreement of even date with the selling security holders, as lenders and, in the case of Drawbridge Special Opportunities Fund LP, also as administrative agent (the “Credit Agreement”), providing for revolving credit commitment of up to $54.7 million and a term loan commitment of $20.3 million, each bearing interest as described in the Credit Agreement. The warrants are exercisable, at an initial exercise price of $0.50 per share, by each lender for up to 1,600,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect. As additional consideration to the lenders, we paid an aggregate revolver commitment fee of $173,102 and term loan commitment fee of $300,000. Each lender also received a royalty interest in our then existing oil and gas properties equal to 2-3%. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on April 18, 2007.
(14)	Selling security holder, as administrative agent, received an administrative fee from us under the Credit Agreement equal to $25,000, payable semi-annually during the term of the loan. The loan was satisfied in full on October 1, 2007.
(15)	Relates to 7-year warrants issued August 13, 2007 in partial consideration for that letter agreement of even date with the selling security holders, as lenders, amending the Credit Agreement to increase the borrowing base thereunder and advance $2.5 million to make an additional performance deposit under a then pending transaction (the “Letter Agreement”). The warrants are exercisable, at an initial exercise price of $0.52 per share, by each lender for up to 130,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect. As additional consideration to the lenders, we paid a bridge fee of $150,000 in the aggregate. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on August 15, 2007.
(16)	Relates to a 5-year warrant issued March 15, 2007 in partial consideration for services rendered by the selling security holder as placement agent in connection with the $1.7 Million Bridge Loan. The warrant is exercisable, at an initial exercise price of $0.50 per share, for up to 340,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect. As additional consideration, we paid a to the selling security holder a placement fee of $170,000. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on March 19, 2007.
(17)	Relates to a 5-year warrant issued August 20, 2007 in consideration for the selling security holder waiving certain of its rights under, and agreeing to the early termination of, its placement arrangement with us. The warrant is exercisable, at an initial exercise price of $0.65 per share, for up to 340,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect.
(18)	Relates to a 3-year warrant issued on February 1, 2006 in partial consideration for services rendered by the selling security holder, as placement agent, in connection with our private placement to accredited investors in which we received gross proceeds of $9.0 million by selling an aggregate of 8,181,819 shares of our newly-issued common stock at $1.10 per share (the “February 2006 Offering”). The warrant is exercisable, at an initial exercise price of $1.32 per share, for up to 122,728 shares of our common stock, subject to adjustment. In addition, we paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) to CK Cooper and Company and Gilford Securities, Inc. in connection with the February 2006 Offering. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on February 3, 2006.
(19)	Relates to a 3-year warrant issued on February 1, 2006 in partial consideration for services rendered by the selling security holder, as placement agent, in connection with the February 2006 Offering. The warrant is exercisable, at an initial exercise price of $1.32 per share, for up to 81,818 shares of our common stock, subject to adjustment. In addition, we paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) to CK Cooper and Company and Gilford Securities, Inc. in connection with the February 2006 Offering. The above transaction was previously disclosed by us in our Current Report on Form 8-K filed with the Commission on February 3, 2006.
(20)	Relates to a 5-year warrant issued on November 23, 2005 in partial consideration for services rendered by the selling security holder, as placement agent, in connection with our offer and sale of $2.375 million in units consisting of a 10% convertible promissory note and shares of our common stock in privately negotiated transactions with accredited investors. The warrant is exercisable, at an initial exercise price of $0.50 per share, for up to 475,000 shares of our common stock, subject to adjustment. Warrant holder is given anti-dilutive protection under the warrant, which provides for adjustment of the applicable warrant exercise price if during the term we issue (i) shares of our common stock at a price per share less than the per share market price at the time of such issuance or (ii) other securities or rights convertible into or exercisable for shares of our common stock at an exercise price or conversion price per share which at the time of such exercise or conversion is less than the warrant exercise price then in effect. In addition, we paid selling security holder a placement agent commission of $237,500 (10% of gross proceeds from private placement). The above transaction was previously disclosed by us in our Current Reports on Forms 8-K filed with the Commission on November 16, 2005 and November 28, 2005.

PLAN OF DISTRIBUTION

We are registering for resale up to total of (i) $50,000,000 aggregate principal amount of the Notes and (ii) 77,263,990 shares of our common stock, consisting of up to 69,444,444 shares initially issuable upon conversion of the Notes and up to 7,819,546 shares initially issuable upon exercise of outstanding warrants granted under the Warrant Transactions.

In the event that we elect, at our option, to issue additional principal amount of the Notes as “payment in kind” for interest coming payable under the Notes, we are also registering for resale up to (A) $15,785,152 additional aggregate principal amount of the Notes and (B) 21,923,822 additional shares of our common stock issuable upon conversion of any additional principal amount of Notes that may be issued by us as “payment in kind” interest.

All fees, costs, expenses and fees in connection with the registration of the Notes and the shares of common stock offered for resale under this prospectus will be borne by us. Brokerage commissions, if any, attributable to the sale of shares of Registered Securities will be borne by the selling security holders.

The selling security holders may sell the Registered Securities directly or through brokers, dealers or underwriters who may act solely as agents or may acquire the Registered Securities as principals. The selling security holders may distribute the Registered Securities in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades or otherwise on the open market;

•	purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

•	to the extent applicable, “at the market” to or through market makers or into an existing market;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•	any combination of the above, or by any other legally available means.

Selling security holders will not be restricted as to the price or prices at which the selling security holders may sell their shares of Registered Securities covered by this prospectus and any sales may be made at market prices prevailing at the time of the sale, at negotiated prices, at fixed prices, or at varying prices determined at the time of the sale. Sales of the shares of common stock covered by this prospectus by the selling security holders may depress the market price of the Notes or our common stock since the number of shares which may be sold by the selling security holders is very large compared to the historical average weekly trading volume of our common stock, which has been quite low. Accordingly, if the selling security holders were to sell, or attempt to sell, all of such securities at once or during a short time period, we believe such a transaction would dramatically adversely affect the market price of our common stock.

From time to time a selling security holder may pledge its Notes or shares of common stock covered hereby under margin provisions of customer agreements with its brokers or under loans with third parties. Upon a default by the selling security holder, the broker or such third party may offer and sell any pledged securities from time to time.

In effecting sales, brokers and dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in the sales as agents or principals. Brokers or dealers may receive commissions or discounts from the selling security holder or, if the broker-dealer acts as agent for the purchaser of the Registered Securities, from the purchaser in amounts to be negotiated, which compensation as to a particular broker dealer might be in excess of customary commissions customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of shares of Registered Securities at a stipulated price, and to the extent the broker-dealer is unable to do so acting as agent for the selling security holders, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire securities as principal may then resell those securities from time to time in transactions: in the over-the counter market or otherwise; at prices and on terms prevailing at the time of sale; at prices related to the then-current market price; or in negotiated transactions.

Resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of the Registered Securities commissions as described above.

The selling security holders may also sell the Notes and the shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 or 144A of the Securities Act, may be sold in open market transactions under Rule 144 and 144A under the Securities Act, rather than under this prospectus. In addition, a selling security holder may transfer, devise or gift the Notes and the underlying common stock by other means not described in this prospectus.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in sales of the Registered Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In this event, any profits on the sale of the notes and the underlying common stock by selling security holders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling security holders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling security holders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act. We know of no existing arrangements between stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Registered Securities being offered under this prospectus.

NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this prospectus through a member of the National Association of Securities Dealers (NASD) participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

•

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•

in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

The selling security holders are subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the SEC’s rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the Registered Securities by the selling security holders.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with certain states’ securities laws, if applicable, the Registered Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless they have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained. There can be no assurance that any selling security holder will sell any or all of the Registered Securities.

The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Registered Securities against certain liabilities, including liabilities arising under the Securities Act. We and the selling security holders have each agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act or the Exchange Act arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement of which this prospectus is a part, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Our obligation to use reasonable efforts to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions, each as set forth in the registration rights agreement previously included as Exhibit 4.6 to our Current Report on Form 8-K filed with the SEC on October 5, 2007, but in no event will we be required to keep it effective beyond the earliest of (i) the registered sale of all Registrable Securities registered thereunder, (ii) the expiration of the period referred to in Rule 144(k), or any successor provision thereto, of the Securities Act with respect to all Registrable Securities held by persons that are not Affiliates, and (iii) two years from the date such registration statement is declared effective. We may suspend the use of this prospectus for offers and sales of the Notes and the shares of Common Stock under certain circumstances, including circumstances relating to pending corporate developments, for a period not to exceed 30 days in any 90-day period and 60 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders. If we exceed the permitted time period exceptions, we have agreed to pay additional interest at a rate per annum equal to 0.25% for the first 90 days after the occurrence of the event and an additional 0.25% with respect to each subsequent 90-day period until cured, up to a maximum rate not to exceed 1% per annum.

LEGAL PROCEEDINGS

There are no pending legal proceedings, and we are not aware of any threatened legal proceedings, to which we are a party or to which our property is subject.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth as of March 6, 2008 certain information regarding our directors and executive officers:

Name	Age	Position
Thomas Kaetzer	49	Chairman, Chief Executive Officer and President
Patrick McGarey	50	Chief Financial Officer
Alan Gaines	52	Director
Richard d’Abo	52	Director

The business experience of each director and named executive officer of our Company is set forth below:

Mr. Thomas Kaetzer. Mr. Kaetzer was promoted to our chairman and chief executive officer on March 21, 2007. He previously was our president and chief operating officer, titles he held since December 2006. Mr. Kaetzer began his career with Texaco Inc., where, from 1981 to 1995, he held various positions. In 1995, Mr. Kaetzer left Texaco and worked for Vastar Resources Inc., a major independent oil and gas company. In 1996 Mr. Kaetzer formed Southwest Texas Oil & Gas Co., which subsequently merged into GulfWest Energy Inc. in 1998. Mr. Kaetzer served as President/Chief Operating Officer of GulfWest from 1999 to 2004, and as Vice President of Operations for its successor, Crimson Exploration Inc., from 2005 to July 2006. From August 2006 to immediately prior to joining Baseline, Mr. Kaetzer worked as a consultant to several companies in the oil and gas industry. Mr. Kaetzer earned his B.S. from the University of Illinois in 1981 and his M.S. in petroleum engineering from Tulane University in 1988.

Mr. Patrick McGarey. Mr. McGarey has served as Chief Financial Officer since August 16, 2007. From 2004 until May 2007, he served as Executive Vice President – Finance, Planning and Corporate Development at Goldking Energy Corporation, a private exploration and production company which he co-owned and co-founded along with Natural Gas Partners and another minority owner. During 2003, Mr. McGarey was principal of his own firm, Energy Growth & Value, LLC, which specialized in sourcing debt and equity capital for energy projects. From 1998 through 2002, he served in a variety of managerial roles within the Energy Capital and Structured Finance business units of The Williams Companies, in Houston, Texas. Prior to 1998, Mr. McGarey worked in commercial and investment banking, focusing on the energy industry. He began his career as a petroleum engineer with Texaco. Mr. McGarey has a Bachelor of Science degree in Civil Engineering from Virginia Polytechnic Institute and State University and an MBA degree from Loyola Marymount University in Los Angeles.

Mr. Alan Gaines. Mr. Gaines has served as a director of our Company since April 2005. He is currently the Chairman of Dune Energy, Inc., an independent, publicly traded oil and gas company engaged in the development, exploration and acquisition of oil and gas properties, with operations presently concentrated onshore the Louisiana/Texas Gulf Coast as well as the Fort Worth Basin Barnett Shale. Mr. Gaines also currently serves as a director of ABC Funding, Inc., a publicly-traded company with no current assets or operations. Mr. Gaines has over 25 years of experience as an energy investment and merchant banker. In 1983, he co-founded Gaines, Berland Inc., an investment bank and brokerage firm, specializing in global energy markets, with particular emphasis given to small to medium capitalization companies involved in exploration and production, pipelines, refining and marketing, and oilfield services. Mr. Gaines holds a BBA in Finance from Baruch College, and an MBA in Finance (with distinction) from Zarb School, Hofstra University School of Graduate Management.

Mr. Richard d’Abo. Mr. d’Abo has served as a director of our Company since January 17, 2006. He is presently a transaction partner at The Yucaipa Companies, a private equity firm focused on consolidating companies within the supermarket industry. From 1995 through 2003, Mr. d’Abo was a private investor, and served as a consultant to numerous companies both public and private regarding acquisitions and related financings. From 1988 to 1994, Mr. d’Abo was a partner at The Yucaipa Companies and was instrumental in the creation of financing structures for a number of acquisitions.

Certain Matters Involving Promoters

Immediately prior to our merger with Coastal Energy Services, Inc. (“Coastal”) in April 2005, 47.3% of our then outstanding shares of common stock were held by Mr. David Loev. Mr. Loev was an attorney residing in the State of Texas at such time who performed legal services for our Company prior to the merger with Coastal. At no time was Mr. Loev an officer or a director of our Company. In November 2005, the SEC filed a civil lawsuit in the Houston federal district court against certain parties unrelated to us and sued Mr. Loev for allegedly violating certain registration provisions of the federal securities laws (SEC Litigation Release No. 19476; November 29, 2005). Mr. Loev settled the lawsuit with the SEC by consenting to the entry of an order permanently enjoining him from violating the securities registration provisions, ordering him to disgorge $25,785.50, plus interest, and imposing a $25,000 civil penalty.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 6, 2008 by: (i) each person who, to our knowledge, beneficially owns more than 5% of our outstanding common stock; (ii) each of our current directors and executive officers (titles are set forth in parentheses next to the names of individuals listed below); and (iii) all of our current and executive officers and directors as a group:

Name of Beneficial Owner(1)	Amount(2)		Percent of Class(2)(3)
Thomas Kaetzer (Chairman and Chief Executive Officer)	1,333,330	(4)	3.7%
Patrick H. McGarey (Chief Financial Officer)	499,998	(5)	1.3%
Alan Gaines (Director)	7,624,250	(6)	21.1%
Richard d’Abo (Director)	1,336,000	(7)	3.8%
Barrie Damson	6,849,250	(6)	19.0%
37 Franklin Street Westport, CT 06880
Lakewood Group LLC	3,000,000	(8)	8.0%
242 4th Street Lakewood, NJ 08701
All Officers and Directors as a Group (4 persons)	10,793,578	(4)(5)(6)(7)	28.2%

(*)	Less than 5%
(1)	Unless otherwise indicated, the address of each beneficial owner reported above is c/o Baseline Oil & Gas Corp., 411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060.
(2)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 6, 2008. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person), and which are exercisable within 60 days from March 6, 2008, have been exercised.

(3)	At March 6, 2008, a total of 34,408,006 shares of our common stock were issued and outstanding.
(4)

Refers to options to purchase (i) up to 1,000,000 shares of our common stock at an exercise price of $0.50 per share, of which 333,333 underlying shares are currently vested, (ii) up to 500,000 shares of our common stock at an exercise price of $0.60 per share, of which 166,666 shares are currently vested, and (iii) up to 500,000 shares of our common stock at an exercise price of $1.00 per share, of which 166,666 shares are currently vested. Each option is subject to a vesting schedule, as follows: (i) up to one-third of the underlying common stock exercisable at any time from and after December 20, 2006, (ii) up to an additional one-third of the underlying common stock exercisable at any time from and after December 20, 2007, and (iii) up to the remaining one-third of the underlying common stock exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer’s employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

(5)

Refers to options to purchase (i) up to 500,000 shares of our common stock at an exercise price of $0.55 per share, of which 166,666 underlying shares are currently vested, (ii) up to 500,000 shares of our common stock at an exercise price of $0.825 per share, of which 166,666 shares are currently vested, and (iii) up to 500,000 shares of our common stock at an exercise price of $1.10 per share, of which 166,666 shares are currently vested. Each option is subject to a vesting schedule, as follows: (i) up to one-third of the underlying common stock exercisable at any time from and after August 3, 2007, (ii) up to an additional one-third of the underlying common stock exercisable at any time from and after August 3, 2008, and (iii) up to the remaining one-third of the underlying common stock exercisable at any time from and after August 3, 2008; provided, that Mr. McGarey’s employment has not been terminated by us for cause or by Mr. McGarey without good reason.

(6)	Includes options currently exercisable to purchase up to 1,730,000 shares of our common stock at an exercise price of $0.05 per share.
(7)

Includes options currently exercisable (i) to purchase up to 250,000 shares of our common stock at an exercise price of $0.05 per share and (ii) to purchase up to 150,000 shares of our common stock at an exercise price of $0.55 per share.

(8)

Represents 3,000,000 shares of our common stock underlying warrants exercisable at $0.50 per share granted to holder in connection with monies advanced to us, evidenced by a debenture in the principal amount of $1.7 million, bearing interest at 16% per annum, which debenture was repaid by us in full on April 12, 2007.

DESCRIPTION OF SECURITIES

The following summary is a description of the material terms of our capital stock. This summary is not intended to be a complete description of our capital stock, and it is subject in all respects to the applicable provisions of Nevada law and of our constituent documents and of the constituent documents of our subsidiaries. For more information, please review our Articles of Incorporation, as amended, and Bylaws incorporated by reference in the registration statement to which this prospectus forms a part.

General

The authorized capital stock of our Company consists of 140,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 6, 2008, there are a total of 34,408,006 shares of common stock issued and outstanding and no shares of preferred stock that are issued and outstanding. We intend to amend our articles of incorporation to increase our authorized shares of common stock from 140,000,000 to 300,000,000 shares. Any such amendment will be subject to our obtaining the affirmative vote or consent of the holders of a majority of our outstanding common stock in accordance with the proxy rules promulgated under the Exchange Act and there is no assurance that the requisite vote or consent will be obtained in a timely manner.

In addition to the foregoing, as of March 6, 2008 there are (i) 9,265,000 shares of common stock issuable pursuant to outstanding stock options and (ii) 7,874,090 shares of common stock issuable pursuant to outstanding warrants.

Common Stock

Holders of outstanding shares of common stock are entitled to one vote for each share of stock in his or her name on the records of our Company on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock do not have cumulative voting rights. Dividends may be paid to holders of common stock when, as and if declared by the board of directors out of funds legally available therefore. Holders of common stock have no conversion, redemption or preemptive rights. All shares of commons stock, when validly issued and fully paid, will be non-assessable. In the event of any liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in the assets of our Company remaining after provision for payment of creditors and after the liquidation preference, if any, of any preferred stock outstanding at the time.

Restrictions on Ownership – Nevada law

The Nevada statutory law applicable to private corporations such as us contains provisions that impose certain restrictions on the ability of stockholders owning a specific percentage or more of shares of a Nevada corporation’s voting stock to engage in a combination transaction with that corporation, and on the ability to certain persons or entities to acquire a controlling interest in a Nevada corporation. Because our Articles of Incorporation and Bylaws do not prohibit the application of these provisions, these laws may have the effect of inhibiting the acquisition of shares of common stock or any combination transaction with us.

DESCRIPTION OF OTHER INDEBTEDNESS

In addition to the Notes, we have the following additional outstanding indebtedness:

Senior Secured Notes

On October 1, 2007, we issued $115,0 million aggregate principal amount of our 12.5% Senior Secured Notes due 2012 (“Senior Secured Notes”) at a purchase price of $110.9 million.

The Senior Secured Notes, bearing interest at the rate of 12  1/2% per annum, were issued under that certain secured note indenture, dated October 1, 2007, among us and The Bank of New York, as trustee (the “Senior Notes Indenture”). Interest is payable in cash semi-annually on each of April 1 and October 1, commencing on April 1, 2008. The Senior Notes Indenture contains customary representations and warranties on our part as well as typical restrictive covenants whereby we have agreed, among other things, to limitations to incurrence of additional indebtedness, declaration of dividends, issuance of capital stock, sale of assets and corporate reorganizations, as well as impairment of collateral securing our obligations under the Senior Secured Notes. The Senior Secured Notes mature on October 1, 2012.

The Senior Secured Notes will rank senior in right of payment to all existing and future subordinated indebtedness of our Company, including our indebtedness outstanding under the Notes as provided in the intercreditor agreement discussed elsewhere in this prospectus under “Description of Notes – Intercreditor Agreement,” and rank equally in right of payment with all our other existing and future senior indebtedness of our Company.

The Senior Secured Notes are subject to redemption by us (i) prior to October 1, 2010 at specified make-whole redemption prices or, in connection with equity offerings at a repurchase price equal to 113.5% of the aggregate principal amount plus accrued interest for up to 35% of the outstanding principal amount of the Senior Secured Notes, and (ii) after October 1, 2010 at a premium which decreases over time. Holders of the Senior Secured Notes may put such notes to us for repurchase, at a repurchase price of 101% of the principal amount plus accrued interest, upon a change in control as defined in the Senior Secured Notes Indenture.

The Senior Secured Notes are secured by a second lien on substantially all of our assets, including without limitation, all as more particularly described in that senior notes security agreement with The Bank of New York, as collateral agent, executed by us on October 1, 2007 (the “Senior Notes Security Agreement”). Under the terms of the Intercreditor Agreement, such lien will be contractually subordinated to the lien thereon that secures our obligations under the Credit Facility and certain other permitted indebtedness. The Notes will be guaranteed by any of our future subsidiaries that guarantee such notes. The Senior Secured Notes will not have the benefit of any sinking fund.

Credit Facility

On October 1, 2007, we entered into a Credit Agreement (the “Credit Facility”) with Wells Fargo Foothills, Inc. (“Wells Fargo”), as arranger and administrative agent. The Credit Facility provides for a revolving credit commitment of up to $20 million.Unless earlier payment is required under the credit agreement, advances must be paid on or before October 1, 2010. We may prepay amounts outstanding under the Credit Facility at any time.

Under the Credit Facility, interest on Advances accrues at either Wells Fargo’s Base Rate or the LIBOR Rate, at our option, plus an Applicable Margin of 1.50% in the case of Base Rate Loans or 3.00% in the case of LIBOR Rate Loans.

The credit agreement contains customary covenants that will restrict our ability to, among other things:

•	declare and pay dividends;

•	prepay, redeem or purchase debt;

•	incur liens;

•	make loans and investments;

•	make capital expenditures;

•	incur additional indebtedness;

•	engage in mergers, acquisitions and asset sales;

•	enter into transactions with affiliates; and

•	engage in businesses that are not related to our business.

The credit agreement includes financial covenants that, among other things, require us to maintain minimum availability under the revolving credit facility and maintain fixed charge coverage ratios. The credit agreement also contains customary events of default, including, but not limited to:

•	non-payment of principal, interest or fees;

•	violations of certain covenants;

•	certain bankruptcy-related events;

•	inaccuracy of representations and warranties in any material respect; and

•	cross defaults with certain other indebtedness and agreements.

As security for our obligations under the Credit Facility, we granted Wells Fargo a security interest in and a first lien on, all of our existing and after-acquired assets including, without limitation, the oil and gas properties and rights that we acquired in the Blessing Field Properties on October 1, 2007.

The credit agreement provides that we put in place, on a rolling twenty-four month basis, hedge agreements, as adjusted from time to time as specified therein, with respect to estimated volumes of not less than 50% and not more than 80% of the estimated aggregate production from (i) Proved Developed Producing Reserves and (ii) such additions to Proved Developed Producing Reserves as we estimate we have made as a result of drilling activity since our most recent reserve report, with respect to each of crude oil and natural gas.

DESCRIPTION OF NOTES

The following is a summary of certain provisions of the indenture, dated October 1, 2007 (the “Indenture”), among us, the Guarantors and The Bank of New York, as trustee (the “Trustee”) and the collateral agent (the “Collateral Agent”) governing the Notes and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture included as an exhibit to the registration statement to which this prospectus forms a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

You can find definitions of certain capitalized terms used in this description below under “Certain Definitions.” When we refer to the “Company,” “we” or “us” in this section we mean Baseline Oil & Gas Corp., the issuer of the Notes, and not its Subsidiaries.

Brief Description of the Notes and the Guarantees

The Notes

The Notes:

•	are general secured obligations of our Company;

•	rank junior in right of payment to all existing and future Senior Debt of our Company, including Indebtedness of our Company outstanding under the Credit Agreement and the Senior Secured Notes;

•	rank equally in right of payment with any future senior subordinated Indebtedness of our Company;

•	rank senior in right of payment to any future subordinated Indebtedness of our Company;

•	are secured by Lien on substantially all of the assets of our Company, subject to certain exceptions and subject to Permitted Liens; and

•

are fully, unconditionally and irrevocably guaranteed, jointly and severally, on a senior subordinated secured basis by each of our Company’s future Domestic Restricted Subsidiaries, as set forth under “Guarantees” below.

The Guarantees

The Notes are guaranteed by all of our Company’s future direct and indirect Domestic Restricted Subsidiaries. Each Guarantee of a Guarantor:

•	is a general secured obligation of such Guarantor;

•

ranks junior in right of payment to all existing and future Senior Debt of such Guarantor, including Indebtedness of such Guarantor outstanding under the Credit Agreement and the guarantee of such Guarantor in respect of the Senior Secured Notes;

•	ranks equally in right of payment with any future senior subordinated Indebtedness of such Guarantor;

•	ranks senior in right of payment to any future subordinated Indebtedness of such Guarantor; and

•	is secured by a Lien on substantially all of the assets of such Guarantor subject to Permitted Liens.

Pursuant to the terms of the Intercreditor Agreement and the other Collateral Agreements, the Lien on the assets of our Company and the Guarantors that secures the Notes and the Guarantees is contractually subordinated to the Liens thereon that secure Senior Priority Claims. Consequently, the Notes and the Guarantees are effectively subordinated to the Senior Priority Claims to the extent of the value of such assets.

Principal, Maturity and Interest

On October 1, 2007, we issued $50.0 million aggregate principal amount of the Notes in a private, unregistered offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act. In addition, in connection with the payment of PIK Interest (as defined below) in respect of the Notes, our Company is entitled to, without the consent of the Holders thereof (and without regard to any restrictions or limitations set forth under “—Restrictive Covenants—Limitation on Incurrence of Debt”), issue additional Notes (the “PIK Notes”) under the Indenture having identical terms as the Notes offered hereby (in each case, a “PIK Payment”). The Notes, and the PIK Notes subsequently issued will be part of the same issue as the Notes offered hereby and will vote on all matters as a single class. Subject to the issuance of PIK Notes as described below, the Notes will be issued in denominations of $1,000 and integral multiples of $1,000. The Notes and any PIK Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the Notes include any PIK Notes actually issued.

The Notes mature on October 1, 2013.

Interest on the Notes accrues at the rate of 14% per annum and will be due and payable semiannually in cash on each April 1 and October 1 (each an “Interest Payment Date”), commencing on April 1, 2008, to the Persons who are registered Holders at the close of business on each March 15 and September 15 (each a “Record Date”) immediately preceding the applicable Interest Payment Date. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Our Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary in the immediately preceding paragraph, our Company may, at its option, in lieu of the payment of interest in cash pay interest on the Notes through the issuance of PIK Notes in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Notes if such interest were paid in cash provided, on any Record Date, should the sum of clauses (iii) A-F of the first paragraph of the “Limitation on Restricted Payments” covenant be equal to or greater than 50% of the accrued and unpaid interest due on an Interest Payment Date, our Company shall be required to pay 50% of the interest then due on such Interest Payment Date in cash to the Holders. On each Interest Payment Date on which our Company elects to pay interest with PIK Notes the Trustee shall, at our Company’s request, authenticate and deliver PIK Notes for original issuance to the Holders of the Notes on the relevant Record Date, as shown by the records of the registrar, in the aggregate principal amount required to pay such interest. Any PIK Notes so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on October 1, 2013 and shall be governed by, and subject to the terms, provisions and conditions of the Indenture and shall have the same rights and benefits as the Notes. Any PIK Notes will be issued with the designation “PIK” on the face of such PIK Note. Notwithstanding anything to the contrary in this paragraph, our Company may not issue PIK Notes in lieu of paying interest in cash if such interest is default interest or such interest is due and payable with respect to any principal that is due and payable, whether at maturity, upon redemption or otherwise.

Guarantees

The full and prompt payment of our Company’s payment obligations under the Notes and the Indenture is fully, unconditionally and irrevocably guaranteed on a senior subordinated secured basis, jointly and severally, by all future, direct and indirect, Domestic Restricted Subsidiaries. Each Guarantor will fully and unconditionally guarantee on a senior secured subordinated basis (each a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each Holder, the Trustee and the Collateral Agent, the full and prompt performance of our Company’s Obligations under the Indenture and the Notes, including the payment of principal of, and premium, if any, and interest on and Additional Interest, if any, on the Notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor.

The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against our Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to our Company or another Guarantor without limitation. See “Restrictive Covenants—Mergers, Consolidation and Sale of Assets” and “—Limitation on Asset Sales.”

Notwithstanding the foregoing, a Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than our Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and our Company otherwise complies, to the extent applicable, with the covenant described below under “Restrictive Covenants—Limitation on Asset Sales;”

(2) if our Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under “Restrictive Covenants—Limitation on Restricted Payments;” or

(3) upon satisfaction and discharge of the Indenture or payment in full in cash of the principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on, the Notes and all other Obligations that are then due and payable under the Indenture Documents.

At our Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See “Modification of the Indenture.”

As of the date of the Indenture, all of our Company’s Subsidiaries will be Guarantors. However, under certain circumstances described below under the subheading “Restrictive Covenants—Limitation on Restricted Payments” and the definition of the term “Unrestricted Subsidiaries,” our Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to our Company.

Collateral

The Notes and the Guarantees are secured by a Lien on substantially all existing and future property and assets owned by our Company and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by our Company and the Guarantors, except as described below.

The Collateral does not include:

(i) the Voting Stock of any CFC Subsidiary in excess of 65% of the outstanding Voting Stock of such CFC Subsidiary owned directly or indirectly by our Company;

(ii) motor vehicles;

(iii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(iv) property and assets owned by our Company or any Guarantors that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(v) property and assets owned by our Company or any Guarantor in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law (but only for so long as our Company or the applicable Guarantor has not obtained such approval or consents);

(vi) deposits described in clause (3) or (10) of the definition of Permitted Liens; and

(vii) Oil and Gas Properties of our Company and its Subsidiaries to which no proved reserves of oil and gas are attributed, except to the extent that Liens on such Oil and Gas Properties and any related Oil and Gas Assets are at any time granted to secure the Obligations under the Credit Agreement, in which event Liens on such Oil and Gas Properties and such related Oil and Gas Assets must also be granted to secure the Notes or Guarantees, as appropriate;

(the excluded assets set forth in clauses (i)—(vii) are collectively referred to in this prospectus as the “Excluded Collateral”).

Intercreditor Agreement

A summary of certain sections of the Intercreditor Agreement is set forth below. To the extent that the provisions below conflict with the provisions of the sections of the Indenture relating to subordination of the Notes, our Company shall comply with the applicable provisions relating to subordination and shall not be deemed to have breached its obligations set forth below by virtue thereof.

Senior Priority Claims; Notes Subordinated to Senior Priority Claims. The Obligations under the Credit Agreement and the Senior Secured Notes are, and certain other Indebtedness permitted under the Indenture may, be secured by a Lien on the Collateral, which Lien will be contractually senior to the Lien thereon that secures the Notes and the Guarantees pursuant to the Intercreditor Agreement. Such Obligations are referred to in this discussion of the Intercreditor Agreement as Senior Priority Claims. More specifically, Senior Priority Claims include the Obligations under the Credit Agreement, the Senior Secured Notes as well as certain Hedging Obligations and First Priority Cash Management Obligations. By their acceptance of the Notes, the Holders were deemed to have authorized the Collateral Agent to enter into the Intercreditor Agreement with the Senior Priority Agents. As a result, the Notes are effectively subordinated to the Senior Priority Claims to the extent of the value of the Collateral. The Notes, the Guarantees and all other Obligations under the documents relating to the Notes and the Guarantees are referred to in this discussion as the Third Priority Claims.

Relative Priorities. The Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Lien securing the Notes or Guarantees (a “Third Priority Lien”) or any Lien securing the Senior Priority Claims (a “Senior Priority Lien”), and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or the provisions of any Indenture Document or any agreement, instrument or other document evidencing or governing any Senior Priority Claims (collectively, the “Senior Priority Debt Documents” and, together with the Indenture Documents, the “Debt Documents”) or any other circumstance whatsoever, each Agent (i.e., the Senior Priority Agents and the Collateral Agent), for itself and on behalf of the Secured Parties (i.e., the holders of the Senior Priority Claims and the Senior Priority Agents (collectively, the “Senior Priority Secured Parties”) and the Holders, the Trustee and the Collateral Agent (collectively, the “Third Priority Secured Parties”)) on whose behalf it acts in such capacity therefor, will agree that, so long as the Senior Priority Claims have not been paid in full in cash, (a) any Senior Priority Lien then or thereafter held by or for the benefit of any Senior Priority Secured Party will be senior in right, priority, operation, effect and all other respects to any and all Third Priority Liens and (b) any Third Priority Lien then or thereafter held by or for the benefit of any Third Priority Secured Party will be junior and subordinate in right, priority, operation, effect and all other respects to any and all Senior Priority Liens, and the Senior Priority Liens will be and remain senior in right, priority, operation, effect and all other respects to any Third Priority Liens for all purposes, whether or not any Senior Priority Liens are subordinated in any respect to any other Lien securing any other obligation of our Company, any Guarantor or any other Person.

Prohibition on Contesting Liens; Additional Collateral. The Intercreditor Agreement also provides that (a) each Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, will agree that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of any Third Priority Lien or any Senior Priority Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if our Company or any Guarantor creates any additional Liens upon any property to secure (i) any Senior Priority Claims, it must concurrently grant a Lien upon such property as security for the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) the Notes or Guarantee of such Guarantor, it must concurrently grant a Lien upon such property as security for the Senior Priority Claims.

Exercise of Rights and Remedies; Standstill. In addition, the Intercreditor Agreement provides that the Senior Priority Agents and the other holders of Senior Priority Claims will, at all times prior to the payment in full in cash of the Senior Priority Claims, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any insolvency or liquidation proceeding), in each case, without any consultation with or the consent of the Third Priority Agent or any other Third Priority Secured Party and no Third Priority Secured Party will have any such right; provided, however, that (i) the Third Priority Secured Parties will be entitled to take certain actions to preserve and protect their claims with respect to the Collateral and actions to which unsecured creditors are entitled to take (which in any event cannot be in contravention to the limitations imposed on the Third Priority Secured Parties in the Intercreditor Agreement), in each case, to the extent set forth in the Intercreditor Agreement and (ii) after a period of 120 days has elapsed (which period will be tolled during any period in which the Senior Priority Agents will not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any insolvency or liquidation proceeding) since the date on which the Third Priority Agent has delivered to the Senior Priority Agents written notice of the acceleration of the Notes (the “Standstill Period”) the Third Priority Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral subject to the following proviso; provided further, however, that notwithstanding the expiration of the Standstill Period or anything in the Intercreditor Agreement to the contrary, in no event may the Third Priority Agent or any other Third Priority Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Senior Priority Agents or any other Senior Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Third Priority Agent by the Senior Priority Agent).

Automatic Release of Third Priority Liens. The Intercreditor Agreement provides that if, in connection with (i) any disposition of any Collateral permitted under the terms of the Senior Priority Debt Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, the Senior Priority Agents, for themselves and on behalf of the other Senior Priority Secured Parties, (x) releases any of the Senior Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Senior Priority Claims (in each case, a “Release”), other than any such Release granted following the payment in full in cash of the Senior Priority Claims, then the Third Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Notes, will be automatically, unconditionally and simultaneously released, and the Third Priority Agent will, for itself and on behalf of the other Third Priority Secured Parties, promptly execute and deliver to the Senior Priority Agent, our Company or such Guarantor, as the case may be, such termination statements, releases and other documents as the Senior Priority Agent, our Company or such Guarantor, as the case may be, may reasonably request to effectively confirm such Release; provided that, in the case of a disposition of Collateral (other than any such disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral) or a Release of a Guarantor from its Guarantee (other than any such Release in connection with the enforcement or exercise of any rights or remedies with respect to all of the Capital Stock of such Guarantor or all or substantially all of its assets), the Third Priority Liens may not be so released if such disposition or such Release of such Guarantor from its Guarantee is not permitted under the terms of the Indenture Documents.

Waterfall. The Intercreditor Agreement also provides that any Collateral or proceeds thereof received by any Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) will be applied as follows:

first, to the payment of costs and expenses of the applicable Secured Party in connection with such enforcement or exercise;

second, after all such costs and expenses have been paid in full in cash, to the payment of the Senior Priority Claims as described in the Intercreditor Agreement; and

third, after all such costs and expenses and Senior Priority Claims have been paid in full in cash as described in the Intercreditor Agreement, to the payment of the Notes and Guarantees.

After all such costs and expenses, the Senior Priority Claims and the Notes and Guarantees have been paid in full in cash, any surplus Collateral or proceeds then remaining will be returned to our Company, the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Turnover. The Intercreditor Agreement also provides that so long as the Senior Priority Claims have not been paid in full in cash, any Collateral or any proceeds thereof received by the Third Priority Agent or any other Third Priority Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), will be segregated and held in trust and forthwith transferred or paid over to the Senior Priority Agents as set forth in the Intercreditor Agreement for the benefit of the Senior Priority Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Insolvency or Liquidation Proceedings. The Intercreditor Agreement also provides that:

Finance and Sale Matters. (a) Until the Senior Priority Claims have been paid in full as described in the Intercreditor Agreement, the Third Priority Agent, for itself and on behalf of the other Third Priority Secured Parties, agrees that, in the event of any insolvency or liquidation proceeding, the Third Priority Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, unless the Senior Priority Secured Parties, or a representative authorized by the Senior Priority Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the Senior Priority Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the Senior Priority Secured Parties, or a representative authorized by the Senior Priority Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Priority Liens, the Third Priority Agent will, for itself and on behalf of the other Third Priority Secured Parties, subordinate the Third Priority Liens to the Senior Priority Liens and the DIP Financing Liens on the terms of the Intercreditor Agreement;

(iii) except to the extent permitted by paragraph (b) below, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(iv) will not oppose or object to any disposition of any Collateral free and clear of the Third Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, if the Senior Priority Secured Parties, or a representative authorized by the Senior Priority Secured Parties, shall consent to such disposition.

(b) The Third Priority Agent, for itself and on behalf of the other Third Priority Secured Parties, agrees that no Third Priority Secured Party may contest, or support any other Person in contesting, (i) any request by the Senior Priority Agents or any other Senior Priority Secured Party for adequate protection in respect of any Senior Priority Claims or (ii) any objection, based on a claim of a lack of adequate protection with respect of any Senior Priority Claims, by the Senior Priority Agents or any other Senior Priority Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any Senior Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Third Priority Agent may, for itself and on behalf of the other Third Priority Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Senior Priority Liens and DIP Financing Liens on the same basis as the other Third Priority Liens are subordinated to the Senior Priority Liens under the Intercreditor Agreement or (B) any Third Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Senior Priority Agents will, for itself and on behalf of the other Senior Priority Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Third Priority Lien as security for the Third Priority Claims.

(c) Notwithstanding the foregoing, the applicable provisions of paragraphs (a) and (b) above are only binding on the Third Priority Secured Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the Senior Priority Claims, does not exceed the sum of (x) the principal amount of Indebtedness permitted to be incurred under clauses (2), (3) and (16) of the definition of the term “Permitted Indebtedness” and (y) $5,000,000.

(d) Notwithstanding anything to the contrary in the Intercreditor Agreement, the Third Priority Secured Parties retain their rights under the Bankruptcy Code to make post-petition financing proposals and such proposals shall not be deemed to be an objection to any other DIP Financing proposals so long as (x) any court order approving such post-petition financing requires that all Senior Priority Claims be paid in full in cash as a condition to such post-petition financing, and (y) all Senior Priority Claims are paid in full in cash on the date of such post-petition financing, which date shall be no later than 10 business days after the date on which such post-petition financing is approved by the court in which such insolvency or liquidation proceeding is pending.

Relief from the Automatic Stay. The Third Priority Agent, for itself and on behalf of the other Third Priority Secured Parties, agrees that, so long as the Senior Priority Claims have not been paid in full as required in the Intercreditor Agreement, no Third Priority Secured Party may, without the prior written consent of the Senior Priority Agents, seek or request relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of any part of the Collateral, any proceeds thereof or any Third Priority Lien.

Reorganization Securities. If, in any insolvency or liquidation proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Senior Priority Claims and the Notes and Guarantees, then, to the extent of the debt obligations distributed on account of the Senior Priority Claims and on account of the Notes and Guarantees, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Post-Petition Interest. The Third Priority Agent, for itself and on behalf of the other Third Priority Secured Parties, agrees that no Third Priority Secured Party may oppose or seek to challenge any claim by the Senior Priority Agents or any other Senior Priority Secured Party for allowance in any insolvency or liquidation proceeding of Senior Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Priority Liens (it being understood and agreed that such value will be determined without regard to the existence of the Third Priority Liens on the Collateral). The Senior Priority Agents, for themselves and on behalf of the other Senior Priority Secured Parties, agrees that the Third Priority Agent or any other Third Priority Secured Party may make a claim for allowance in any insolvency or liquidation proceeding of Third Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Third Priority Liens; provided, however, that (i) if the Senior Priority Secured Parties shall have made any such claim, such claim (A) shall have also have been approved or (B) will be approved contemporaneous with the approval of any such claim by any Senior Priority Secured Party and (ii) each Senior Priority Secured Party may oppose or seek to challenge any such claim.

Certain Waivers by the Third Priority Secured Parties. The Third Priority Agent, for itself and on behalf of the other Third Priority Secured Parties, waives any claim any Third Priority Secured Party may have against any Senior Priority Secured Party arising out of (a) the election by any Senior Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any insolvency or liquidation proceeding.

Certain Voting Matters. Each of the Senior Priority Agents, on behalf of the Senior Priority Secured Parties and the Third Priority Agent on behalf of the Third Priority Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any insolvency or liquidation proceeding. Except as provided in this paragraph, nothing in the Intercreditor Agreement will be intended, or may be construed, to limit the ability of the Third Priority Agent or the Third Priority Secured Parties to vote on any plan of reorganization that maintains the lien subordination provisions of the Intercreditor Agreement or of either the Senior Priority Secured Parties or Third Priority Secured Parties, to contest any plan of reorganization that does not maintain the lien subordination provisions of the Intercreditor Agreement.

Postponement of Subrogation. The Intercreditor Agreement also provides that the Third Priority Agent will agree that no payment or distribution to any Senior Priority Secured Party pursuant to the provisions of the Intercreditor Agreement will entitle any Third Priority Secured Party to exercise any rights of subrogation in respect thereof until the Senior Priority Claims shall have been paid in full in cash as required by the Intercreditor Agreement.

Purchase Option. The Intercreditor Agreement also provides that notwithstanding anything in the Intercreditor Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the Senior Priority Debt Agreement, the Third Priority Secured Parties may, at their sole expense and effort, upon notice to our Company and the Senior Priority Agents, require the Senior Priority Secured Parties to transfer and assign to the Third Priority Secured Parties, without warranty or representation or recourse, all (but not less than all) of the Senior Priority Claims; provided that (x) such assignment may not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) the Third Priority Secured Parties shall have paid to the Senior Priority Agents, for the respective accounts of the Senior Priority Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Senior Priority Debt Agreement (such fees, the “Termination Fees”)) plus all the other Senior Priority Claims then outstanding (which will include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the Senior Priority Debt Agreement, an amount in cash equal to 105% thereof, and (ii) each interest rate hedging, cap, collar, swap or other similar agreements that evidence any First Priority Hedging Obligations, 100% of the aggregate amount of such Senior Priority Claims, after giving effect to any netting arrangements, that our Company or the applicable Guarantor as the case may be, would be required to pay if such interest rate hedging, cap, collar, swap or other similar agreements were terminated at such time). In order to effectuate the foregoing, the Senior Priority Agents will calculate, upon the written request of the Third Priority Agent from time to time, the amount in cash that would be necessary so to purchase the Senior Priority Claims. If the right set forth in this paragraph is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten business days of the request set forth in the first sentence of this paragraph. If the Third Priority Secured Parties exercise the right set forth in this paragraph, it will be exercised pursuant to documentation mutually acceptable to each of the Senior Priority Agents and the Third Priority Agent. Notwithstanding anything to the contrary in the Intercreditor Agreement, if at any time following the consummation of such transfer and assignment, the Third Priority Secured Parties recover any Termination Fees prior to the first anniversary of the date that such transfer and assignment is consummated they must pay such fees to Senior Priority Secured Parties as described in the Intercreditor Agreement, but only after principal due in respect to the Notes, together with interest and fees due thereon, have been paid in full and prior to the payment of any fees that become due as a result of the prepayment of the Notes. The Holders will be bound by the terms of the Intercreditor Agreement that provides the Third Priority Secured Parties the option discussed in this section.

Security Documents

On October 1, 2007, we, the Guarantors and the Collateral Agent entered into the Collateral Agreements granting, in favor of the Collateral Agent for the benefit of the Third Priority Secured Parties, Liens on the Collateral securing the Notes and Guarantees. Whether prior to or after the Senior Priority Claims have been paid in full, our Company will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) to enable our Company to consummate asset dispositions permitted or not prohibited under the covenant described below under “Restrictive Covenants—Limitation on Asset Sales;”

(2) if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(3) as described under “Modification of the Indenture” below; or

(4) if required in accordance with the terms of the Intercreditor Agreement.

The Liens on all Collateral that secures the Notes and the Guarantees also will be released:

(1) upon satisfaction and discharge of the Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable; or

(2) as described under “Modification of the Indenture” below.

Certain Bankruptcy and Other Limitations

The ability of the Collateral Agent and the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See the section entitled “Risk Factors—Risks Related to the Notes—In the event of bankruptcy, the ability of the holders to realize upon the collateral will be subject to certain bankruptcy law limitation.” The ability of the Collateral Agent and the Holders to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Additionally, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property (if any) because a secured creditor that holds a Lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

Our Company is permitted to form new Restricted Subsidiaries and to transfer all or a portion of the Collateral to one or more of its Restricted Subsidiaries that are Domestic Restricted Subsidiaries; provided, that each such new Domestic Restricted Subsidiary will be required to execute a Guarantee in respect of our Company’s obligations under the Notes and the Indenture and a supplement to the applicable Collateral Agreement granting to the Collateral Agent a Lien on the assets of such Domestic Restricted Subsidiary on the same basis and subject to the same limitations as described in this section.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements (including, without limitation, the Intercreditor Agreement), each of our Company and the Guarantors are entitled to receive all cash dividends, interest and other payments made upon or with respect to the equity interests of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice and demand from the Collateral Agent, (a) all rights of our Company or such Guarantor, as the case may be, to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of our Company or such Guarantor, as the case may be, to receive cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. Subject to the Intercreditor Agreement, all funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

No fair market value appraisals of any of the Collateral have been prepared by or on behalf of our Company in connection with the issuance of the Notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all Obligations owed to the holders of Senior Priority Claims or after the satisfaction of all other Obligations in which any Collateral secures such other Obligations owing to the holders of other Liens which have priority over the Lien securing the Notes will be sufficient to satisfy the obligations owed to the Holders of the Notes.

Subject to the restrictions on incurring Indebtedness in the Indenture, our Company and its Restricted Subsidiaries also have the right to grant Liens securing Capital Lease Obligations and Purchase Money Obligations constituting Permitted Indebtedness and to acquire any such assets subject to such Liens. To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of our Company as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Notes—There may not be sufficient collateral to pay all or any of the Notes.”

Subordination

The payment of the principal of and premium, if any, interest and Additional Interest, if any, on the Notes as well as all other Obligations that may become due under the Indenture Documents will be subordinated to the prior payment in full in cash of all Senior Debt of our Company, including Senior Debt incurred after the date of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or insolvency proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trusts described under “—Satisfaction and Discharge”), in the event of any distribution to creditors of our Company:

(1) in a liquidation or dissolution of our Company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of our Company’s assets and liabilities.

Our Company also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Satisfaction and Discharge”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from our Company or the holders of any Designated Senior Debt.

Payments on the Notes may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 180 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Satisfaction and Discharge”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited,

the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

Our Company must promptly notify holders of Senior Debt if payment on the Notes are accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of our Company, Holders of Notes may recover less ratably than creditors of our Company who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, Holders of Notes may recover less ratably than trade creditors of our Company. See “Risk Factors—Your right to receive payments on the Notes is junior to our existing indebtedness and the Senior Secured Notes and possibly all of our future borrowings. Further, the guarantees of the Notes will be junior to certain of our guarantors’ indebtedness and possibly to all their future borrowings.”

Giving pro forma effect to the offering of the Notes and the offering of the Senior Secured Notes and the application of the net proceeds from the offering of the Notes and the Senior Secured Notes as described in our Current Report on Form 8-K filed with the SEC on October 5, 2007. As of December 14, 2007, our Company had total Senior Debt outstanding of approximately $115.0 million and the ability to incur an additional $20.0 million of additional Senior Debt under the Credit Agreement on such date. As indicated above and as discussed in detail below under the caption “—Subordination,” payments on the Notes and under the Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

Reset Provision

If the volume weighted average price of our common stock for the 30 trading days up to and including December 31, 2008 is less than $0.63 (the “Reset Threshold”) then, effective as of January 1, 2009, the Conversion Price will decrease to the higher of (A) $0.44 (the “Indicated Price”) or (B) the volume weighted average price of our common stock for the 30 trading days up to and including December 31, 2008 plus 5.0%, provided that in the event that the Conversion Price is decreased to the Indicated Price, the interest rate on the Notes will increase by 300 basis points, all set forth above is subject to adjustment as set forth under “—Conversion Price Adjustment.”

The interest rate and the Conversion Price will not be adjusted in the event that we meet or exceed the above Reset Threshold. In the event that we do not meet the Reset Threshold, we will notify the Holders of such fact within 30 days of January 1, 2009 and will include in such notice the adjusted interest rate and Conversion Price.

Optional Redemption

Quarterly beginning on October 1, 2009, we may redeem up to 25% of the principal amount of the Notes then outstanding at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to the date of redemption, only in the event the closing price of shares of our Company’s common stock equals 150% or more of the Conversion Price then in effect for 20 of any 30 consecutive trading days, provided should we redeem any Notes prior to October 1, 2010 the Holders shall be entitled to the make-whole premium set forth below under “—Conversion Prior to October 1, 2010” as if the date of redemption were the date of conversion.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Our Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, our Company may be required to offer to purchase the Notes as described under the captions “Redemption Upon a Change of Control” and “Restrictive Covenants—Limitation on Asset Sales” Our Company may at any time and from time to time purchase Notes in the open market or otherwise.

Conversion Rights

Each Note is convertible into approximately 1,389 shares of our common stock (based on an initial conversion price of $0.72 per share of common stock, subject to adjustment as described under “—Reset Provision,” and “—Conversion Price Adjustment” (such initial conversion price, as adjusted, the “Conversion Price”).

The Holders at the close of business on a Record Date will be entitled to receive the interest payment on those Notes on the corresponding Interest Payment Date notwithstanding the conversion of such Notes following that Record Date or our default in payment of the interest due on that Interest Payment Date. However, Notes surrendered for conversion during the period between the close of business on any Record Date and the close of business on the business day immediately preceding the applicable Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Notes on that Interest Payment Date. A Holder on a Record Date who (or whose transferee) tenders any Notes for conversion on the corresponding Interest Payment Date will receive the interest payable by us on Notes on that date, and the converting Holder need not include payment in the amount of such interest upon surrender of Notes for conversion.

Notwithstanding the foregoing, if Notes are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Interest Payment Date and we have specified a Change of Control Payment Date (as defined below) during such period or on such corresponding Interest Payment Date pursuant to the Change of Control redemption provisions described below, the Holder who tenders such Notes for conversion will receive the interest payable on such Interest Payment Date and need not include payment of the amount of such interest upon surrender of its Notes for conversion.

Except as provided above with respect to a voluntary conversion, we will make no payment or allowance for unpaid interest, whether or not in arrears, on converted Notes or for dividends on the shares of common stock issued upon conversion.

Conversion Prior to October 1, 2010

In addition to the conversion shares and cash for fractional shares described herein, in the event a Holder elects to convert Notes prior to October 1, 2010, such Holder shall be entitled to receive a make-whole premium. This amount will consist of the present value of all required interest payments on the Notes as if paid in cash from the date of such conversion through October 1, 2010 (including any accrued but unpaid interest), computed using a discount rate equal to the Reinvestment Yield determined on the date of conversion (the “Conversion Make-Whole Amount”). Our Company shall have 30 days from the date of conversion to pay the Conversion Make-Whole Amount.

Such payment shall be payable, at our Company’s option, in cash, shares of our Company’s common stock, or a combination of cash and shares. Any such shares of our Company’s common stock will be valued at the volume weighted average closing sale prices of such common stock on the OTC Bulletin Board for the 10 consecutive trading days ending the last trading day before the Holder delivers a notice of such conversion and the number of shares of our Company’s common stock to be delivered to Holders in satisfaction of such stock payment election will be at a 10% discount to the stock price.

Conversion Price Adjustment

The Conversion Price is subject to adjustment (in accordance with formulas to be set forth in the Indenture) upon the occurrence of certain events, including:

•	any payment of a dividend (or other distribution) payable in shares of our common stock on any class of our Capital Stock;

•

any issuance of our common stock or securities convertible into or exchangeable for shares of common stock at less than $0.63 per share (other than the Consideration Shares, shares issuable pursuant to stock options issued pursuant to our stock incentive plans or shares issuable pursuant to currently outstanding convertible or exchangeable securities or warrants), in which event the Conversion Price will be adjusted according to the following formula:

CP’	= CP0 x ((S0 x P0) + (Si x Pi)) / Sn / P0

Where:

CP’	= Conversion Price in effect after such issuance

CP0	= Conversion Price in effect immediately before such issuance

S0	= Number of shares of our common stock outstanding as of the date hereof

P0	= $

Si	= Shares of our common stock issued for which the Conversion Price will be adjusted

Pi	= Price at which our shares of our common stock are issued for which the Conversion Price will be adjusted

Sn	= Number of shares of our common stock outstanding immediately following such transaction

(Notwithstanding the foregoing, in no event will the Conversion Price be adjusted to less than $0.44 pursuant to this paragraph, subject to adjustment in accordance with the first, third and fourth bullet points under this “—Conversion Price Adjustment” caption);

•	any subdivision, combination or reclassification of our common stock;

•	any dividend or distribution to all holders of shares of common stock made pursuant to any shareholder rights plan, “poison pill” or similar arrangement;

•	any distribution by us consisting exclusively of cash to all holders of our common stock, in which event the Conversion Price will be adjusted by multiplying:

(1)	the Conversion Price

by

(2)	a fraction, the numerator of which will be the Market Value (as defined below) of a share of our common stock minus the amount per share of such dividend, and the denominator of which will be the Market Value of a share of our common stock.

(Notwithstanding the foregoing, in no event will the Conversion Price be adjusted to less than $0.44 pursuant to this paragraph, subject to adjustment in accordance with the first, third and fourth bullet points under this “—Conversion Price Adjustment” caption0; or

•

a distribution to all holders of our common stock consisting of evidences of indebtedness, shares of Capital Stock other than common stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above), in which event the Conversion Price will be adjusted by multiplying:

(1)	the Conversion Price

by

(2)	a fraction, the numerator of which will be the Market Value of a share of our common stock minus the fair market value (as determined in good faith by our Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness, shares of Capital Stock or assets so distributed applicable to one share of our common stock, and the denominator of which will be the Market Value of a share of our common stock.

(Notwithstanding the foregoing, in no event will the Conversion Price be adjusted to less than $0.44 pursuant to this paragraph, subject to adjustment in accordance with the first, third and fourth bullet points under this caption “—Conversion Price Adjustment.”)

No adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.0% in such Conversion Price; provided, however, that with respect to adjustments to be made to the Conversion Price in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to 1.0% more of the Conversion Price, no later than September 15 of each calendar year. We reserve the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. If we elect to make such a reduction in the Conversion Price, we will comply with the requirements of applicable federal and state securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with such a reduction in the Conversion Price.

The term “Market Value” means the average closing sale price of our common stock for a 10 consecutive trading day period on the OTC Bulletin Board (or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by our Board of Directors to be the fair value of the common stock) ending immediately prior to the date of determination.

Following any reclassification, consolidation or merger of our company with or into another Person or any merger of another Person with or into us (with certain exceptions), or any sale or other disposition of all or substantially all of our assets (computed on a consolidated basis), a Holder of a Note then outstanding will, upon conversion of such Note, be entitled to receive the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale or other disposition by a holder of the number of shares of common stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event.

Adjustment of Conversion Rate Upon a Fundamental Change

We must give notice of each Fundamental Change (as defined below) to all record Holders of our Notes on a date (the “Fundamental Change Notice Date”) that is within 10 trading days after the effective date of the Fundamental Change (the “Effective Date”). If a Fundamental Change occurs on or prior to October 1, 2010, Holders will be paid a make-whole premium equal to the Coupon Make Whole less all interest payments paid to the date of the Fundamental Change. If a Fundamental Change occurs after October 1, 2010, Holders shall be paid a make whole premium equal to 7.0%. Holders shall be entitled to the make whole premium as set forth above so long as they have converted their Notes into common stock on or prior to the date of the Fundamental Change. Our Company shall pay to Holders any make whole amount due to Holders hereunder within five business days of the Fundamental Change.

A “Fundamental Change” will be deemed to have occurred upon the occurrence of any of the following:

•

we consolidate with, amalgamate or merge with or into, another Person, or any Person consolidates with, or amalgamates or merges with or into, us, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, our voting shares immediately prior to such transaction beneficially own, directly or indirectly, our voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person in substantially the same proportion among themselves as such ownership immediately prior to such transaction;

•

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than pursuant to a transaction in which Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, our voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of such Person or group;

•	the adoption of a plan the consummation of which would result in our liquidation or dissolution;

•

the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of Beneficial Ownership of more than 50% of the aggregate voting power of our voting shares; or

•

during any period of two consecutive years, individuals who at the beginning of such period comprised our Board of Directors (together with any new directors whose appointment by such Board of Directors or whose nomination for election by our stockholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office.

However, a Fundamental Change will not be deemed to have occurred in the case of a merger, consolidation or amalgamation, if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger, consolidation or amalgamation consists of common stock of a company incorporated or organized under the laws of the United States or any political subdivision thereof, any full member state of the European Union, Canada, or any political subdivision thereof, Australia or Switzerland and traded on a national securities exchange or on an over-the-counter market in the United States (or which will be so traded or quoted when issued or exchanged in connection with such transaction). Any such transaction described in this paragraph is referred to herein as a “Qualifying Transaction.”

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Redemption Upon a Change of Control

In addition to the rights described above under “—Adjustment of Conversion Rate Upon a Fundamental Change,” upon the occurrence of a Change of Control (regardless of whether such Change of Control constitutes a Fundamental Change), each Holder will have the right to require that our Company purchase all or a portion (in integral multiples of $1,000) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, our Company must send, by registered first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

Our Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by our Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that our Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event our Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, our Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that our Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of our Company to obtain such financing.

Restrictions in the Indenture described herein on the ability of our Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of our Company, whether favored or opposed by the management or the Board of Directors of our Company. Consummation of any such Asset Sales in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that our Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of our Company or any of its Subsidiaries by the management of our Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of our Company’s assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require our Company to purchase the Notes and our Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

Our Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Repurchase upon a Change of Control” provisions of the Indenture, our Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Repurchase upon a Change of Control” provisions of the Indenture by virtue thereof.

If the Change of Control constitutes a Fundamental Change, the notice to Holders of their redemption rights and the required notice of the Fundamental Change may be combined into a single notice.

A “Change of Control” will be deemed to have occurred at such time after the Issue Date when any Fundamental Change has occurred, or when any event has occurred that would constitute a Fundamental Change but for the fact that the triggering event is a Qualifying Transaction.

Prior to complying with any of the provisions of this “Repurchase Upon a Change of Control” covenant, but in any event within 90 days following a Change of Control, our Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant.

The agreements governing our Company’s outstanding Senior Debt currently prohibit our Company from purchasing any Notes, and also provides that certain change of control events with respect to our Company would constitute a default under these agreements or trigger an obligation to offer to repurchase Senior Debt governed thereby, as applicable. Any future credit agreements or other agreements relating to Senior Debt to which our Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control (as defined below) occurs at a time when our Company is prohibited from purchasing Notes, our Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If our Company does not obtain such a consent or repay such borrowings, our Company will remain prohibited from purchasing Notes. In such case, our Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Restrictive Covenants

Capitalized terms used in the following discussion and not otherwise defined in the following discussion shall have the meaning ascribed to such terms under “—Certain Definitions.”

Limitation on Incurrence of Additional Indebtedness. Our Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, our Company or any of its Restricted Subsidiaries that is, or upon such incurrence becomes a Guarantor, may incur Indebtedness (including, without limitation, Acquired

Indebtedness) if (x) on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of our Company will be, after giving effect to the incurrence thereof, greater than 2.0 to 1.0 and (y) any such Indebtedness (i) other than Indebtedness described in clauses (4), (6) (to the extent incurred in respect of clause (4)), (7) (to the extent incurred in respect of clause (4)) and (9) of the definition thereof) shall constitute Permitted Subordinated Indebtedness or (ii) that consists of Disqualified Capital Stock shall constitute Permitted Disqualified Capital Stock.

Limitation on Restricted Payments. Our Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of our Company and dividends and distributions payable to our Company or another Restricted Subsidiary of our Company) on or in respect of shares of Capital Stock of our Company or its Restricted Subsidiaries to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of our Company or its Restricted Subsidiaries (other than any such Capital Stock held by our Company or any Restricted Subsidiary);

(3) make any payment (whether for principal, premium, if any, or interest) on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of our Company or any Guarantor, that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”).

Notwithstanding the foregoing, if on any Record Date:

(i) a Default or an Event of Default shall not have occurred and be continuing;

(ii) our Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness;” and

(iii) 50% of the aggregate amount of accrued and unpaid interest due on the Notes’ next Interest Payment Date following such Record Date is equal to or less than the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of our Company earned during the period beginning on the first day of the first fiscal quarter after the Issue Date and ending on the last day of our Company’s most recent fiscal quarter ending prior to such Record Date for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B) 100% of the aggregate net cash proceeds received by our Company from any Person (other than a Subsidiary of our Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of our Company; plus

(C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by our Company from holders of our Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

(D) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of our Company that have been converted into or exchanged for Qualified Capital Stock of our Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by our Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions otherwise included in Consolidated Net Income), in each case received by our Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to our Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by our Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; minus

(F) any amounts previously paid to the Holders of the Notes pursuant to this section (iii),

(such sum being referred to as the “Build-up Amount”), our Company is required to pay 50% (the “Required Amount”) and, should the Build-up Amount exceed the Required Amount (the “Excess Amount”), may pay the Excess Amount in an amount up to 100% of the remaining interest then due on the Interest Payment Date after payment of the Required Amount, in cash to the holders of the Notes. Our Company may, subject to the other provisions of the Indenture, use any amounts remaining after such interest payment is made on the Notes for any other lawful purpose.

In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of our Company financed directly or indirectly using funds borrowed from our Company or any Subsidiary of our Company, shall be excluded until and to the extent such borrowing is repaid.

If no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the provisions of this covenant do not prohibit the repurchase or other acquisition of shares of Capital Stock of our Company, from employees, former employees, directors or former directors of our Company or its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors of our Company under which such shares were granted, issued or sold or such other repurchases or acquisitions as may be approved by the Board of Directors of our Company (“Company Repurchases”); provided, however, that the aggregate amount of such Company Repurchases in any calendar year shall not exceed $250,000 plus up to $250,000 of any unutilized amounts from the preceding calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by our Company (to the extent contributed to our Company) and its Restricted Subsidiaries subsequent to the Issue Date;

On the last business day of each fiscal quarter our Company shall deliver to the Trustee an Officers’ Certificate stating that the Restricted Payments made by our Company during such fiscal quarter complied with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our Company’s latest available internal quarterly financial statements.

Limitation on Asset Sales. Our Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) our Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by our Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents or assets described in the following clause (3)(b) and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of our Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to our Company or any of its Subsidiaries with respect to such liabilities; and

(3) our Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(a) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments in respect thereof;

(b) to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets) or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of Net Cash Proceeds, our Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of our Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by our Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by our Company or any Restricted Subsidiary of our Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

Our Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $6.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $6.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of our Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of our Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of our Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant. In addition, the Fair Market Value of such properties and assets of our Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

Our Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, our Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such compliance.

The agreements governing our Company’s outstanding Senior Debt currently prohibit our Company from purchasing any Notes, and also provide that certain asset sale events with respect to our Company would constitute a default under these agreements or trigger an obligation to offer to repurchase Senior Debt governed thereby, as applicable. Any future credit agreements or other agreements relating to Senior Debt to which our Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when our Company is prohibited from purchasing Notes, our Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If our Company does not obtain such a consent or repay such borrowings, our Company will remain prohibited from purchasing Notes. In such case, our Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Liens. Our Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind securing any Indebtedness upon any property or assets of our Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than collateral assignments constituting Permitted Liens) unless the Notes or such Guarantee, as the case may be, is equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of our Company, that Lien is subordinated to the Lien securing the Notes to the same extent that subordinated Indebtedness is subordinated to the Notes.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Our Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of our Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to our Company or any other Restricted Subsidiary of our Company; or

(3) transfer any of its property or assets to our Company or any other Restricted Subsidiary of our Company,

except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law, rule or regulation;

(b) the Indenture and the Collateral Agreements;

(c) customary non-assignment provisions of any lease of any Restricted Subsidiary of our Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date (including the Senior Secured Notes Indenture, the Collateral Agreements (as defined therein) and the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

(f) restrictions on the transfer of assets subject to any Lien permitted under the Indenture;

(g) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(h) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(i) restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of the Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

(j) restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness” (including Permitted Indebtedness); provided that such restrictions, taken as a whole, are, in the good faith judgment of Board of Directors of our Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as reasonably determined by our Company) and our Company determines that any such encumbrance or restriction will not materially affect our Company’s ability to make principal, premium, if any, or interest payments on the Notes or any Guarantor’s ability to honor its Guarantee in respect thereof; or

(k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to our Company in any material respect as determined by the Board of Directors of our Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d)or(e).

Limitation on Issuances and Sales of Capital Stock of Subsidiaries. Our Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to our Company or to a Wholly-Owned Restricted Subsidiary of our Company) or permit any Person (other than our Company or a Wholly-Owned Restricted Subsidiary of our Company) to own or hold any Capital Stock of any Restricted Subsidiary of our Company (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “—Limitation on Restricted Payments” covenant if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the “—Limitation on Asset Sales” covenant.

Merger, Consolidation and Sale of Assets. Our Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of our Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our Company’s assets (determined on a consolidated basis for our Company and our Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) our Company shall be the surviving or continuing corporation; or

(b) the Person (if other than our Company) formed by such consolidation or into which our Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of our Company and of our Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee and the Collateral Agent , the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on, all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of our Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of our Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), our Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of our Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) our Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of our Company the Capital Stock of which constitutes all or substantially all of the properties and assets of our Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of our Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of our Company in accordance with the foregoing, in which our Company is not the surviving or the continuing corporation, the successor Person formed by such consolidation or into which our Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, our Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, our Company and any Guarantors that remain Subsidiaries of our Company shall be released from their obligations under the Indenture, the Collateral Agreements, the Notes and the Guarantees.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the “—Limitation on Asset Sales” covenant) will not, and our Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than our Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes (a) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, the Indenture and the Registration Rights Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) such entity shall have delivered to the Trustee and Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with the Indenture.

Any merger or consolidation of (i) a Guarantor with and into our Company (with our Company being the surviving entity) or another Guarantor or (ii) a Guarantor or our Company with an Affiliate organized solely for the purpose of reincorporating (or, except with respect to our Company, reorganizing)

such Guarantor or our Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

(A) clause (4) of the first paragraph of this covenant; and

(B)(x) in the case of a merger or consolidation involving our Company as described in clause (ii), clause (1)(b)(y) of the first paragraph of this covenant and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the immediately preceding paragraph.

Limitation on Transactions with Affiliates. (a) Our Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(x) Affiliate Transactions permitted under paragraph (b) below, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of our Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $3.0 million shall be approved by a majority of the members of the Board of Directors of our Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If our Company or any Restricted Subsidiary of our Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $6.0 million, our Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to our Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of our Company or any Restricted Subsidiary of our Company as determined in good faith by our Company’s Board of Directors or senior management;

(2) transactions exclusively between or among our Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by the Indenture and Permitted Investments of the type described in clauses (9) and (11) of the definition thereof;

(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating our Company in another jurisdiction or creating a holding company of our Company;

(6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by our Company or any of its Restricted Subsidiaries in the ordinary course of business;

(7) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions; and

(8) the issuance of Qualified Capital Stock of our Company.

Conduct of Business. Our Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

No Layering of Debt. Our Company will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of our Company and senior in right of payment to the Notes. No Guarantor will incur any Indebtedness that is subordinated or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Guarantee.

Additional Guarantees. If our Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then our Company shall cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured subordinated basis all of our Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) execute and deliver to the Trustee and the Collateral Agent amendments to the Collateral Agreements or additional Collateral Agreements and take such other actions as may be necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Collateral of such Domestic Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions or such other actions as may be required by the Collateral Agreements;

(3) take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected Lien in the assets other than Excluded Collateral of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

(4) take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in the Indenture.

Impairment of Security Interest. Subject to the Intercreditor Agreement, neither our Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or the Indenture. Neither our Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture and the Collateral Agreements (including the Intercreditor

Agreement). Our Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. Our Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

Real Estate Mortgages and Filings. With respect to any real property other than Oil and Gas Assets and Excluded Collateral (individually and collectively, the “Premises”) owned by our Company or a Domestic Restricted Subsidiary on the Issue Date with a Fair Market Value of greater than $500,000 and with respect to any such property to be acquired by our Company or a Domestic Subsidiary after the Issue Date with a purchase price of greater than $500,000 (within 90 days of the acquisition thereof):

(1) our Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by our Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) our Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to the lesser of (x) the aggregate principal amount of the Notes and (y) 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens in form and substance reasonably satisfactory to the Collateral Agent together with such endorsements, coinsurance and reinsurance as may reasonably be required by the Collateral Agent;

(3) our Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from our Company and the Guarantors stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the endorsements reasonably required by the Collateral Agent; and

(4) our Company shall deliver to the Collateral Agent an opinion from local counsel in each state where a Premises is located in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as Collateral Agent may reasonably request, including without limitation, the enforceability of the relevant Mortgages.

Oil and Gas Mortgages and Filings. With respect to any Oil and Gas Assets owned by our Company or a Domestic Restricted Subsidiary on the Issue Date or acquired by our Company or a Domestic Subsidiary after the Issue Date, excluding in all cases Excluded Collateral:

(1) our Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to prior Mortgages, duly executed by our Company or the applicable Domestic Restricted Subsidiary in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion–or satisfactory arrangements for the completion–of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Lien (subject to no Liens other than Permitted Liens) on such Oil and Gas Assets; and

(2) our Company shall deliver to the Collateral Agent an opinion from local counsel in each state where such Oil and Gas Assets are located, in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as Collateral Agent may reasonably request, including without limitation, the enforceability of the relevant Mortgage, as it may be supplemented or amended.

Each such Mortgage, amendment or supplement shall be delivered by our Company on or prior to the first Business Day of each January, April, July or October (beginning with January 1, 2008) that occurs:

(i) after the acquisition of such Oil and Gas Assets by our Company or a Domestic Restricted Subsidiary or

(ii) if such Oil and Gas Assets were previously Excluded Collateral but have ceased to be Excluded Collateral, after such cessation,

provided that if, prior to such date, our Company or a Domestic Restricted Subsidiary grants a Lien on such Oil and Gas Assets to secure Senior Priority Claims, such Mortgage, amendment or supplement must be delivered to the Collateral Agent at the same time as such grant to secure Senior Priority Claims.

Leasehold Mortgages and Filings; Landlord Waivers. Our Company and each of its Domestic Restricted Subsidiaries shall deliver Mortgages with respect to our Company’s leasehold interests in the premises (the “Leased Premises”) occupied by our Company or such Domestic Restricted Subsidiary pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”).

Prior to Issue Date or the effective date of any Lease, as applicable, our Company and such Subsidiaries shall provide to the Trustee all of the items described in clauses (2), (3) and (4) of “Certain Covenants—Real Estate Mortgages and Filings” above and in addition shall use their respective reasonable commercial efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

Each of our Company and each of its Domestic Restricted Subsidiaries that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, substantially in the form of the exhibit form thereof to be attached to the Indenture, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, our Company or its Domestic Restricted Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

Other Collateral. With respect to any other assets or property (herein called “Other Collateral”) that are neither Excluded Collateral nor addressed in “Certain Covenants—Real Estate Mortgages and Filings”, “Certain Covenants—Oil and Gas Mortgages and Filings”, “Certain Covenants—Leasehold Mortgages and Filings; Landlord Waivers” nor subject to the Security Agreement and are owned by our Company or a Domestic Restricted Subsidiary on the Issue Date or acquired by our Company or a Domestic Subsidiary after the Issue Date, our Company or such Domestic Restricted Subsidiary will promptly grant Liens covering such Other Collateral to the Collateral Agent pursuant to a document or instrument on reasonable commercial terms that contains provisions similar to those of the Security Agreement, if such Other Collateral is personal property, or provisions similar to those of the Mortgages described in “Certain Covenants—Real Estate Mortgages and Filings”, if such Other Collateral is real property.

Limitation on Capital Expenditures. Our Company and its Restricted Subsidiaries shall not make Capital Expenditures in excess of:

(1) the sum of (x) $7.0 million and (y) an amount contractually required to prevent the loss of our Company’s rights to wells and acreage in the New Albany Shale not to exceed $2.0 million in the aggregate in the period from the Issue Date to December 31, 2007;

(2) the sum of (x) $18.0 million and (y) an amount contractually required to prevent the loss of our Company’s rights to wells and acreage in the New Albany Shale not to exceed $2.0 million in the aggregate in the fiscal year ending December 31, 2008; and

(3) the sum of (x) $12.0 million and (y) an amount contractually required to prevent the loss of our Company’s rights to wells and acreage in the New Albany Shale not to exceed $2.0 million in the aggregate in any fiscal year ending on or after December 31, 2009, plus, with respect to clauses (2) and (3) above, up to $2.0 million of unused amounts, if any, carried over from the preceding fiscal year; provided that, with respect to clauses (2) and (3) above, if our Company’s Consolidated EBITDA for the current fiscal year is projected to be equal to or greater than $40.0 million, our Company and its Restricted Subsidiaries shall be permitted to make Capital Expenditures in an amount equal to 50% of the difference between Consolidated EBITDA in such fiscal year and $40.0 million.

Limitation on Acquisitions. Our Company and its Restricted Subsidiaries will not (x) prior to the date that our Company’s Consolidated EBITDA for the previous 12 months is greater than $40.0 million, make Acquisitions totaling $5.0 million in the aggregate or (y) make Acquisitions in excess of $5.0 million unless at the time of such Acquisition, without giving effect to the Acquisition, our Company’s Consolidated EBITDA for the previous 12 months is greater than $40.0 million.

Holders Consent for Certain Actions. The Indenture provides that notwithstanding anything to the contrary therein, without the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture:

(1) our Company or any of its Restricted Subsidiaries will not incur any Indebtedness (including Permitted Indebtedness) in an aggregate principal amount greater than or equal to $20.0 million in one or a series of related transactions;

(2) our Company or any of its Restricted Subsidiaries will not make any Permitted Investments in an amount greater than or equal to $10.0 million in one or a series of related transactions (other than Permitted Investments set forth in clauses (1)(b), (2), (3), (6), (8) or (10) of the definition thereof) ;

(3) our Company or any of its Restricted Subsidiaries will not make any Company Repurchases in an amount greater than or equal to $5.0 million in one or a series of related transactions;

(4) our Company or any of its Restricted Subsidiaries will not consummate any Asset Sale for which our Company or its Restricted Subsidiaries receives aggregate consideration of greater than or equal to $10.0 million in one or a series of related transactions;

(5) our Company or any of its Restricted Subsidiaries will not create, incur, assume or suffer to exist any Liens (including than Permitted Liens) of any kind with respect to obligations that are greater than or equal to $20.0 million in one or a series of related transactions;

(6) our Company or any of its Restricted Subsidiaries will not in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of our Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our Company’s assets (determined on a consolidated basis for our Company and our Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person;

(7) our Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million;

(8) our Company and its Restricted Subsidiaries will not sell any Notes of our Company or its Restricted Subsidiaries;

(9) a Chief Executive Officer and/or Chief Financial Officer, or such equivalent title, of our Company may not be hired or terminated; and

(10) no member of the Board of Directors of our Company may be removed or added,

(each of the foregoing actions set forth in clauses (1)-(10) being referred to as “Consent Required Actions”).

In addition to any other rights or remedies afforded to the Holders in the Indenture, should our Company or its Restricted Subsidiaries either not obtain the consent of the Holders for any Consent Required Action or the Holders not consent to any Consent Required Action and our Company and its Restricted Subsidiaries proceed with any Consent Required Action, the Conversion Price then in effect will decrease by 50% and the interest rate on the Notes will increase by 300 basis points.

Maximum Ratio of Senior Secured Indebtedness to LTM EBITDA. Our Company will not permit, on any date set forth in the table below, the ratio of (i) all Senior Secured Indebtedness as of such date to (ii) LTM EBITDA as of such date to be greater than the ratio set forth below opposite such date:

March 31, 2008	5.3x
June 30, 2008	4.8x
September 30, 2008	4.4x
December 31, 2008	4.0x
March 31, 2009	3.8x
June 30, 2009	3.0x
September 30, 2009	2.8x
December 31, 2009	2.6x
March 31, 2010	2.4x
June 30, 2010 and thereafter	2.0x

Maximum Ratio of Total Indebtedness to LTM EBITDA. Our Company will not permit, as of the last day of the fiscal quarter set forth in the table below, the ratio of (i) Total Indebtedness as of such day to (ii) LTM EBITDA as of such day to be greater than the ratio set forth below opposite such fiscal quarter:

March 31, 2008	7.2x
June 30, 2008	6.8x
September 30, 2008	6.2x
December 31, 2008	5.8x
March 31, 2009	5.4x
June 30, 2009	4.5x
September 30, 2009	4.3x
December 31, 2009	4.1x
March 31, 2010	3.9x
June 30, 2010 and thereafter	3.5x

Obligation to Hedge. Within 60 days after receipt of each annual Reserve Report with respect to the proved oil and gas reserves of our Company and its Restricted Subsidiaries, and within a reasonable time after each other determination that such proved oil and gas reserves have increased by a material amount, our Company will enter into, or will cause its Restricted Subsidiaries to enter into, and will maintain in effect, one or more hedging agreements that in the aggregate fix prices, fix prices within a range, or fix minimum prices for at least 70% of the anticipated proved developed production of oil and gas from such reserves during each of the then next following 12 calendar months. As used in this paragraph, “hedging agreements” means:

(1) swap contracts, collar contracts, floor contracts, and other similar derivative contracts for notional quantities of oil or gas;

(2) contracts for the sale of actual oil and gas production; and

(3) contracts on a commodities exchange

that provide for fixed prices, a fixed range of prices, or floor prices, in each case with the purpose and effect of protecting our Company and its Restricted Subsidiaries against fluctuations in the prices of oil or gas and not for purposes of speculation.

Reports to Holders. The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, our Company will furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if our Company were required to file such forms, including a “Management’s Discussion and Analysis or Plan of Operations” that describes the financial condition and results of operations of our Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis or Plan of Operations, the financial condition and results of operations of our Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of our Company, if any) and, with respect to the annual information only, a report thereon by our Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if our Company were required to file such reports,

in each case within the time periods specified in the SEC’s rules and regulations, provided that any breach of this covenant shall be cured upon the furnishing of such late report within 20 days of the date on which such report was required to be furnished.

Our Company will hold a quarterly conference call for the Holders and securities analysts to discuss such financial information no later than ten business days after distribution of such financial information.

Notwithstanding the foregoing, our Company may satisfy such requirements prior to the effectiveness of the registration statement to which this prospectus forms a part by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that such prospectus contains substantially the same information as would be required to be filed by our Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Prospectus (and any amendments thereto) promptly following the filing thereof.

Whether or not required by the rules and regulations of the SEC, our Company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) a copy of all information and reports as would be required to be filed by our Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In addition, our Company has agreed that, prior to the effectiveness of the registration statement to which this prospectus forms a part, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Payments for Consent. Our Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest and Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not prohibited by the subordination provisions of the Indenture;

(3) the failure to deliver common stock (together with cash instead of fractional shares) or cash when required to be delivered upon conversion of a Note and the default continues for a period of 10 days, whether or not prohibited by the subordination provisions of the Indenture;

(4) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest and Additional Interest, if any, on, any Note) or any Collateral Agreement which default continues for a period of 30 days after our Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “—Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(5) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of our Company or any Restricted Subsidiary of our Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $6.0 million or more at any time;

(6) one or more judgments in an aggregate amount in excess of $6.0 million shall have been rendered against our Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid and unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or the Indenture;

(8) certain events of bankruptcy affecting our Company or any of its Significant Subsidiaries;

(9) our Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(10) the Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to our Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, and premium, if any, and accrued interest and Additional Interest, if any, on, all the Notes to be due and payable by notice in writing to our Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (8) above with respect to our Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if our Company has paid to each of the Trustee and the Collateral Agent its compensation and reimbursed each of the Trustee and the Collateral Agent for its expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (8) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on, any Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture and the Collateral Agreements relating to the duties of the Trustee and the Collateral Agent, neither the Trustee nor the Collateral Agent is under no obligation to exercise any of its rights or powers under the Indenture or any Collateral Agreement to which it is a party at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, indemnity satisfactory to it. Subject to the provisions of the Indenture and the Collateral Agreements and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent.

No past, present or future director, officer, employee, incorporator, or stockholder of our Company or a Guarantor, as such, shall have any liability for any obligations of our Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, or in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Under the Indenture, our Company is required to provide an Officers’ Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers’ Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Satisfaction and Discharge

The Indenture (and all Liens on Collateral) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, our Company’s obligation to issue ordinary shares upon conversion of the Notes as described under “—Conversion Rights”, in each case, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by our Company and thereafter repaid to our Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and our Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes to the date of such stated maturity or redemption as the case may be, together with irrevocable instructions from our Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) our Company has paid all other sums payable under the Indenture and the Collateral Agreements by our Company; and

(3) our Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, our Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of our Company’s or a Guarantor’s obligations to Holders in accordance with the covenant described under “Restrictive Covenants—Merger, Consolidation and Sale of Assets;”

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to conform the text of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or Collateral Agreements;

(7) to allow any Subsidiary or any other Person to guarantee the Notes;

(8) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Collateral Agreements

(9) to release a Guarantor as permitted by the Indenture and the relevant Guarantee; or

(10) to release Collateral as permitted under the terms of the Indenture or the Collateral Agreements.

Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of

(a) each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, and premium, if any, interest and Additional Interest, if any, on, such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of our Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes or any Guarantee in right of payment to any other Indebtedness of our Company or any Guarantor other than as required in the Indenture; or

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; and

(b) the Holders holding at least 75% in aggregate principal amount of the Notes, release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Governing Law

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, each of the Trustee and the Collateral Agent will perform only such duties as are specifically set forth in the Indenture and the Collateral Agreements to which it is a party. During the existence of an Event of Default, each of the Trustee and the Collateral Agent will exercise such rights and powers vested in it by the Indenture and the Collateral Agreements to which it is a party, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of each of the Trustee and the Collateral Agent, should it become a creditor of our Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, each of the Trustee and the Collateral Agent will be permitted to engage in other transactions; provided that if either the Trustee or the Collateral Agent acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of our Company or at the time it merges or consolidates with or into our Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of our Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to our Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of our Company or the time of such acquisition, merger or consolidation.

“Acquisition” means:

(1) an Investment by our Company or any Subsidiary of our Company in any other Person (other than a Restricted Subsidiary of our Company) pursuant to which our Company or such Subsidiary acquires, whether directly or indirectly, the Capital Stock of such other Person or the right to acquire any such Capital Stock (including an Investment in the Indebtedness of such other Person that is convertible in to the Capital Stock of such other Person); or

(2) the acquisition by our Company or any Restricted Subsidiary of our Company of the assets of any Person (other than a Restricted Subsidiary of our Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or other than in the ordinary course of business, any other assets of such Person.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means:

(1) an Investment by our Company or any Restricted Subsidiary of our Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of our Company or any Restricted Subsidiary of our Company, or shall be merged with or into our Company or any Restricted Subsidiary of our Company, or

(2) the acquisition by our Company or any Restricted Subsidiary of our Company of the assets of any Person (other than a Restricted Subsidiary of our Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by our Company or any of its Restricted Subsidiaries to any Person other than our Company or a Guarantor of:

(1) any Capital Stock of any Restricted Subsidiary of our Company; or

(2) any other property or assets of our Company or any Restricted Subsidiary of our Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which our Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of our Company as permitted under “Restrictive Covenants—Merger, Consolidation and Sale of Assets;”

(c) any Restricted Payment permitted under “Restrictive Covenants—Limitation on Restricted Payments,” including a Permitted Investment;

(d) the sale of Cash Equivalents;

(e) the sale or other disposal of the Collateral pursuant to the exercise of any remedies pursuant to the documents relating to any First Priority Claims that are permitted under the Indenture and secured by Permitted Liens of the type described in clause (11), (15) or (18) of the definition thereof;

(f) the sale or other disposition of used, worn out, obsolete or surplus equipment; and

(g) the abandonment, assignment, lease, sub-lease or farm out of Oil and Gas Assets or, the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business (but not including sales of dollar denominated or volumetric production payments, which shall be considered Asset Sales).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“BTU” means, British Thermal Unit.

“Capital Expenditures” means for any period expenditures (other than contracts for expenditures under or with respect to operating leases that are accounted for as capital leases in accordance with GAAP and in which our Company has no ownership interest and excluding expenditures made with the proceeds of casualty insurance or reinvestment of proceeds of asset dispositions as expressly permitted under “—Limitation on Asset Sales”) in respect of the purchase or other acquisition of fixed or capital assets that have a useful life of more than one year and that are required to be capitalized in conformity with GAAP.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and Notes of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“CFC Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of our Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”);

(2) our Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, our Company, other than any such transaction where the Voting Stock of our Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3) the approval by the holders of Capital Stock of our Company of any plan or proposal for the liquidation, winding up or dissolution of our Company;

(4) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of our Company; or

(5) individuals who on the Issue Date constituted the Board of Directors of our Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of our Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the Indenture, the Collateral Agreements, the Notes or the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, each Mortgage and each other instrument creating Liens in favor of the Trustee as required by the Indenture, in each case, as the same may be in force from time to time.

“common stock” means our Company’s common stock, par value $.001 per share, as the same exists at the date of the Indenture, or any other class of stock resulting from successive changes or rectifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of the Indenture, shares of common stock issuable on conversion of the Notes shall include only shares of the class designated as common stock of our Company at the date of the Indenture or shares of any class or classes resulting from any rectification or rectifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company and which are not subject to redemption by our Company except as provided in the Certificate of Incorporation; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

“Consideration Shares” means shares of common stock having a value of up to $5.0 million, issued in connection with the Transaction to the Sellers at not more than a 10% discount to the 10 day weighted average price of our common stock prior to the Issue Date.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d) restructuring costs (including employee relocations costs) and integration expenses and charges that are identified at the time of closing of any acquisition as resulting from such acquisition (including, without limitation, cash severance payments and facility closures);

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such

Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Notes of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees); but excluding the amortization or write-off during such period of capitalized financing or debt issuance costs.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary gains or losses;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Restricted Subsidiary of the referent Person by such Person;

(5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8) the cumulative effect of a change in accounting principles;

(9) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;”

(10) any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write downs had not occurred;

(11) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(12) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Coupon Make Whole” means, an amount equal to accrued and unpaid interest on the Notes from the Issue Date to October 1, 2010.

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, between our Company and the lenders party thereto (together with their successors and assigns, the “Lenders”) and the administrative agent named therein (in such capacity, together with its successors and assigns, the “Administrative Agent”), setting forth the terms and conditions of the senior revolving credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (3) or (16) of the definition of the term “Permitted Indebtedness”) or adding Subsidiaries of our Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Designated Senior Debt” means:

(1) the Senior Secured Notes and any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by our Company as “Designated Senior Debt.”

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of our Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a CFC Subsidiary of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of our Company acting in good faith; provided, however, that with respect to any price less than $2.5 million only the good faith determination by our Company’s senior management shall be required.

“First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

“First Priority Cash Management Obligations” means all obligations of our Company and the Guarantors in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“First Priority Claims” means (a) Indebtedness under the Credit Agreement permitted pursuant to clause (3) or (16) of the definition of the term “Permitted Indebtedness,” (b) First Priority Cash Management Obligations and First Priority Hedging Obligations, and (c) all other Obligations under the documents relating to Indebtedness described in clauses (a) and (b) above.

“First Priority Hedging Obligations” means all Hedging Obligations secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantor” means (1) each of our Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of our Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means the obligations of our Company or any of its Restricted Subsidiaries pursuant to agreements (1) designed to protect our Company or any of its Restricted Subsidiaries against (a) fluctuations in interest rates in respect of Indebtedness of our Company or such Restricted Subsidiary or (b) fluctuations in currency exchange rates or commodity prices and (2) entered into in the ordinary course of business and not for purposes of speculation.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Hedging Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in our Company; and (2) that, in the judgment of the Board of Directors of our Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intercreditor Agreement” means the Intercreditor Agreement, a form of which is attached to the Indenture, to be entered into concurrently with the Credit Agreement, among the First Priority Agent, the Collateral Agent, our Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If our Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by our Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by our Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by our Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Restrictive Covenants—Limitation on Restricted Payments”:

(i) “Investment” shall include the portion (proportionate to our Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of our Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, our Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) our Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to our Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of our Company.

“Issue Date” means the date of original issuance of the Notes.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“LTM EBITDA” means, as of any date of determination, Consolidated EBITDA for the four consecutive fiscal quarters ending on such date (the “LTM Reference Period”). In addition, for purposes of calculating LTM EBITDA:

(1) any Asset Sale or other disposition or Asset Acquisition, as if such Asset Sale or other disposition or Asset Acquisition (including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the LTM Reference Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.”

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations of businesses (and ownership interests therein) disposed of prior to such date, will be excluded;

(3) any Person that is a Restricted Subsidiary on such date will be deemed to have been a Restricted Subsidiary during the LTM Reference Period; and

(4) any Person that is not a Restricted Subsidiary on such date will be deemed not to have been a Restricted Subsidiary at any time during the LTM Reference Period.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on our Company and its Restricted Subsidiaries’ Oil and Gas Assets and interests, Premises and/or the Leased Premises to secure the Notes or the Guarantees.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by our Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated by our Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by our Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by our Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, (including, without limitation, interest occurring after an insolvency, bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes hereunder.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of our Company.

“Officers’ Certificate” means a certificate signed by two Officers of our Company, at least one of whom shall be the principal financial officer of our Company, and delivered to the Trustee and/or the Collateral Agent, as the context may require.

“Oil and Gas Assets” means (a) any and all Oil and Gas Properties; (b) any and all properties now or hereafter pooled or unitized with Oil and Gas Properties; (c) any and all presently existing or future unitization, communitization, or pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations rules or other official acts of any federal, state or other governmental body, agency or authority) that affect any Oil and Gas Property; (d) any and all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any Oil and Gas Property or the production, sale, purchase, exchange or processing, handling, storage, transporting or marketing of Hydrocarbons from or attributable to any Oil and Gas Property; (e) any and all Hydrocarbons in and under and which may be produced and saved from, or are attributable to, any Oil and Gas Property, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to any Oil and Gas Property; (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to any Oil and Gas Property and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, immovable or immovable, that is now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Oil and Gas Property or other property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be taken to such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, sales and flow lines, gathering systems, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, steam generation facilities, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

“Oil and Gas Liens” means (i) Liens on any specific Oil and Gas Asset or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such Oil and Gas Asset and the plugging and abandonment of wells located thereon (it being understood that, in the case of any producing Oil and Gas Asset, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such Oil and Gas Asset forms a part or which relate to such Oil and Gas Asset); (ii) Liens on a producing Oil and Gas Asset to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such Oil and Gas Asset; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to our Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and (iv) Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, together with all fixtures and improvements pertaining thereto.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which our Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Disqualified Capital Stock” means Disqualified Capital Stock that is convertible into debt securities of our Company or any of its Restricted Subsidiaries that constitutes Permitted Subordinated Indebtedness.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the Offering not to exceed $57.5 million, the PIK Notes (issued in respect of PIK Interest in accordance with the terms of the Indenture) and the related Guarantees;

(2) Indebtedness under the Senior Secured Notes in an aggregate principal amount not to exceed $115.0 million and the related Senior Secured Notes Guarantees;

(3) the incurrence by our Company and any Guarantor of additional Indebtedness and letters of credit under the Credit Agreement (i) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our Company and its Restricted Subsidiaries thereunder) not to exceed $20.0 million and (ii) in connection with the collateralization of Hedging Obligations (including, without limitation, borrowing funds that are used to provide cash or cash equivalents pledged to secure Hedging Obligations or obtaining letters of credit that are used to provide support for Hedging Obligations) in an aggregate principal amount at any time outstanding not to exceed $3.0 million, less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Credit Agreement (other than repayments that are concurrently refunded or refinanced) that have been made by our Company or any of its Restricted Subsidiaries since the date of the Indenture and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under the Credit Agreement that have been made by our Company or any of its Restricted Subsidiaries since the date of the Indenture;

(4) other Indebtedness of our Company and its Restricted Subsidiaries outstanding on the Issue Date;

(5) Hedging Obligations of our Company or any of its Restricted Subsidiaries that are subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes;

(6) Intercompany Indebtedness of our Company or a Guarantor that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes for so long as such Indebtedness is held by our Company or a Guarantor; provided that if as of any date any Person other than our Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (11), (15), or (18) of the definition thereof that secure First Priority Claims that are permitted under the Indenture or a Permitted Lien of the type described in clause (14) of the definition thereof ) such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days after our Company obtains knowledge thereof;

(8) Indebtedness of our Company or any of its Restricted Subsidiaries represented by letters of credit for the account of our Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, bonds and completion guarantees described in the following clause in the ordinary course of business;

(9) obligations in respect of plugging and abandonment, performance, bid and surety bonds and completion guarantees provided by our Company or any Restricted Subsidiary in the ordinary course of business;

(10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of our Company and its Restricted Subsidiaries that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by our Company in connection with such Refinancing)) not to exceed $6.0 million at any time outstanding;

(11) Refinancing Indebtedness;

(12) Indebtedness represented by guarantees by our Company or a Restricted Subsidiary of Indebtedness incurred by our Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by our Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture and that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes;

(13) Indebtedness that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes arising from agreements of our Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by our Company and the Subsidiary in connection with such disposition;

(14) Indebtedness of our Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture;

(15) Indebtedness solely represented by premium financing or similar payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practices; and

(16) additional Indebtedness of our Company and its Restricted Subsidiaries that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes in an aggregate principal amount not to exceed $3.0 million at any time outstanding.

For purposes of determining compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, our Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Indebtedness of the type described in clause (3) above that is outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by such clause (and for the avoidance of doubt, not clause (4) above). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Additional Indebtedness” covenant.

“Permitted Investments” means:

(1) Investments by our Company or any Restricted Subsidiary of our Company in any Person that (a) is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into our Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to our Company or a Guarantor or (b) is a Guarantor;

(2) Investments in our Company by any Restricted Subsidiary of our Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to our Company’s Obligations under the Notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) Hedging Obligations in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant;

(5) Investments in the Notes;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7) Investments made by our Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “—Limitation on Asset Sales” covenant;

(8) Investments in existence on the Issue Date;

(9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of our Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(10) advances to suppliers and customers in the ordinary course of business; and

(11) additional Investments in an aggregate amount not to exceed $6.0 million at any time outstanding.

“Permitted Junior Securities” means:

(1) equity interests in our Company or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under the Indenture.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which our Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of our Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of our Company or any Restricted Subsidiary of our Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of our Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Indebtedness under Hedging Obligations that are permitted under the Indenture or that relate to Indebtedness that is otherwise permitted under the Indenture;

(12) Liens securing Acquired Indebtedness incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” covenant; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by our Company or a Restricted Subsidiary of our Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by our Company or a Restricted Subsidiary of our Company; and

(b) such Liens do not extend to or cover any property or assets of our Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of our Company or a Restricted Subsidiary of our Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by our Company or a Restricted Subsidiary of our Company;

(13) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (4) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(14) Liens securing the Notes, Senior Secured Notes and all other Obligations under the Indenture, the Collateral Agreements, the Senior Secured Indenture, the Guarantees and the Senior Secured Guarantees;

(15) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (3) or (16) of the definition of the term “Permitted Indebtedness”;

(16) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of our Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(17) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money; and

(18) Liens securing First Priority Cash Management Obligations.

“Permitted Subordinated Indebtedness” means Indebtedness that is subordinated in right of payment to the Notes, the Guarantees, the Senior Secured Notes and the Senior Secured Notes Guarantees, as the case may be, and matures at least 91 days after the final stated maturity of the later of the Notes or the Senior Secured Notes.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PIK Interest” means pay-in-kind interest payable on all outstanding Notes in the form of the issuance of PIK Notes.

“Purchase Money Indebtedness” means Indebtedness of our Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by our Company or any Restricted Subsidiary of our Company of Indebtedness incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to Permitted Indebtedness) or clause (1), (2), (4) or (11) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between our Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Reinvestment Yield” means a discount rate equal to 0.5% over the yield (i) reported as of 10:00 a.m. (New York City time) on the date of conversion, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Page PX1 (or its successor screen on Bloomberg Financial Markets) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity closest to October 1, 2010 or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the date of the conversion, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a maturity closest to October 1, 2010 . Such yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and later than the period from the date of such conversion October 1, 2010 and (2) the actively traded U.S. Treasury security with the maturity closest to and earlier than October 1, 2010 . The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Reserve Report” means a report relating to the estimates of the proved reserves of our Company and its Restricted Subsidiaries prepared by independent petroleum engineers.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Secured Parties” means the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by our Company and the Guarantors in favor of the Collateral Agent, as amended and supplemented from time to time in accordance with its terms.

“Senior Debt” means:

(1) all Indebtedness of our Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto;

(2) the Senior Secured Notes, the Senior Secured Notes Guarantees and all other Obligations arising under any Indenture Document (as defined in the Senior Secured Notes Indenture);

(3) any other Indebtedness of our Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by our Company;

(2) any intercompany Indebtedness of our Company or any of its Subsidiaries to our Company or any of its Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the Indenture; or

(5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Senior Secured Notes” means the 12 1/2 % Senior Secured Notes due 2012 issued by our Company.

“Senior Secured Notes Guarantees” means any guarantee of the Senior Secured Notes.

“Senior Secured Notes Indenture” means the indenture governing the Senior Secured Notes.

“Senior Secured Indebtedness” means, on any date, without duplication, (A) the aggregate principal amount of all Indebtedness of our Company and its Restricted Subsidiaries that (i) is evidenced by or consists of the Credit Agreement, the Notes (or any Guarantee in respect thereof) or any Indebtedness that Refinances any Note (or any Guarantee in respect thereof) that has a Lien on any assets of our Company or any of its Restricted Subsidiaries and (ii) is outstanding on such date less (B) total cash and Cash Equivalents of our Company and its Restricted Subsidiaries on a consolidated basis as of such date.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Indebtedness” means, as of any date of determination, (A) the aggregate amount of Indebtedness of our Company and its Restricted Subsidiaries on a consolidated basis as of such date less (B) total cash and Cash Equivalents of our Company and its Restricted Subsidiaries on a consolidated basis as of such date.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of our Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, our Company or any other Subsidiary of our Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) our Company certifies to the Trustee that such designation complies with the “—Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of our Company or any of its Restricted Subsidiaries.

The Board of Directors of our Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, our Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof,

by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a CFC Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

Certain matters related to the validity of the issuance of the Registered Securities that are being registered for resale in the registration statement to which this prospectus forms a part will be passed upon for us by Eaton & Van Winkle LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Included in this prospectus are the reports of Malone & Bailey, PC, independent registered public accountants, located in Houston, Texas, with respect to its audits of; (i) our balance sheet as of December 31, 2006, and the related statements of expenses, cash flows and changes in stockholders’ equity (deficit) for the two year period then ended and for the period from June 29, 2004 (Inception) through December 31, 2006; (ii) the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by us from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. for the years ended December 31, 2006 and 2005; and (iii) the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by us from DSX Energy Limited, LLP for the years ended December 31, 2006 and 2005. We have relied upon such reports, given upon the authority of such firm as an expert in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of Baseline and the Blessing Field Properties as of June 1, 2007 and prepared by or from estimates prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineer. A summary of Cawley, Gillespie & Associates’ report is included as Exhibit 99.1 to the registration statement to which this prospectus is a part. These estimates are included in this prospectus in reliance upon the authority of the firm as experts in these matters.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

Our Articles of Incorporation and by-laws provide that we will indemnify to the fullest extent permitted by the Nevada Revised Statutes any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or agent of our Company or serves or served at our request as a director, officer or employee of another corporation or entity.

We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We maintain a Directors, Officers and Company Liability Policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND

CORPORATE GOVERNANCE

Relationships and Related Transactions.

As previously disclosed on our Current Report on Form 8-K filed with the Commission on January 29, 2007, on January 26, 2007 then Chairman and Chief Executive Officer Barrie Damson and Alan Gaines, a director, each made a loan of $50,000 to us to be used for our short-term working capital needs and evidenced by promissory Notes. The Notes accrued interest at an annual rate of six percent (6%) and matured, as extended by amendment dated April 10, 2007, on the earlier to occur of (i) the date on which we close an equity offering in which we obtain gross proceeds in excess of three million dollars ($3,000,000) or (ii) October 13, 2010. On October 1, 2007, we repaid the outstanding principal amount plus aggregate accrued interest in the amount of $2,252. Such amounts were repaid from the net proceeds from the Notes and the Senior Secured Notes.

During our fiscal year 2006, we granted stock options to certain of our affiliates as described elsewhere in this prospectus under “Executive Compensation—Option Grants in Last Fiscal Year”.

Director Independence.

The OTC Bulletin Board, on which our common stock is currently traded, does not maintain director independence standards.

DESCRIPTION OF BUSINESS

Development of Business

We were incorporated as a Nevada corporation in February 2004 under the name of College Oak Investments, Inc., and changed our name to Baseline Oil & Gas Corp. on January 17, 2006.

We are the surviving corporation of a merger transaction with Coastal Energy Services, Inc. (“Coastal”) that was effective on April 6, 2005. Under the Plan and Agreement of Merger, Coastal was merged with and into our company in exchange for 17,206,000 shares of our common stock issued to the former Coastal stockholders. In addition, all stock options and other rights to purchase shares of common stock of Coastal were converted into options or rights to purchase an equal number of shares of our common stock. As of the effective date of the merger, options to acquire up to 500,000 shares of Coastal common stock were converted into options to acquire 500,000 shares of our common stock.

Under the merger, we assumed all of the obligations and liabilities of Coastal, including Coastal’s obligations to repay outstanding indebtedness under its $350,000 original principal amount of 10% convertible promissory notes. These notes were convertible into shares of our common stock at a rate of $0.25 per share and matured on April 6, 2006. Each holder of these notes was entitled to receive an additional number of shares equal to 20% of the face amount of holder’s note, resulting in an effective conversion price of $0.21 per share. Effective April 6, 2006, the holders of such notes converted such notes into an aggregate of 1,820,000 shares of our common stock. In addition, on the effective date of the merger, Coastal delivered the sum of $125,000 to us to discharge amounts owed by us for prior legal services rendered to us and for expenses incurred by us in connection with the merger transaction.

As a result of the merger, Coastal Energy Services, Inc. was treated as the “acquiring” company and the historical financial statements of our company were restated to be those of Coastal for financial accounting and reporting purposes.

Coastal was formed to engage in the energy business, and following the merger, we began pursuing opportunities in the energy industry and particularly, in the oil and gas industries. We ceased being a shell company by virtue of:

• our redemption on March 16, 2007 of our prior membership interest in a joint venture for a direct working interest in approximately 171,000 gross acres in the Illinois Basin located in southern Indiana known to contain New Albany Shale, as described elsewhere in this prospectus under “Management’s Discussion and Analysis or Plan of Operations – Plan of Operations – New Albany Shale Assets—Southern Indiana”; and

• our purchase on April 12, 2007 of the Eliasville Field Properties, including those wells and properties located on approximately 5,231 acres in north Texas, as described elsewhere in this prospectus under “Management’s Discussion and Analysis or Plan of Operations – Plan of Operations – Eliasville Field Properties – North Texas Assets”.

On October 1, 2007, we also acquired producing natural gas and oil properties located in Texas, or the Blessing Field Properties, from DSX Energy Limited LLP, Kebo Oil & Gas, Inc., and 25 other related parties for an adjusted purchase price of $96.6 million. The properties acquired by us consist of a greater than 95% working interest in 2,374 net acres in the Blessing Field which contained twelve (12) producing wells. The effective date of the acquisition was June 1, 2007.

Our Business Operations

We have assembled through the foregoing transactions a portfolio of properties covering an aggregate of 39,945 net acres across three core areas of operation and having a balanced commodity mix of roughly 51% oil and 49% natural gas proved reserves. We own a working interest of over 95% and an average 74% net revenue interest in our two Texas properties, and operate 100% of the wells that presently comprise our PV-10. We believe this enables us to more efficiently manage our operating costs, capital expenditures and the timing and method of development of our properties. In addition to our development opportunity in Southern Indiana, the proved developed nonproducing, proved undeveloped and non-proved reserves identified in our two Texas properties include over 150 potential drilling and workover opportunities. Commencing October 1, 2007, we have implemented an active development program to exploit these opportunities. See “Management’s Discussion and Analysis or Plan of Operations – Plan of Operations.”

As of June 1, 2007, based on the reserve report prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers (“CG&A” and the “CG&A Reserve Report”), pro forma for our acquisition of the Blessing Field Properties we had 67.7 Bcfe of proved reserves, of which 48.7% were natural gas and 58.8% were proved developed. The PV-10 and NYMEX PV-10 of these proved reserves as of that date were $203.5 million and $213.6 million, respectively, on a pro forma basis.

As used above and elsewhere in this prospectus, PV-10 and NYMEX PV-10 are derived from the standardized measure of discounted future net cash flows which is the most directly comparable GAAP financial measure. PV-10 is an SEC standard computation of the discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at June 1, 2007 before deducting future income taxes, discounted at 10%. NYMEX PV-10 is a measure of future net cash flows at June 1, 2007 before deducting future income taxes, using NYMEX forward pricing as of August 29, 2007, discounted at 10%. The principal difference between reserve estimates calculated on PV-10 and reserve estimates calculated on NYMEX PV-10 is that PV-10 is calculated using flat pricing based on spot prices as of May 31, 2007 whereas NYMEX PV-10 is calculated using a commodity market index price based on forward pricing as of August 29, 2007. The PV-10 and NYMEX PV-10 measures and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil and natural gas reserves due to uncertainties inherent in commodity prices and production risk. A reconciliation of PV-10 to NYMEX PV-10 is provided elsewhere in this prospectus under “Plan of Operations – Proved Reserves.”

Regulation of the Oil and Natural Gas Industry

Regulation of Transportation and Sale of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil are affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by the FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, the FERC in February 2003 increased the index slightly, effective July 2001. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors.

Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by prorationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of Transportation and Sale of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the Natural Gas Policy Act. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act. The Decontrol Act removed all Natural Gas Act and Natural Gas Policy Act price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. While sales by producers of natural gas can currently be made at unregulated market prices, Congress could reenact price controls in the future.

FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Beginning in 1992, the FERC issued Order No. 636 and a series of related orders to implement its open access policies. As a result of the Order No. 636 program, the marketing and pricing of natural gas have been significantly altered. The interstate pipelines’ traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. Although the FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

In 2000, the FERC issued Order No. 637 and subsequent orders, which imposed a number of additional reforms designed to enhance competition in natural gas markets. Among other things, Order No. 637 effected changes in FERC regulations relating to scheduling procedures, capacity segmentation, penalties, rights of first refusal and information reporting. Most major aspects of Order No. 637 have been upheld on judicial review, and most pipelines’ tariff filings to implement the requirements of Order No. 637 have been accepted by the FERC and placed into effect.

The Energy Policy Act of 2005, which we refer to as EP Act 2005, gave FERC increased oversight and penalty authority regarding market manipulation and enforcement. EP Act 2005 amended the NGA to prohibit market manipulation and also amended the NGA and the NGPA to increase civil and criminal penalties for any violations of the NGA, NGPA and any rules, regulations or orders of FERC up to $1,000,000 per day, per violation. In addition, FERC issued a final rule effective January 26, 2006, regarding market manipulation, which makes it unlawful for any entity, in connection with the purchase or sale of natural gas or transportation service subject to FERC jurisdiction, to defraud, make an untrue statement, or omit a material fact or engage in any practice, act, or course of business that operates or would operate as a fraud. This final rule works together with FERC’s enhanced penalty authority to provide increased oversight of the natural gas marketplace.

We cannot accurately predict whether the FERC’s actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Additional proposals and proceedings that might affect the natural gas industry are pending before the FERC and the courts. The natural gas industry historically has been very heavily regulated. Therefore, we cannot provide any assurance that the less stringent regulatory approach recently established by the FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Natural Gas Gathering

Section 1(b) of the NGA exempts natural gas gathering facilities from the jurisdiction of the FERC. FERC has developed tests for determining which facilities constitute jurisdictional transportation facilities under the NGA and which facilities constitute gathering facilities exempt from FERC’s NGA jurisdiction. From time to time, FERC reconsiders its test for defining non-jurisdictional gathering. For example, there is currently pending at FERC a proposed rulemaking to reformulate its test for non-jurisdictional gathering in the shallow waters of the Outer Continental Shelf. In recent years, FERC has also permitted jurisdictional pipelines to “spin down” exempt gathering facilities into affiliated entities that are not subject to FERC jurisdiction, although FERC continues to examine the circumstances in which such a “spin down” is appropriate and whether it should reassert jurisdiction over certain gathering companies and facilities that previously had been “spun down.” We cannot predict the effect that FERC’s activities in this regard may have on our operations, but we do not expect these activities to affect our operations in any way that is materially different from the effect thereof on our competitors.

State regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take or service requirements, but does not generally entail rate regulation. Recently, however, gas gathering has received greater regulatory scrutiny at the state levels. For example, the Texas Railroad Commission enacted a Natural Gas Transportation Standards and Code of Conduct to provide regulatory support for the state’s more active review of rates, services and practices associated with the gathering and transportation of gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.

Intrastate natural gas transportation is also subject to regulation by state regulatory agencies, although the FERC does regulate the rates, terms and conditions of service provided by intrastate pipelines which transport gas subject to the FERC’s Natural Gas Act jurisdiction under Section 311 of the Natural Gas Policy Act. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

Sales of condensate and natural gas liquids are not currently regulated and are made at market prices.

Regulation of Production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All of the states in which we own and operate properties have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental Matters and Other Regulation

General

Our operations are subject to stringent and complex federal, state and local laws and regulations governing environmental protection as well as the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;

•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs. As part of transactions in which we acquire oil and gas properties and facilities, we may assume the environmental liabilities of prior owners and operators of these oil and gas properties or facilities.

Although we believe that we are in substantial compliance with all applicable environmental laws, regulations, and other requirements, or are addressing those instances in which we have identified areas of non-compliance, the production of oil and gas entails significant environmental risks and is subject to complex federal, state, and local environmental laws.

The following is a summary of some of the existing laws, rules and regulations to which our business operations are subject.

Waste Handling

The Resource Conservation and Recovery Act, or RCRA, and comparable state statutes, as well as other oil and gas or natural resource statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA or state non-hazardous waste provisions. Releases or spills of these regulated materials may result in remediation liabilities under these statutes. It is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation, and Liability Act

The Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, also known as the Superfund Law, imposes joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

In the course of our operations, we generate wastes that may fall within CERCLA’s definition of a “hazardous substance”. We may be jointly and severally liable under CERCLA or comparable state statutes for all or part of the costs required to clean up sites at which these wastes have been disposed. Although CERCLA currently contains a “petroleum exclusion” from the definition of “hazardous substance,” state laws affecting our operations impose cleanup liability for release of petroleum or petroleum related products, including oil cleanups.

Further, we currently own, lease or operate properties that have been used for oil and natural gas exploration and production for many years. Hazardous substances or petroleum may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such hazardous substances or other wastes have been taken for disposal. In addition, some of our properties have been operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances, petroleum, or other materials or wastes were not under our control. These properties and the substances or materials disposed or released on, at or under them may be subject to CERCLA, RCRA or analogous or other state laws. Under such laws, we could be required to remove previously disposed substances and wastes or released petroleum, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination.

Water Discharges

The Federal Water Pollution Control Act, or the Clean Water Act, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. The Clean Water Act regulates storm water run-off from oil and natural gas facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The Clean Water Act and regulation promulgated thereunder also prohibit discharges of dredged and fill material in wetlands and the waters of the United States unless authorized by an appropriately issued permit. Spill prevention, control and countermeasure requirements of the Clean Water Act require the preparation of plans and the implementation of measures to prevent the contamination of navigable waters in the event a petroleum hydrocarbon tank spills, ruptures or leaks. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Oil Pollution Act of 1990, or OPA, which amends and augments the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the United States. In addition, OPA and regulations promulgated pursuant thereto impose a variety of regulations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. OPA also requires certain oil and natural gas operators to develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance.

Air Emissions

The Federal Clean Air Act, or CAA, and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, EPA has developed and continues to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Our operations use equipment that emits air pollutants which may be subject to federal and state air pollution control laws. These laws require the use of air emissions abatement equipment to achieve prescribed emissions limitations and ambient air quality standards, as well as operating permits for existing equipment and construction permits for new and modified equipment.

Permits and related compliance obligations under the CAA and comparable state laws, as well as changes to state implementation plans for controlling air emissions in regional non-attainment areas, may require oil and natural gas exploration and production operators to incur future capital expenditures in connection with the addition or modification of existing air emission control equipment and strategies. In addition, some oil and natural gas facilities may be included within the categories of hazardous air pollution sources, which are subject to increasing regulation under CAA and comparable state laws. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the CAA and associated state laws and regulations. Oil and gas operations may in certain circumstances and locations be subject to permits and restrictions under these statutes for emissions of air pollutants, including volatile organic compounds, nitrous oxides, and hydrogen sulfide.

National Environmental Policy Act

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act, or NEPA. NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. All of our current exploration and production activities, as well as proposed exploration and development plans, on federal lands require governmental permits that are subject to the requirements of NEPA. This process has the potential to delay the development of oil and natural gas projects.

Endangered Species, Wetlands and Damages to Natural Resources

Various state and federal statutes prohibit certain actions that adversely affect endangered or threatened species and their habitat, migratory birds, wetlands, and natural resources. These statutes include the Endangered Species Act, the Migratory Bird Treaty Act, the Clean Water Act and CERCLA. Where takings of or harm to species or damages to wetlands, habitat, or natural resources occur or may occur, government entities or at times private parties may act to prevent oil and gas exploration or production or seek damages to species, habitat, or natural resources resulting from filling or construction or releases of oil, wastes, hazardous substances or other regulated materials.

OSHA and Other Laws and Regulations

We are subject to the requirements of the federal Occupational Safety and Health Act (OSHA) and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

Recent studies have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, many nations have agreed to limit emissions of “greenhouse gases” pursuant to the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol.” Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil and natural gas, and refined petroleum products, are “greenhouse gases” regulated by the Kyoto Protocol. Although the United States is not participating in the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect our operations and demand for our products. Additionally, the U.S. Supreme Court has ruled, in Massachusetts, et al. v. EPA, that the U.S. Environmental Protection Agency abused its discretion under the Clean Air Act by refusing to regulate carbon dioxide emissions from mobile sources. This Supreme Court decision could result in federal regulation of carbon dioxide emissions and other greenhouse gases, and may affect the outcome of other climate change lawsuits pending in U.S. federal courts in a manner unfavorable to our industry. Currently, our operations are not adversely impacted by existing state and local climate change initiatives and, at this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.

Private Lawsuits

In addition to claims arising under state and federal statutes, where a release or spill of hazardous substances, oil and gas or oil and gas wastes have occurred, private parties or landowners may bring lawsuits against oil and gas companies under state law. The plaintiffs may seek property damages, personal injury damages, remediation costs or injunctions to require remediation or restoration of contaminated property, soil, groundwater or surface water. In some cases, oil and gas operations are located near populated areas and emissions or accidental releases could affect the surrounding properties and population.

Employees

Including Thomas Kaetzer, our Chairman and Chief Executive Officer, and Patrick McGarey, our Chief Financial Officer, as of March 6, 2008 we have 15 full-time employees and 2 contract employees.

PLAN OF OPERATIONS

The following discussion is meant to assist you in understanding our plan of operations and financial position and should be read in conjunction with our financial statements and the pro forma financial information, together with the notes to our financial statements and pro forma financial information, set forth elsewhere in this prospectus. To the extent our discussion contains forward-looking information, we desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. See “Cautionary Note Regarding Forward-Looking Statements” at page 29 of this prospectus.

Plan of Operations

We are currently active in three core areas of operation, each of which is located within a historically prolific oil and gas region in the United States. Our three core areas include: (1) the Blessing Field Properties, located in Matagorda County, Texas; (2) the Eliasville Field Properties, located in Stephens County, Texas; and (3) the New Albany Shale formation, located in southern Indiana.

Blessing Field Properties – Texas Gulf Coast

On October 1, 2007 we closed our acquisition of greater than a 95% working interest (70%-75% net revenue interest) in 2,374 net leasehold acres situated within the Blessing Field area, in Matagorda County, TX. The effective date of the transaction was June 1, 2007 and we paid an adjusted purchase price of $96.6 million.

The Blessing Field acquisition was attractive to our management due to the significant amount of reserve potential remaining to be exploited, and the presence of an estimated 21 pay zones in the field. We have identified 14 proved undeveloped (PUD) locations in the field, mainly targeting the two primary field pay zones, and we expect to drill approximately 8 of these prior to the end of 2008. Depending on the results of this activity together with our ongoing field appraisal, it is likely that additional drilling locations will be identified in the field. In addition, numerous uphole recompletion prospects have been identified in the existing 12 producing wells. The presence of these secondary pay zones will extend the life of this field, as well as reduce our risk of drilling unsuccessful wells in the future.

Eliasville Field Properties – North Texas Assets

On April 12, 2007, we closed our acquisition of a 100% working interest (78.5% net revenue interest) in 5,231 net leasehold acres in the Eliasville Field from Statex Petroleum I, L.P. and Charles W. Gleason LP. The effective date of the transaction was February 1, 2007 and we paid an adjusted purchase price of $27.05 million.

We have extensive plans to further develop this field. Such plans include performing an estimated 27 workovers (mainly returning inactive wells to production), drilling 20 PUD wells, and drilling up to 17 probable locations. We expect to drill most or all of the 20 PUD wells before the end of 2008. Likewise, we anticipate performing approximately 20 of the 27 workovers over this time frame. Only the central and eastern portions of our acreage (roughly 60%) are currently being operated as a waterflood, leaving the remaining 40% of our acreage as a candidate for secondary recovery operations. Our overall goal is to fully develop our leasehold in this field on 10 acre spacing, and to expand waterflood operations over the rest of the field as well, subject to prudent engineering, geologic and economic considerations.

CGA estimated net remaining proved reserves in the Eliasville Field at 4.24 million barrels of oil equivalent (25.44 billion cubic feet of natural gas equivalent), with an associated net present value (PV10) of $59.7 million, based on holding oil and natural gas prices received on May 31, 2007 ($64.02/bbl and $7.75/mmbtu) flat for the remaining life of the field. Management believes that significant incremental reserves can be recovered beyond the proved recoverable reserves identified by CGA. Management is currently evaluating the implementation of an Alkaline Surfactant Polymer (ASP) flood in order to improve waterflood sweep efficiency and recover a significant volume of incremental barrels of oil. We anticipate implementing a pilot ASP flood in the Eliasville Field during the next 12 months.

New Albany Shale Assets – Southern Indiana

Between November 25, 2005 and March 16, 2007, we held a 50% economic and voting membership interest in a limited liability company formed for the purpose of acquiring oil and gas leasehold rights over acreage located in Southern Indiana and known to overlay the New Albany Shale formation. On March 16, 2007, our Company redeemed its membership interest in such limited liability company in return for a direct assignment of working interest over the same New Albany Shale acreage. Presently we have an interest in 171,000 gross acres in the play as follows:

•

A 19.7% working interest in an area of mutual interest covering approximately 122,000 gross acres (approximately 24,400 acres net to Baseline), primarily located in Greene County and operated by Aurora Oil & Gas (the “Wabash AMI”);

•

An 18.2% working interest in an area of mutual interest covering approximately 41,000 gross acres (approximately 7,380 acres net to Baseline), primarily located in Knox County and operated by Rex Energy (the “Knox AMI”); and

•

A 6.9% working interest in an area of mutual interest covering approximately 8,000 gross acres (approximately 560 acres net to Baseline), primarily located in Greene County and operated by El Paso (the “Greene AMI”).

Management presently considers the acreage contained in our Knox AMI to be highly prospective, as it lies between active producing projects owned by Noble Energy to the north (southern Sullivan County) and El Paso to the southeast (Knox and Davies Counties). During 2007, we participated with our partners in the drilling of 4 horizontal New Albany Shale wells in the Knox AMI, using a foam drilling fluid system. Each of these wells encountered significant formation fracturing, based upon formation water and natural gas encountered during drilling. During 2007, we also participated in the drilling of 3 New Albany Shale wells in the Wabash AMI and 1 well in the Greene AMI. Each of these wells also tested natural gas. We are actively working with our partners in defining optimal completion and stimulation techniques, as well as preparing to install gas gathering, treatment and compression facilities required to place the wells on production. We anticipate selling gas from these wells during 2008. Depending on results from our completion operations, management estimates that we will participate in the drilling of approximately 10 to 15 new horizontal wells on our New Albany acreage during 2008.

Our business and prospects within the foregoing three core areas must be considered in light of the risks and uncertainties frequently encountered by companies in the oil & gas industry. The successful development of oil and gas fields is highly uncertain and we cannot reasonably estimate or know the nature, timing and estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence from, any oil and gas production from our existing fields or other fields, if any, acquired in the future. Risks and uncertainties associated with oil & gas production include:

•	reservoir performance and natural field decline;

•	changes in operating conditions and costs, including costs of third party equipment or services such as drilling rigs and shipping;

•	the occurrence of unforeseen technical difficulties, including technical problems that may delay start-up or interrupt production;

•	the outcome of negotiations with co-venturers, governments, suppliers, or other third party operators;

•	our ability to manage expenses successfully;

•

regulatory developments, such as de-regulation of certain energy markets or restrictions on exploration and production under laws and regulations related to environmental or energy security matters; and

•

changes in oil, gas and petrochemical prices and changes in margins on gasoline and other refined products based upon supply and demand for oil and gas affected by general economic growth rates and conditions, supply disruptions, new supply sources and the competitiveness of alternative hydrocarbon or other energy sources.

Liquidity and Sources of Capital

As previously reported in our filings with the SEC, on October 1, 2007 we raised gross proceeds of $165 million through our issuance of (i) $115 million aggregate principal amount of the Senior Secured Notes and (ii) $50 million aggregate principal amount of the Notes. Proceeds from the sale of such securities were used to purchase our Blessing Field assets, retire prior outstanding indebtedness and to pay fees and expenses of the financing. The balance of such proceeds (approximately $15.5 million) will be utilized for general working capital needs.

Also on October 1, 2007, we entered into the Credit Facility with Wells Fargo Foothill, Inc. as arranger and administrative agent. Subject to the satisfaction of a Borrowing Base formula (based on proved developed producing and proved developed non-producing reserves of our Company), and numerous conditions precedent and covenants, the Credit Facility provides for a revolving credit commitment of up to $20 million, with a sublimit of $10 million for the issuance of letters of credit. Unless earlier payment is required under the Credit Facility, advances under the loan facility must be paid on or before October 1, 2010.

By virtue of (i) proceeds received from the sale of the Senior Secured Notes and Notes, (ii) existing availability under the Credit Facility and (iii) our anticipated cash flow from operations, management believes that we have sufficient capital to satisfy its cash requirements over the next 12 months without the need to raise additional capital.

Previously, we satisfied our capital needs through the private placement of our debt and equity securities.

In November 2005, we completed the offering and sale of $2.375 million in units consisting of a 10% convertible promissory note and shares of common stock in privately negotiated transactions with accredited investors. Each note was to mature on May 15, 2007 and bore interest at the rate of 10% per annum. The holder of a note had the option to elect to receive interest on the note in cash or in shares of common stock valued at $0.50 per share. On May 30, 2007 holders of our 10% convertible promissory Notes unanimously agreed to extend the maturity date of the Notes from May 15, 2007 to November 15, 2007. As consideration for the extension of the maturity of the Notes, Baseline issued 380,000 shares in aggregate to the holders of the Notes and increased the coupon rate on the Notes from 10% to 12% per annum effective May 16, 2007. On November 15, 2007, all notes were either converted into shares of our common stock or repaid.

On February 1, 2006, we completed a private placement to accredited investors in which we received gross proceeds of $9.0 million by selling an aggregate of 8,181,819 shares of our newly-issued common stock at $1.10 per share. We paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) and issued three-year warrants to our placement agents to purchase an aggregate of 259,090 shares of common stock at an exercise price of $1.32 per share. C.K. Cooper & Company and Gilford Securities, Incorporated acted as our placement agents. Approximately $4 million of the net proceeds were used to fund the purchase of our interest in the New Albany Shale.

Should our estimated capital needs prove to be greater than we currently anticipate, or should we change our current operations plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. Although we anticipate that adequate funds will remain available to us under the Credit Facility and proceeds from the offering of the Notes and the Senior Secured Notes in October 2007, if we were unable to access such funding by reason of our failure to satisfy borrowing covenants under the Credit Facility we would have to use other alternative resources. To the extent it becomes necessary to raise additional cash in the future if our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or our equity securities, funding from joint venture or strategic partners, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. The sale of additional equity securities or convertible debt securities would result in dilution to our shareholders. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations in such circumstances.

Off-Balance-Sheet Arrangements

Since closing the DSX Acquisition, we have entered into a series of hedging arrangements. Pursuant to our Credit Agreement with Wells Fargo Foothill, Inc., we are required to maintain hedges covering not less than 50% and not more than 80% of the aggregate amount of our estimated hydrocarbon production volumes for the succeeding twenty-four months, on a rolling basis, (a) classified as Proved Developed Producing in our most recent reserve report, plus (b) such additions to Proved Developed Producing reserves as we estimated to have been made as a result of drilling activity occurring after our most recent reserve report. The terms of our 12 1/2 % Senior Secured Notes and 14 % Senior Subordinated Convertible Notes require that we enter into hedging arrangements within 60 days of receiving our annual third party reserve report covering at least 70% of anticipated oil and gas production classified as Proved Developed Producing for the succeeding twelve months. A summary of our Company’s current hedging arrangements is shown below.

Crude Oil

Period	Vol., BBL	Instrument	Settlement Index	Floor	Ceiling	Fixed
2007	11,000	Collar	NYMEX WTI (1)	$68.20	$74.20
2008	123,000	Collar	NYMEX WTI (1)	$68.20	$74.20
2008	66,000	Collar	NYMEX WTI (1)	$68.00	$79.81
2008	60,000	Floor	NYMEX WTI (1)	$75.00
2009	117,000	Swap	NYMEX WTI (1)			$68.20
2009	42,000	Collar	NYMEX WTI (1)	$68.00	$74.05
2009	48,000	Floor	NYMEX WTI (1)	$75.00
2010	47,500	Swap	NYMEX WTI (1)			$68.20
2010	49,000	Ceiling (2)	NYMEX WTI (1)		$73.20
2011	84,000	Ceiling (2)	NYMEX WTI (1)		$73.20

(1)	Average daily NYMEX settle price for prompt contract during calendar month
(2)	Call option held by Wells Fargo & Company

Natural Gas

Period	Vol., MMBtu	Instrument	Settlement Index	Floor	Ceiling	Fixed
2008	960,000	Collar	HSC (3)	$7.50	$7.83
2009	660,000	Collar	HSC (3)	$7.50	$8.44

(3)	Inside FERC First of Month Houston Ship Channel price

Contractual Obligations

In addition to our hedging arrangements disclosed elsewhere in this prospectus under “ – Off-Balance Sheet Arrangements,” our contractual obligations include: (i) a five-year lease at a total rent cost of $709,878 for use of our corporate headquarters in Houston, Texas, which lease provides for payment of base rent of $12,070 per month during the initial three years (commencing November 2007) and $12,382 per month during the final two years; (ii) the Notes, which provide for us to make semi-annual interest payments of approximately $3,500,000 in the aggregate, payable in cash or by delivery of PIK Notes, at our option, on each of April 1st and October 1st, commencing April 1, 2008; (iii) the Senior Secured Notes, which provide for us to make semi-annual interest payments of approximately $7,187,500 in the aggregate, on each of April 1st and October 1st, commencing April 1, 2008; and (iv) the Credit Facility, which provides for us to make monthly payments of approximately $11,250, representing monthly interest, unused commitment fees, letter of credit fees and service fees in arrears. In the case of LIBOR borrowings under the Credit Facility, interest is payable on the last day of the interest period which applies to a specific LIBOR tranche.

DESCRIPTION OF PROPERTY

Properties

The Blessing Field Properties.

The Blessing Field Properties are situated within the Blessing Field area, located in Matagorda County, Texas, on trend with several prolific Frio fields. Most of these fields were structural traps along down-to-the-coast growth faults containing normally-pressured Frio sand reservoirs. A proprietary 3-D seismic survey was acquired over the area in 1996 and, as a result, a series of buried faults were identified that set up traps in the deeper, geopressured Frio section basinward of Blessing Field. With the aid of a proprietary 3D seismic survey, DSX has drilled 12 successful wells to date, experiencing a reported 100% success rate, and has established production in 5 separate fault blocks, with proved and probable reserves in 21 different sands. Blessing Field has produced over 390 billion cubic feet of natural gas equivalent since the late 1930’s from its series of Upper Frio sands.

The independent engineering firm of Cawley Gillespie & Associates, Inc. (CGA) completed an evaluation of our proved reserves in the Blessing Field with an effective date of June 1, 2007. CGA estimated Baseline’s net remaining proved reserves in the field at 42.22 billion cubic feet of natural gas equivalent (7.04 million barrels of oil equivalent), with an associated net present value (PV10) of $143.8 million, based on holding oil and natural gas prices received on May 31, 2007 ($64.02/bbl and $7.75/mmbtu) flat for the remaining life of the field. Of the proved reserves, 19.2% are PDP, 30.8% are PDNP and 50.0% are PUD reserves.

The Eliasville Field Properties.

The Eliasville Field Properties consist of a 100% working interest in 5,231 acres located in Stephens County in North Texas, roughly 90 miles west of Fort Worth, Texas. The Eliasville Field was discovered in the 1920’s and produces primarily from the Caddo Lime oil formation at a depth of 3,300 feet. Currently the field produces 3.0 MMcfe/d of net production, with an average net revenue interest of approximately 78.5%. There are 82 oil wells producing in the field, and a portion of it is operated as an active waterflood with 54 injection wells. There are eight leases, two central operating facilities and three tank batteries. After the waterflood was initiated in the 1980’s, oil production peaked at 1,500 Bbls/d from the central six leases.

Proved reserves have been estimated in the CG&A Reserve Report to be 25.4 Bcfe with a pre-tax PV-10 value of $59.7 million at $64.02/Bbl and $7.75/MMbtu. Of the proved reserves, 64.1% are PDP, 9.2% PDNP and 26.6% are PUD reserves.

The New Albany Shale Formation.

The New Albany Shale formation consists of a direct working interest in leasehold interests covering approximately 171,000 gross (32,340 net) surface acres in the Illinois Basin located in Southern Indiana known to overlay the New Albany Shale formation. Our acreage is grouped into three separate areas of mutual interest, where we have varying working interests as follows:

•	19.7% working interest in approximately 122,000 gross acres (approximately 24,400 net acres) located primarily in Greene County and operated by Aurora Oil & Gas Corporation;

•	18.2% working interest in approximately 41,000 gross acres (approximately 7,380 net acres) located in Knox and Sullivan Counties and operated by Rex Energy Corporation; and

•	6.9% working interest in approximately 8,000 gross acres (560 net acres) located in Greene County, operated by El Paso Corporation.

The name “New Albany Shale” refers to brownish-black shale exposed along the Ohio River at New Albany in Floyd County, Indiana, and is present in the subsurface throughout much of the Illinois Basin. The Illinois Basin covers approximately 60,000 square miles in parts of Illinois, Southwestern Indiana and Western Kentucky. The New Albany Shale has produced natural gas since 1858, mostly from wells located in Southwestern Indiana and Western Kentucky.

Although the industry has reported a range of natural gas production rates and reserve potential in the New Albany Shale, there is not extensive production history from horizontal wells completed in the New Albany Shale and we have no proved reserves booked to its acreage position.

Corporate Headquarters.

We lease approximately 7500 square feet of office space in Houston, Texas to house our corporate offices. Our lease arrangement is a five-year lease, commencing November 1, 2007, and provides for total rent of $709,878, payable $12,070 per month during the initial three years and $12,382 per month during the final two years of the term. The lease also provides for us to pay initial build out costs of up to $30,000 over the first three months of the lease, during which three month period our rent is reduced to $4500 per month.

Proved Reserves

	Proved Reserves(1)
Property	% Gas	Natural Gas Equivalent	PV-10 Value(2)	Net Acreage
		(MMcfe)	($ thousands)
Blessing Field Properties	77.1%	42,219	$143,803	2,374
Eliasville Field Properties	1.6%	25,439	59,717	5,231
New Albany Shale	—	—	—	32,340

All Properties	48.7%	67,658	$203,521	39,945

(1)	Both Baseline’s (exclusive of Blessing Field Properties) and the Blessing Field Properties’ proved reserves are from the CG&A Reserve Report.
(2)

Based on May 31, 2007 prices of $64.02 per Bbl and $7.75 per MMBtu. A reconciliation of PV-10 to the standardized measure of discounted future cash flows is provided in the text and accompanying charts below.

As is customary in the oil and natural gas industry, we can generally retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by paying delay rentals during the remaining primary term of leases. The oil and natural gas leases in which we have an interest are for varying primary terms, and if production under a lease continues from our developed lease acreage beyond the primary term, we are entitled to hold the lease for as long as oil or natural gas is produced.

We do not have any obligations under existing contracts or agreements calling for the provision of fixed and determinable quantities of oil and natural gas over the next three years, and have therefore not filed any information or reports with any federal authority or agency containing estimates of total proved developed or undeveloped net oil or natural gas reserves. Our oil and natural gas properties consist primarily of oil and natural gas wells and our interests in leasehold acreage, both developed and undeveloped.

Due to the inherent uncertainties and the limited nature of reservoir data, proved reserves are subject to change as additional information becomes available. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC, and are inherently imprecise. Although we believe these estimates are reasonable, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

These calculations were prepared using standard geological and engineering methods generally accepted by the petroleum industry and in accordance with SEC financial accounting and reporting standards. The estimated present value of proved reserve does not give effect to indirect expenses such as general and administrative expenses, debt service and future income tax expense or to depletion, depreciation, and amortization.

In accordance with applicable financial accounting and reporting standards of the SEC, the estimates of our proved reserves and the present value of proved reserves set forth herein are made using oil and natural gas sales prices estimated to be in effect as of the date of such reserve estimates and are held constant throughout the life of the properties. Estimated quantities of proved reserves and their present value are affected by changes in oil and natural gas prices. The average prices utilized for the purpose of estimating our proved reserves and the present value of proved reserves as of June 1, 2007 were $64.02 per barrel of oil and $7.75 per Mcf of natural gas.

Based on the CG&A Reserve Report, we had estimated total proved reserves of 67.7 Bcfe of which 39.8 Bcfe were proved developed reserves. We have not reported our reserves to any federal authority or agency.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows.

	As of June 1, 2007
	Baseline	Blessing Field Properties	Combined
	(dollars in thousands)
PV-10	$59,717	$143,804	$203,521
Future income taxes, discounted at 10%	(16,377)	(32,588)	(48,965)

Standardized income of discounted future net cash flows	$23,340	$111,216	$154,556

The following tables set forth certain information as of June 1, 2007 with respect to estimated proved oil and natural gas reserves pursuant to SEC guidelines, and the present value of proved oil and natural gas reserves:

Baseline (exclusive of Blessing Field Properties)

	Oil	Natural Gas	Undiscounted Future Net Cash Flow	Present Value of Proved Reserves Discounted at 10%
	(MBbl)	(MMcf)	(dollars in thousands)
Developed Producing	2,673	275	$60,995	$31,312
Developed Nonproducing	383	53	10,007	5,151
Proved Undeveloped	1,117	73	47,845	23,254

Total Proved	4,173	401	$118,848	$59,717

Blessing Field Properties

	Oil	Natural Gas	Undiscounted Future Net Cash Flow	Present Value of Proved Reserves Discounted at 10%
	(MBbl)	(MMcf)	(dollars in thousands)
Developed Producing	354	5,995	$52,301	$41,523
Developed Nonproducing	363	10,816	79,373	27,314
Proved Undeveloped	893	15,748	120,944	74,966

Total Proved	1,610	32,559	$252,618	$143,803

Combined Baseline and Blessing Field Properties

	Oil	Natural Gas	Undiscounted Future Net Cash Flow	Present Value of Proved Reserves Discounted at 10%
	(MBbl)	(MMcf)	(dollars in thousands)
Developed Producing	3,027	6,270	$113,296	$72,835
Developed Nonproducing	746	10,869	89,380	32,465
Proved Undeveloped	2,010	15,821	168,789	98,220

Total Proved	5,783	32,961	$371,466	$203,521

Production and Price History

Prior to our acquisition of the Eliasville Field Properties on April 12, 2007, we only had nominal assets and no natural gas and oil production. From the period of April 12, 2007 to June 30, 2007, we produced 6,760 Mcf of natural gas and 44,041 Bbls of oil, or 271 MMcfe. Our average sales price for the same period was $63.53 per Bbl and $3.24 per Mcf, or $10.41 per Mcfe. Our average production cost was $4.83 per Mcfe for the same period.

The following table sets forth certain information regarding the production volumes, revenue, average prices received and average production costs associated with the sale of oil and natural gas on the Blessing Field Properties for the years ended December 31, 2005 and December 31, 2006 and LTM Period.

Blessing Field Properties

	Year Ended December 31,		LTM Ended June 30, 2007
	2005	2006
Net Production:
Oil (Bbls)	37,829	91,932	115,164
Natural Gas (Mcf)	516,010	1,458,194	1,867,664

Natural Gas Equivalent (Mcfe)	742,984	2,009,786	2,558,648
Oil and Natural Gas Sales (dollars in thousands):
Oil	$2,209	$5,887	$7,210
Natural Gas	5,403	11,199	13,621

Total	$7,612	$17,086	$20,831

	Year Ended December 31,		LTM Ended June 30, 2007
	2005	2006
Average Sales Price:
Oil ($ per Bbl)	$58.39	$64.04	$62.60
Natural Gas ($ per Mcf)	10.47	7.68	7.29

Natural Gas Equivalent ($ per Mcfe)	$10.25	$8.50	$8.14
Oil and Natural Gas Costs (dollars in thousands):
Lease operating expenses	$2,555	$1,050	$1,582
Production taxes	496	1,112	1,344

Average production cost per Mcfe	$4.11	$1.08	$1.14

MARKET FOR COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is quoted on the OTC Bulletin Board under the symbol “BOGA.” At March 6, 2008, there were 34,408,006 shares of our common stock outstanding. The following table sets forth, for the periods indicated, the high, low and closing sales prices per common share as reported on the OTC Bulletin Board, and the cash dividends declared per common share. There were no trades of our securities on the OTC Bulletin Board prior to March 3, 2005.

	High	Low	Close
Fiscal year ended December 31, 2006
First Quarter	$3.25	$0.85	$3.02
Second Quarter	3.25	1.10	1.19
Third Quarter	1.19	0.67	0.75
Fourth Quarter	0.75	0.35	0.61

Fiscal year ended December 31, 2007
First Quarter	$0.65	$0.37	$0.37
Second Quarter	$0.64	$0.36	$0.64
Third Quarter	$0.61	$0.56	$0.59
Fourth Quarter	$0.59	$0.37	$0.45

As of March 6, 2008, we have outstanding options to purchase up to 9,265,000 shares of common stock and warrants to purchase up to 7,874,090 shares of common stock.

Holders of Securities.

As of March 6, 2008, there were approximately 182 holders of record of our common stock.

Our common stock is covered by a SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our common stock to sell their shares in the secondary market. It may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

Dividends.

We do not expect to pay dividends in the near future. We currently intend to retain future earnings, if any, to finance the expansion of our business. We anticipate that our Credit Facility will contain restrictions on the payment of dividends to stockholders. Our ability to pay dividends is conditioned by the provisions of the Nevada Revised Statutes governing corporations, and is restricted by the indentures governing the Notes and the Senior Secured Notes, respectively. Any future decision to pay a dividend on our common stock and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

Securities Authorized for Issuance Under Equity Compensation Plans.

The following table provides information as of December 31, 2006 about our equity compensation arrangements:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	0	0	n/a
Equity compensation plans not approved by security holders (1)	13,985,000	$0.18	n/a
Total (1)	13,985,000	$0.18	n/a

(1)	Consists of warrants and options granted to our employees, officers, directors and consultants, to the extent vested and exercisable (within the meaning of Rule 13d-3(d)(1) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended) as of December 31, 2006.

Set forth below is a description of the individual compensation arrangements or equity compensation plans not currently approved by our security holders pursuant to which the 14,719,090 shares of our common stock included in the chart above were issuable as of December 31, 2006:

•

Option granted April 1, 2005 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 500,000 shares of our common stock at an exercise price of $0.30 per share;

•

Options granted April 29, 2005 to directors, officers and consultants in consideration of services performed on our behalf, which options expire five years from grant date and, after adjusting for the cancellation of an aggregate of 8,540,000 shares of common stock underlying certain of the option grants, are currently exercisable to purchase up to an aggregate of 4,160,000 shares of our common stock at an exercise price of $0.05 per share;

•

Options granted December 20, 2005 to third parties in connection with potential acquisition transaction, which options expire five years from grant date and are currently exercisable to purchase up to 50,000 shares of our common stock at an exercise price of $1.00 per share;

•

Option granted December 27, 2005 to an officer in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 175,000 shares of our common stock at an exercise price of $0.94 per share;

•

Option granted August 15, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 100,000 shares of our common stock at an exercise price of $1.01 per share;

•

Option granted October 20, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 100,000 shares of our common stock at an exercise price of $0.50 per share;

•

Option granted November 14, 2006 to a consultant in consideration of services performed on our behalf, which option expires five years from grant date and is currently exercisable to purchase up to 360,000 shares of our common stock at an exercise price of $0.50 per share;

•

Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 333,333 shares of our common stock at an exercise price of $0.50 per share;

•

Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 166,666 shares of our common stock at an exercise price of $0.60 per share; and

•

Option granted December 20, 2006 to an officer in consideration of services to be performed on our behalf, which option expires five years from grant date and, subject to a vesting schedule, is currently exercisable with respect to 166,666 shares of our common stock at an exercise price of $1.00 per share.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Set forth in the chart below is the compensation received by our named executive officers at our fiscal years ended December 31, 2006 and December 31, 2005:

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation
Barrie Damson, Chief Executive Officer (1)	2006	$0		n/a	n/a	0		n/a	n/a
Thomas Kaetzer, Chairman, Chief Executive Officer and President (2)	2006	$15,833	(2)	n/a	n/a	2,000,000	(3)	n/a	n/a
Richard Cohen, Chief Financial Officer (4)	2006	$90,000	(4)	n/a	n/a	175,000	(5)	n/a	n/a
	2005	$7,500

(1)

Mr. Damson joined our board of directors and became our Chairman and Chief Executive Officer as of February 1, 2006. Mr. Damson resigned as Chairman and Chief Executive Officer, effective March 21, 2007.

(2)

Mr. Kaetzer became our President and Chief Operating Officer as of December 5, 2006. In 2006 he was paid an amount equal to one month’s salary at an annualized salary of $190,000 as provided for in his employment agreement. See the subsection below entitled “—Employment Agreements”. Mr. Kaetzer was appointed Chairman and Chief Executive Officer on March 21, 2007, upon the resignation of Mr. Damson.

(3)

Options to purchase (i) up to 1,000,000 shares of our common stock at an exercise price of $0.50 per share, (ii) up to 500,000 shares of our common stock at an exercise price of $0.60 per share and (iii) up to 500,000 shares of our common stock at an exercise price of $1.00 per share, each option of which is subject to a vesting schedule, as follows: (i) up to one-third of the underlying common stock exercisable at any time from and after December 20, 2006; (ii) up to an additional one-third of the underlying common stock exercisable at any time from and after December 20, 2007; and (iii) up to the remaining one-third of the underlying common stock exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer’s employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

(4)

Mr. Cohen became our Chief Financial Officer in December 2005, at which time he received a salary of $7,500 per month. Mr. Cohen stepped down as Chief Financial Officer in August 2007 upon the hiring of Mr. McGarey.

(5)	Option granted December 27, 2005 to purchase up to 175,000 shares of our common stock at an exercise price of $0.94 per share.

Outstanding Equity Awards at 2006 Fiscal Year-End

Set forth in the chart below are the outstanding equity awards held by our named executive officers at our fiscal year ended December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Barrie Damson, Chief Executive Officer(1)	5,000,000	(2)	0		$0.05	April 28, 2010
Alan Gaines, Vice Chairman(3)	5,000,000	(2)	0		0.05	April 28, 2010
Thomas Kaetzer, President and Chief Operating Officer(4)	333,333	(5)	666,667	(5)	0.50	December 20, 2011
	166,666	(5)	333,334	(5)	0.60	December 20, 2011
	166,666	(5)	333,334	(5)	1.00	December 20, 2011
Richard Cohen, Chief Financial Officer(6)	175,000	(7)	0		0.94	December 26, 2010
Richard d’Abo, Director	250,000	(8)	0		0.05	April 28, 2010

(1)	Mr. Damson resigned as Chairman and Chief Executive Officer, effective March 21, 2007.
(2)

Option grants awarded on April 29, 2005 to purchase up to 6,000,000 shares of our common stock, as adjusted to reflect the subsequent cancellation of options with respect to the purchase of 1,000,000 shares of our common stock on December 20, 2006.

(3)	Mr. Gaines resigned as vice-chairman on August 31, 2007.
(4)	Mr. Kaetzer was hired as President and Chief Operating Officer on December 5, 2006. Mr. Kaetzer was appointed to Chairman and Chief Executive Officer on March 21, 2007.
(5)

Options shall vest and be exercised in whole or in part, as follows: (i) up to one-third of the underlying common stock at any time from and after December 20, 2006; (ii) up to an additional one-third of the underlying common stock at any time from and after December 20, 2007; and (iii) up to the remaining one-third of the underlying common stock at any time from and after December 20, 2008, provided, that Mr. Kaetzer’s employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

(6)	Mr. Cohen stepped down as Chief Financial Officer in August 2007.
(7)	Option granted December 26, 2006 to purchase up to 175,000 shares of our common stock at an exercise price of $0.94 per share.
(8)	Option granted April 29, 2005 to purchase up to 250,000 shares of our common stock at an exercise price of $0.05 per share

Employment Agreements

Thomas Kaetzer Employment Agreement. Our employment agreement, dated December 20, 2006, with Thomas Kaetzer, provides that Mr. Kaetzer shall serve as our President and Chief Operating Officer effective as of December 5, 2006 and ending on December 30, 2008, unless earlier terminated or extended under the terms of such agreement. In consideration for such employment, our Company shall, among other things, pay Mr. Kaetzer an annual salary of $190,000. In addition to his annual salary, if Mr. Kaetzer remains in our employ on December 5, 2007 he shall be entitled to a performance bonus of $50,000. In addition, during the second year of his employment and thereafter (if his employment is extended), he may be entitled to a performance bonus, solely at the discretion of our board of directors. Mr. Kaetzer is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our executive officers.

Upon termination by Mr. Kaetzer for specified good reasons in the event of a merger or acquisition resulting in a diminution of his authority and duties, the relocation of his offices outside Houston, Texas of residence, or his termination by us other than for cause, the terminating executive officer will be entitled to receive from us: (i) a severance payment equal to 12-months of his then-current base salary plus pro rata bonus and fringe benefits otherwise due at time of termination; (ii) any unpaid bonus from preceding year of employment; and (iii) accrued but unused vacation days during the year such termination occurs.

In addition, his employment agreement provided for us to issue to him three non-qualified stock options to purchase up to an aggregate of two million shares of our common stock, each exercisable as to one third of the optioned shares on each of the grant date and the first and second anniversary dates thereafter. Each such option agreement provides that if Mr. Kaetzer’s employment is terminated by us for cause or by Mr. Kaetzer without good reason, unvested options shall immediately be forfeited, and that if his employment is terminated by us without cause or voluntarily by Mr. Kaetzer with good reason, optioned shares that would have vested on the next vesting date will immediately vest and become exercisable in proportion to the number of months he was employed during the 12-month period following the immediately preceding vesting date.

Mr. Kaetzer has further agreed under his employment agreement that, during the respective term of his employment and for a one-year period after his termination (other than its termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within a 10 mile radius from any property that we then have an ownership, leasehold or participation interest. He is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Mr. Kaetzer was appointed to Chairman and Chief Executive Officer on March 21, 2007 and, except for his title, his employment agreement continues to govern the terms of his employment.

Patrick McGarey Employment Agreement. On August 3, 2007, we entered into an employment agreement with Patrick H. McGarey, whereby our Company hired Mr. McGarey as our Chief Financial Officer, effective August 16, 2007. Pursuant to the employment agreement, Mr. McGarey, shall serve as our Chief Financial Officer for an initial term of two years, unless earlier terminated or extended under the terms of the employment agreement. In consideration for such employment, Mr. McGarey shall receive an annual salary of $165,000. In addition, provided that Mr. McGarey remains in our employ, he will be entitled to a performance bonus of $33,000 for the first year of his term and a discretionary bonus each year thereafter. Mr. McGarey is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our executive officers.

The employment agreement provides that in the event Mr. McGarey is terminated without “Cause” (as defined in the employment agreement), he will receive a severance payment equal to 12 months’ base salary. His employment agreement also contains covenants restricting him from participating in any business which is then engaged in the drilling, exploration or production of natural gas or oil, within a 10 mile radius of any area leased by us or in which we hold a working interest.

As additional consideration for the hiring of Mr. McGarey, we granted Mr. McGarey non-qualified stock options to purchase up to an aggregate of 1,500,000 shares of our common stock under three separate stock option agreements, each dated as of August 3, 2007 and exercisable with respect to 500,000 shares at an exercise price of $0.55 per share, $0.825 per share and $1.10 per share, respectively. Each such option shall vest and become exercisable as to one third of the optioned shares on each of the grant date and the first and second anniversary dates thereafter, provided that Mr. McGarey remains in our employ. If his employment is terminated by us for cause or by Mr. McGarey without good reason, unvested options shall immediately be forfeited, and if his employment is terminated by us without cause or voluntarily by Mr. McGarey with good reason, shares that would have vested on the next vesting date will immediately vest and become exercisable in proportion to the number of months he was employed during the 12-month period following the immediately preceding vesting date. Upon a “change of control,” unvested optioned shares shall be accelerated and become immediately exercisable.

Corporate Governance

Our board has implemented corporate governance initiatives in compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations adopted by the SEC. Our board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies on a going-forward basis.

Our board and audit committee has adopted a Code of Business Conduct and Ethics that applies to our directors and officers, which code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	competition and fair dealing;

•	protection and proper use of company assets;

•	corporate opportunities;

•	conflicts of interest;

•	confidentiality;

•	insider trading; and

•	record keeping and public disclosure obligations.

We also have established formal whistleblower procedures for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Board of Directors

Our by-laws provide for a board of directors consisting of a minimum of one and a maximum of seven members. We currently have three directors.

The OTC Bulletin Board, on which our common stock is currently traded, does not maintain director independence standards or require us presently to maintain an audit, nominating or compensation committee.

Director Compensation

Commencing October 1, 2007, our non-employee directors are entitled to receive $5,000 for each fiscal quarter and $1,000 for each board meeting attended in person. Prior to October 2007, we did not previously pay any cash compensation to members of our board of directors for their services as directors.

We will also reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings. Directors are also eligible to receive stock options offered by our Company from time to time. See “Security Ownership of Certain Beneficial Owners and Management.”

FINANCIAL STATEMENTS

Index

Page No.

(a)	Annual Financial Statements of Baseline Oil & Gas Corp. (Audited)

	Report of Independent Registered Public Accounting Firm	F-3

	Balance Sheet at December 31, 2006	F- 4

	Statements of Operations for years ended December 31, 2006 and 2005 and for the period from June 29, 2004 (Inception) through December 31, 2006	F- 5

	Statements of Cash Flows for years ended December 31, 2006 and 2005 and for the period from June 29, 2004 (Inception) through December 31, 2006	F- 6

	Statement of Changes in Stockholders’ Equity/(Deficit) for the period from June 29, 2004 (Inception) through December 31, 2006	F- 7

	Notes to Financial Statements	F- 8

(b)	Interim Period Financial Statements of Baseline Oil & Gas Corp. (Unaudited)
	Balance Sheet at September 30, 2007	F-19

	Statements of Operations for Three Months Ended September 30, 2007 and 2006	F-20

	Statements of Operations for Nine Months Ended September 30, 2007 and 2006	F-21

	Statements of Cash Flows for Nine Months Ended September 30, 2007 and 2006	F-22

	Notes to Financial Statements	F-23

(c)	Financial Statements of Businesses Acquired.

Oil and Gas Properties Purchased from Statex Petroleum I, L.P. (Eliasville Field Properties)

	Report of Independent Registered Public Accounting Firm	F-35

	Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties Purchased From Statex Petroleum I, L.P. and Charles W. Gleason, L.P. for the Years Ended December 31, 2006 and 2005 (Audited) and the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	F-36

	Notes to Financial Statements	F-37

Oil and Gas Properties Purchased from DSX Energy Limited L.L.P. (Blessing Field Properties)

	Report of Independent Registered Public Accounting Firm	F-42

	Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties Purchased From DSX Energy Limited L.L.P. for the Years Ended December 31, 2006 and 2005 (Audited) and the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	F-44

	Notes to Financial Statements	F-44

(d)	Pro Forma Financial Information of Baseline Oil & Gas Corp.

	Introduction – Unaudited Pro Forma Combined Financial Data	F-48

	Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007	F-49

	Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2007	F-51

	Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2006	F-52

	Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2006	F-53

(a)	Annual Financial Statements of Baseline Oil & Gas Corp.

BASELINE OIL & GAS CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Baseline Oil & Gas Corp.

(A Development Stage Company)

Houston, Texas

We have audited the accompanying balance sheet of Baseline Oil & Gas Corp. (“Baseline”) as of December 31, 2006, and the related statements of operations, cash flows and changes in stockholders’ equity (deficit) for the two year period then ended and for the period from June 29, 2004 (Inception) through December 31, 2006. These financial statements are the responsibility of Baseline’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baseline, as of December 31, 2006, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PC

MALONE & BAILEY, PC www.malone-bailey.com Houston, Texas

April 12, 2007

BASELINE OIL & GAS CORP.

(A Development Stage Company)

Balance Sheet

As of December 31, 2006
Assets
Cash and marketable securities	$123,678
Prepaid and other current assets	125,000

Total current assets	248,678
Deferred debt issuance costs, net of amortization of $237,192	88,947
Deferred financing costs	99,631
Property acquisition—deposit	1,000,000
Unproven leasehold acquisition costs	7,810,135

Total assets	$9,247,391

Liabilities & Stockholders’ Equity
Accounts payable	$82,873
Other payables	50,029
Accrued liabilities	171,471
Derivative liability	104,896
Short term debt and current portion of long term debt, net of discount	1,948,001

Total current liabilities	2,357,270

Stockholders’ Equity
Common stock, $.001 par value, 140,000,000 shares authorized, 31,342,738 shares issued and outstanding	31,343
Additional paid-in-capital	28,423,418
Deficit accumulated during the development stage	(21,564,640)

Total stockholders’ equity	6,890,121

Total liabilities & stockholders’ equity	$9,247,391

See accompanying summary of accounting policies and notes to financial statements.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Years Ended December 31, 2005 and 2006 and the Period from June 29, 2004 (Inception) through December 31, 2006

	Year Ended December 31, 2005	Year Ended December 31, 2006	Inception Through December 31, 2006
Selling, general and administrative	$17,305,279	$2,386,364	$19,781,452
Interest (income)	—	(117,630)	(117,630)
Interest expense	392,565	1,691,788	2,085,197
(Gain) on derivative liability	—	(400,775)	(400,775)
Other expense	1,605	213,137	216,396

Total expense	17,699,449	3,772,884	21,564,640

Net loss	$(17,699,449)	$(3,772,884)	$(21,564,640)

Basic and diluted loss per share	$(1.20)	$(0.11)
Weighted average common shares outstanding	14,777,299	33,989,119

See accompanying summary of accounting policies and notes to financial statements.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005 and 2006 and the Period from June 29, 2004 (Inception) through December 31, 2006

	Year Ended December 31, 2005	Year Ended December 31, 2006	Inception Through December 31, 2006
Cash Flows From Operating Activities:
Net loss	$(17,699,449)	$(3,772,884)	$(21,564,640)
Adjustments to reconcile net loss to cash used in operating activities:
Share based compensation	16,499,670	720,874	17,220,544
Unrealized gain on derivative liability	—	(400,775)	(400,775)
Amortization of debt discount	305,825	1,206,577	1,512,402
Stock issued as penalty for delayed registration	—	594,000	594,000
Stock issued in lieu of cash interest	—	187,500	187,500
Amortization of debt issuance costs	29,649	237,192	266,841
Changes in operating assets and liabilities:
Prepaid and other assets	—	(125,000)	(125,000)
Accounts payable and accruals	79,204	158,467	313,482

Net Cash Used in Operating Activities	(785,101)	(1,194,049)	(1,995,646)

Cash Flows From Investing Activities
Deposit on acquisition	—	(1,000,000)	(1,000,000)
Deferred acquisition costs	—	(99,631)	(99,631)
Property acquisition costs	(1,750,000)	(6,060,135)	(7,810,135)

Net Cash Flows Used in Investing Activities	(1,750,000)	(7,159,766)	(8,909,766)

Cash Flows From Financing Activities
Payment of note payable	—	(16,496)	(16,496)
Proceeds from sale of common stock, net	16,590	8,275,000	8,291,590
Proceeds from exercise of options	—	12,500	12,500
Proceeds from convertible notes	2,725,000	—	2,741,496

Net Cash Provided by Financing Activities	2,741,590	8,271,004	11,029,090

Net Change in Cash	206,489	(82,811)	123,678
Cash balance, beginning of period	—	206,489	—

Cash balance, end of period	$206,489	$123,678	$123,678

Supplemental Disclosures:
Cash paid for interest	$—	$50,000	$50,000
Cash paid for income taxes	—	—	—
Non-cash Investing and Financing Activities:
Warrants issued in connection with issuance of stock	$—	$505,671	$505,671

See summary of significant accounting policies and notes to financial statements.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

For the Period from June 29, 2004 (Inception) through December 31, 2006

	Common		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Totals
	Shares	Stock
Balances, June 29, 2004	—	$—	$—	$—	$—
Shares issued to founders at inception for $0.00 per share	200,000	200	(200)	—	—
Net loss	—	—	—	(92,307)	(92,307)

Balances, December 31, 2004	200,000	200	(200)	(92,307)	(92,307)

Proceeds from issuance of common stock	17,006,000	17,006	—	—	17,006
Debt discount related to shares issued with convertible notes	950,000	950	—	—	950
Shares issued in connection with merger	2,114,000	2,114	(3,480)	—	(1,366)
Stock based compensation	—	—	16,499,670	—	16,499,670
Debt discount	—	—	1,939,401	—	1,939,401
Debt issuance cost	—	—	355,788	—	355,788
Net loss	—	—	—	(17,699,449)	(17,699,449)

Balances, December 31, 2005	20,270,000	20,270	18,791,179	(17,791,756)	1,019,693
Shares issued in connection with merger	12,069,250	12,069	1,194,856	—	1,206,925
Proceeds from issuance of common stock	8,181,818	8,182	8,991,818	—	9,000,000
Equity issuance costs	—	—	(1,230,671)	—	(1,230,671)
Shares issued on conversion of debt	1,820,000	1,820	357,289	—	359,109
Return of shares issued in connection with merger	(12,069,250)	(12,069)	(1,194,856)	—	(1,206,925)
Shares issued to pay interest	375,000	375	187,125	—	187,500
Shares based compensation	—	—	720,874	—	720,874
Shares issued as penalty for delayed
Registration	445,920	446	593,554	—	594,000
Option exercise	250,000	250	12,250	—	12,500
Net loss	—	—	—	(3,772,884)	(3,772,884)

Balances, December 31, 2006	31,342,738	$31,343	$28,423,418	$(21,564,640)	$6,890,121

See accompanying summary of accounting policies and notes to financial statements.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Baseline Oil & Gas Corp. (“Baseline” or the “Company”) is an independent exploration and production company, with operations presently focused in the Illinois Basin New Albany Shale play. Pursuant to a definitive purchase agreement and subject to the satisfaction of certain terms and conditions, on April 12, 2007 Baseline acquired significant oil and natural gas assets from Statex Petroleum I, L.P. and Charles W. Gleeson LP. Such assets consist of operated and non-operated working interests in leases located in Stephens County Texas, and approximately 81 gross producing oil and natural gas wells.

Use of Estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Baseline considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2006.

Properties and Equipment

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs to locate proved reserves are capitalized.

Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process that relies on interpretations of available geologic, geophysic, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well. If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.

In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well is not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made,

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

the well is assumed to be impaired, and its costs are charged to expense. Its costs can, however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.

The impairment of unamortized capital costs is measured at a lease level and is reduced to fair value if it is determined that the sum of expected future net cash flows is less than the net book value. The Company determines if impairment has occurred through either adverse changes or as a result of the annual review of all fields.

Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method using proved developed and proved reserves, respectively. The costs of unproved oil and gas properties are generally combined and impaired over a period that is based on the average holding period for such properties and the Company’s experience of successful drilling.

Investments in Oil and Gas Joint Ventures

The Company accounts for its investments in oil and gas joint ventures pursuant to the provisions of AICPA Accounting Interpretation No. 2 to APB No. 18. As such, the Company includes in its financial statements its pro rata share of the assets, liabilities, revenues, and expenses of the venture.

Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2006 and 2005, there were no dilutive securities outstanding.

Income Taxes

Baseline recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Baseline provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Stock Compensation

On January 1, 2006, Baseline adopted SFAS No. 123 (R), “Share-Based Payment.” SFAS 123(R) replaced SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. Baseline adopted SFAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. The financial statements as of and for the year ended December 31, 2006 reflect the impact of adopting SFAS 123(R). In accordance with the modified prospective method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

During the fiscal year ended December 31, 2005, Baseline granted 13,675,000 options to purchase common stock to employees. All options are currently vested, have a weighted average exercise price of $0.07 per share and expire 5 years from the date of grant. Baseline recorded compensation expense of $10,080,000 under the intrinsic value method during the fiscal year ended December 31, 2005.

The following table illustrates the effect on net loss and net loss per share if Baseline had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Year Ended December 31, 2005
Net loss as reported	$(17,699,449)
Add: stock based compensation determined under intrinsic value based method	10,080,000
Less: stock based compensation determined under fair value based method	(10,874,173)
Pro forma net loss	$(18,493,622)

Basic and diluted net loss per common share:
As reported	$(1.20)

Pro forma	$(1.25)

The weighted average fair value of the stock options granted during 2005 was $0.77. Variables used in the Black-Scholes option-pricing model include (1) a range of 3.9%—4.41% for the risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each period end, (3) expected volatility was 274%—672%, and (4) zero expected dividends.

NOTE 2—INCOME TAXES

Deferred tax assets—NOLs	$969,241
Less: valuation allowance	(969,241)

Net deferred tax asset	$—

Baseline has net operating loss carry-forwards of approximately $2,850,000 at December 31, 2006, which begin expiring in 2024.

NOTE 3—CONVERTIBLE NOTES

On April 6, 2005 (the effective date), Baseline acquired Coastal in exchange for 17,206,000 shares of Baseline common stock. Coastal was merged with and into Baseline with Baseline continuing as the surviving entity.

Upon the effective date of the Coastal merger, Baseline assumed the obligations with respect to $350,000 of convertible promissory notes. The notes, issued in April 2005, were convertible at any time into shares of Baseline’s common stock at a rate of $0.25 per share, accrued interest at the rate of 10% per annum and matured in April 2006 (twelve months from the date of issuance). Upon conversion, each holder of these convertible promissory notes is entitled to receive an additional number of shares equal to 20% of the face

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

amount of the convertible promissory notes. The impact of these additional shares results in an effective conversion rate of $0.21 per share. Based on the effective conversion rate of $0.21 per share, Baseline has recognized a beneficial conversion feature on the notes of $231,401 which was recorded as a debt discount. The discount was amortized over the life of the notes. On April 6, 2006, holders of Baseline’s convertible promissory notes issued in April of 2005 in the aggregate principal amount of $350,000, converted all of such notes plus accrued interest into 1,820,000 shares of Baseline’s common stock.

During November of 2005, Baseline sold $2,375,000 in aggregate of its units. Each Unit consisted of (i) a $50,000 principal amount in an 18 month 10% convertible promissory note (“November Note”), and (ii) such number of shares of common stock equal to the quotient of (1) the aggregate principal amount of each Note purchased, multiplied by 20% and (2) $0.50. The notes are convertible at any time at a conversion price of $0.50 per share. Interest is payable in cash or shares (at the conversion price) at the option of the Company. Purchasers of the Units received in the aggregate 950,000 shares and, upon conversion of the Notes, will receive an additional 4,750,000 Shares. Each quarter Baseline pays interest of $59,380 to the holders in the form of $12,500 in cash and 93,750 shares of Baseline common. Baseline recorded a debt discount of $680,500 in connection with the initial issuance 950,000 shares based on the stock prices of $0.71 and $0.75 on the dates of issuance. Based on the effective conversion rate of $0.50, Baseline recognized a beneficial conversion feature of $1,027,500 as a debt discount on the additional 4,750,000 shares to be issued upon conversion of the principal amount of the note. The total discount, $1,708,000, is being amortized over the life of the November Note using the effective interest method. As of December 31, 2006, $1,281,001 of the discount had been amortized resulting in a net balance for the November Note of $1,948,001.

In connection with the note issuance, Baseline granted to Gilford Securities, the placement agent, a five year warrant to purchase 475,000 shares of Common Stock at an exercise of $0.50 per share.

Baseline evaluated the application of Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” and Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” for the 10% convertible promissory notes and the warrants issued in connection with the note issuance. Based on the guidance of SFAS No. 133 and EITF 00-19, Baseline concluded that these instruments were not required to be accounted for as derivatives.

NOTE 4—ISSUANCE OF COMMON STOCK

On March 28, 2005, Baseline issued 17,006,000 shares as follows:

•	100,000 shares of common stock for services valued at $35,000 and is included in share based compensation; and

•

16,906,000 shares of common stock valued at $5,917,100 for cash proceeds of $16,590. The $5,900,194 of value in excess of the cash proceeds received has been charged to expense as share based compensation;

The services were provided by the founders in connection with non-specific research into oil and gas business opportunities. The value of the shares issued was determined by reference to the closing price of Baseline’s stock on the date of issuance.

On January 16, 2006, Baseline entered into a definitive Purchase Agreement (“Purchase Agreement”) to purchase certain assets from Rex Energy Operating Corp. (“Rex Energy”) and its affiliates (collectively the “Rex Parties”), and the 50% membership in the New Albany -Indiana, LLC (“New Albany”) that we did not already

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

own. Concurrently with the execution of the Purchase Agreement, we entered into a Stock Agreement with certain individuals designated by Rex Energy, pursuant to which we issued a total of 12,069,250 common shares of our Common Stock valued at $1,206,925 or $0.10 per share. The issuance of such shares was subject to our right of first refusal to repurchase all such shares at a price $ 1.00 below any bona fide purchase offer for such shares made by a third party. We accounted for the aforementioned shares as a stock subscription receivable.

On June 8, 2006, Baseline entered into a Mutual Termination Agreement (“Termination Agreement”) and Mutual Release Agreement (“Release Agreement”) with the Rex Parties pursuant to which we and the Rex Parties mutually terminated (i) that certain purchase agreement between us dated January 16, 2006 and (ii) that certain stock agreement dated January 16, 2006 (as amended on March 10, 2006).

Pursuant to the termination agreement, the Rex Parties surrendered for cancellation of the aforementioned, 12,069,250 shares of our common stock, previously issued to them pursuant to the Stock Agreement. In connection with the surrender of these shares, the $1,206,925 of stock subscription receivable relating to the shares was eliminated as an adjustment to equity. After giving effect to the cancellation of such shares, we have 31,342,730 shares of common stock and options, warrants and convertible promissory notes to purchase up to an additional 19,562,840 shares of common stock outstanding as of December 31, 2006. Pursuant to the Release Agreement, we and the Rex Parties have agreed to release and hold each other harmless from all Claims stemming from Controversies (each as defined in the Release Agreement) arising out of our dealings with one another.

On February 1, 2006 Baseline completed a private placement of $9,000,000 by selling an aggregate of 8,181,818 shares of newly-issued Common Stock at $ 1.10 per share. As part of the transaction, Baseline issued warrants to the placement agents (“Placement Warrants”) to purchase an aggregate of 204,546 shares of Common Stock at an exercise price of $1.32 per share. These warrants have a three year term. Baseline agreed to register the resale of the shares of common stock issuable upon exercise of the Placement Warrants. Based on the guidance in SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock”, Baseline concluded the Placement Warrants qualified for derivative accounting. Baseline determined the Placement Warrants had the attributes of a liability and therefore recorded the fair value of the Placement Warrants on day one as a current liability and a reduction of additional paid in capital as a cost of equity issuance. Baseline is required to record the unrealized changes in fair value in subsequent periods of the Placement Warrants as an adjustment to the current liability with unrealized changes in the fair value of the derivative reflected in the statement of operations as “(Gain)/loss on derivative liability.” The fair value of the Placement Warrants was $505,671 at February 1, 2006. The fair value of the Placement Warrants was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of Baseline’s common stock on February 1, 2006, $2.50; expected volatility of 268%; risk free interest rate of approximately 4.54%; and a term of three years. The fair value of the Placement Warrants was $104,896 at December 31, 2006. The fair value of the Placement Warrants was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of Baseline’s common stock on December 31, 2006, $0.761 expected volatility of 224%; risk free interest rate of approximately 4.82%; and a term of two years and four months. The resulting unrealized change in fair value of $400,775 from February 1, 2006 was recorded in the statement of operations as a gain on derivative liability.

On April 6, 2006, holders of Baseline’s convertible promissory notes issued in April of 2005 in the aggregate principal amount of $350,000, converted all of such notes into 1,820,000 shares of Baseline’s common stock.

On October 20, 2006, Baseline’s registration statement was declared effective.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

In November 2006, Baseline issued an aggregate of 445,920 shares of Common Stock with a value of $594,000 to investors in our February 2006 private offering. Such shares were issued as a result of Baseline’s failure to timely register the shares purchased in the private offering.

On November 15, 2006, Baseline issued an aggregate of 375,000 shares of Common Stock with a value of $187,500 to holders of November Notes in payment of accrued interest through November 15, 2006.

On November 16, 2006, Wayne Brannan exercised an option to purchase 250,000 shares of Common Stock at $0.05 per share. Baseline issued 250,000 shares to Mr. Brannan in exchange for $12,500.

NOTE 5—STOCK OPTION GRANTS

On April 1, 2005, Baseline granted a stock option to a non-employee consultant to purchase up to 500,000 shares of common stock at an exercise price of $0.30 per share. The option shall terminate no later than March 31, 2010 and may be exercised in whole or in part, at any time from and after October 1, 2005. The fair value of the option was $150,000 and has been fully expensed as share based compensation. As of the effective date of the Coastal merger noted above, see Note 3, the shares available in connection with the option converted into an equal number of Baseline shares.

On April 29, 2005, Baseline granted stock options to seven persons, five of which are company directors and/or officers and two of which are non-employees, to acquire up to 12,950,000 shares of Baseline’s common stock. The options are immediately exercisable at $0.05 per share and will expire on April 28, 2010. The options were granted as an inducement to retain management and for services rendered to Baseline. The intrinsic value of the options granted to the employees was $10,080,000 and has been expensed as share based compensation. The fair value of the options granted to the non-employees was $297,500 and has been expensed as share based compensation.

Mr. Alan Gaines (“Gaines”) and Mr. Barrie Damson (“Damson”), two of the seven persons mentioned above, have options which are cancelable under certain conditions. Specifically, the agreement with Rex Energy Operating Corp. (see Note 4) provides that each of Damson and Gaines, who presently each beneficially owns 5,894,250 shares of our outstanding Common Stock and options to acquire an additional 6,000,000 shares of Common Stock, will, upon the earlier to occur of

(i) the Closing Date or, (ii) if the Closing shall not have occurred as a result of the Baseline’s breach of a material provision of the Purchase Agreement, June 30, 2006, cancel such number of shares underlying their respective stock options, such that on such date, each of Messrs. Gaines and Damson shall beneficially own no more than 9.99% of the Company’s outstanding shares of Common Stock on a fully-diluted basis. As is discussed in Note 4, on June 8, 2006, Baseline terminated the Purchase Agreement with Rex Energy.

On December 20, 2005, Baseline issued to six Rex Management designees as described in stock options, exercisable for up to an aggregate of 50,000 shares of common stock at an exercise price of $1.00 per share. The options are fully vested, immediately exercisable and will expire on December 20, 2008.

On December 27, 2005, Baseline issued to Mr. Richard Cohen, CFO, a stock option, exercisable for up to 175,000 shares of common stock at an exercise price of $0.94 per share. The option is fully vested, immediately exercisable and will expire on December 26, 2010.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

During 2006, Baseline’s Board of Directors granted the following stock options, which are immediately exercisable with the exception of the options issued to Thomas Kaetzer as detailed below:

On August 15, 2006, Baseline granted a stock option to The Wall Street Group, a consultant, exercisable for up to 100,000 shares of Common Stock at an exercise price of $1.01 per share.

On October 20, 2006, Baseline granted a stock option to Carey Birmingham, its former president, exercisable for up to 75,000 shares of Common Stock at an exercise price of $0.50 per share.

On October 20, 2006, Baseline granted a stock option to David Loev, exercisable for up to 25,000 shares of Common Stock at an exercise price of $0.50 per share.

On November 14, 2006, Baseline granted a stock option to Masstar Inc., a consultant, exercisable for up to 360,000 shares of Common Stock at an exercise price of $0.50 per share.

On November 16, 2006, Wayne Brannan exercised an option to purchase 250,000 shares at $0.05 share.

On December 16, 2006, Baseline granted stock options to Thomas Kaetzer, then COO, now CEO, exercisable for up to 1,000,000, 500,000 and 500,000 shares of Common Stock exercisable at $0.50, $0.60 and $1.00 per share respectively. Mr. Kaetzer’s options vest in three equal parts on; 1) the date of grant, 2) the 1st anniversary the date of grant, and 3) 2nd anniversary of the date of grant. Coinciding with the issue of Mr. Kaetzer’s options, Messers Gaines and Damson agreed to cancel in aggregate options to purchase 2,000,000 shares with an exercise price of $0.05 per share.

The following table summarizes stock option activity:

	Options	Weighted Average Price
Outstanding as of January 1, 2004	—	$—
Granted during 2004	—	—
Cancelled or expired	—	—
Exercised	—	—

Outstanding as of December 31, 2004	—	—
Granted during 2005	13,675,000	$0.07
Cancelled or expired	—	—
Exercised	—	—

Outstanding as of December 31, 2005	13,675,000	$0.07
Granted during 2006	2,560,000	$0.64
Cancelled or expired	(2,000,000)	0.05
Exercised	(250,000)	0.05

Outstanding as of December 31, 2006	13,985,000	$0.18

Exercisable as of December 31, 2006	13,985,000	$0.18

Options Outstanding and exercisable at December 31, 2006:

Exercise Price	Number of Shares	Remaining Life	Exercisable Number of Shares
$0.05	10,700,000	3.3	10,700,000
$0.30	500,000	3.3	500,000
0.50—$1.01	2,785,000	4.8	1,451,667

	13,985,000		12,651,667

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 6—INVESTMENT IN JOINT VENTURE

On November 25, 2005, Baseline entered into a joint venture with Rex Energy, a privately held company, for the purpose of acquiring a working interest in certain leasehold interests located in the Illinois Basin, Indiana. The joint venture will be conducted through New Albany, a Delaware limited liability company. Pursuant to a Limited Liability Company Agreement, Baseline has a 50% economic/voting interest in New Albany and Rex Energy and its affiliates has a 50% economic/voting interest in New Albany. Rex Energy Wabash, LLC, an affiliate of Rex, is the Managing Member of New Albany and manages the day to day operations of New Albany.

On November 15, 2005, New Albany entered into a Purchase and Sale Agreement with Aurora Energy Ltd (“Aurora”), pursuant to which New Albany has agreed to purchase from Aurora an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering acreage in several counties in Indiana and (ii) all of Aurora’s rights under a certain Farmout and Participation Agreement with a third party (“Farmout Agreement”). In addition, at the closing of the transaction, New Albany was granted an option from Aurora, exercisable by New Albany for a period of eighteen (18) months thereafter, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Aurora or its affiliates within certain other counties located in Indiana, at a fixed price per acre.

On February 1, 2006, New Albany completed its acquisition of certain oil and gas leases and other rights from Aurora pursuant to the November 15, 2005 Purchase and Sale Agreement mentioned above. The total purchase price under the Aurora Purchase Agreement and the grant of the Aurora Option was $10,500,000 of which Baseline paid $5,250,000.

On February 28, 2006, New Albany acquired a 45% working interest (37.125% net revenue interest) in certain oil, gas and mineral leases covering approximately 21,000 acres of prospective New Albany Shale acreage in Knox and Sullivan Counties, Indiana. New Albany acquired its 45% working interest from Source Rock Resources, Inc., for a total consideration of $735,000 (of which Baseline paid half).

On July 21, 2006 Baseline transferred $88,714 to New Albany to fund the purchase of working interests in additional acreage acquired from Source Rock Resources, Inc.

On July 31, 2006 Baseline transferred $200,938 to New Albany to fund the purchase of working interests in additional acreage acquired from Aurora.

On October 26, 2006, Baseline transferred $680,643 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora and the acquisition of additional acreage from Source Rock Resources, Inc.

On November 8, 2006 Baseline transferred $250,105 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora.

On November 17, 2006 Baseline transferred $175,013 to New Albany to fund its share of the pilot drilling program on the acreage acquired from Aurora.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 7—REGISTRATION STATEMENT-PENALTY INTEREST SHARES

As part of its Common Stock Offering in February 2006 (see Note 4), Baseline was subject to a Registration Rights Agreement requiring it to file a registration statement under the Securities Act by April 2, 2006. The company did not file by April 2, but did so on June 13, 2006. As a result, Baseline incurred a $540,000 penalty, which was paid by issuing 445,920 common shares in November 2006.

NOTE 8—SUBSEQUENT EVENTS

On December 20, 2006 Baseline Oil & Gas entered into a Purchase and Sale Agreement (“agreement”) with Statex Petroleum I, L.P. and Charles W Gleeson LP for a number of oil and gas producing properties in Stephens County in West Texas. The purchase price was $ 28,000,000 plus interest from January 15, 2007 until date of closing. Upon execution of the agreement we paid a $1,000,000 non-refundable deposit to be credited against the purchase price at the closing scheduled to take place on or before March 9, 2007. On March 9, 2007 we entered into an amendment to the agreement whereby for an additional deposit of $300,000 paid by March 16, 2007 the deadline to close on the purchase of the Stephens County assets was extended until April 16, 2007 and the effective date for the transfer of the assets was changed from December 1, 2006 to February 1, 2007. Baseline closed this acquisition on April 12, 2007.

On January 4, 2007, Baseline granted a stock option to Richard Cohen, CFO, exercisable for up to 100,000 shares of Common Stock at an exercise price of $0.56 per share.

On January 26, 2007 Barrie Damson our Chairman and CEO and Alan Gaines our Vice Chairman and a director each made a loan of $50,000 to the Company to be used for short term working capital needs. The loans, in the form of promissory notes, bear interest at an annual rate of 6% and mature on the earlier to occur of (i) the date on which we close a financing transaction in which we obtain proceeds in excess of $5,000,000 or (ii) July 26, 2007.

On February 15, 2007, Baseline issued an aggregate of 93,750 shares of Common Stock to holders of November Notes in payment of interest for the three months ended February 15, 2007.

On March 15, 2007 Baseline closed a private bridge financing whereby we borrowed $1,700,000 from a single accredited investor, Lakewood Capital (“Lakewood”). The Company issued to Lakewood a Senior Secured Debenture (“Debenture”) bearing interest at 16%, a common stock purchase warrant to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.50 per share, and entered into a security agreement collateralized by the assets of the New Albany LLC. In addition we are required to pay Lakewood a closing fee of $170,000 on the date when the outstanding principal and accrued interest are paid. If Baseline consummates a debt or equity financing of $15,000,000 or more the Debenture must be paid in full. The proceeds from the Lakewood financing were used to pay the additional deposit of $300,000 on the Stephens County property, satisfy a capital call of $300,000 payable to Rex to maintain an interest in the New Albany LLC, pay existing payables on Stephens County, and pay a $170,000 fee to Casamir Capital, the placement agent. Additionally, The Company issued Casamir Capital a warrant exercisable for up to 340,000 shares of Common Stock at an exercise price of $0.50 per share. Concurrently with the closing of the Lakewood financing, Barrie Damson and Alan Gaines each cancelled stock options to purchase 1,670,000 shares of the company’s common stock at an exercise of $0.05.

BASELINE OIL & GAS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

On March 16, 2007 we delivered $300,000 to New Albany-Indiana LLC (“New Albany”) to pay a portion of the outstanding capital calls that we, as a member of New Albany, were required to make. Pursuant to a Membership Interest Redemption Agreement between the Company and New Albany, we then redeemed our membership interest in the New Albany for the direct assignment to the Company of an undivided 40.423% working interest in and to all oil and gas properties, rights, and assets of New Albany. The New Albany assets have been pledged to Lakewood under a mortgage to secure the assets of Lakewood Debenture.

Effective March 21, 2007, Barrie Damson resigned as Chairman and CEO of Baseline Oil and Gas Corp. As a result of Mr. Damson’s departure, the Company appointed Mr. Thomas Kaetzer to fill the vacancy on the Board and promoted Mr. Kaetzer from President/COO to Chairman/CEO.

(b)	Quarterly Financial Statements of Baseline Oil & Gas Corp.

PART I

FINANCIAL INFORMATION

Item 1.	Financial Statements.

BASELINE OIL & GAS CORP.

BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and marketable securities	$81,798	$123,678
Cash – restricted	1,277,625	—
Accounts receivable, trade	1,397,981	—
Inventory	14,715	—
Prepaid and other current assets	75,385	125,000

Total current assets	2,847,504	248,678
OIL AND NATURAL GAS PROPERTIES – using successful efforts method of accounting
Proved properties	27,803,548	—
Unproved properties	8,303,665	7,810,135
Less accumulated depletion, depreciation and amortization	(832,206)	—

Oil and natural gas properties, net	35,275,007	7,810,135

Deferred acquisition costs	499,374	99,631
Property acquisition - deposit	2,500,000	1,000,000
Deferred loan costs, net of accumulated amortization of $2,791,644 and $237,192 at September 30, 2007 and December 31, 2006, respectively	3,798,345	88,947
Other property and equipment, net of accumulated depreciation of $7,560 at September 30, 2007	44,025	—

TOTAL ASSETS	$44,964,255	$9,247,391

The accompanying notes are an integral part of the financial statements

BASELINE OIL & GAS CORP.

BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable, trade	1,356,704	82,873
Accrued expenses	506,279	172,750
Royalties payable	584,148	—
Short term notes to related parties	100,000	—
Short term debt and current portion of long-term debt	10,030,533	1,996,751
Derivative liabilities – short term	726,598	104,896

Total current liabilities	13,304,262	2,357,270

Long term debt	24,985,984	—
Asset retirement obligations	463,111
Derivative liability – long term	1,537,548	—

Total liabilities	40,290,905	2,357,270

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value per share; 140,000,000 shares authorized; 33,363,173 and 31,342,738 shares issued and outstanding, respectively	33,364	31,343
Additional paid-in capital	33,525,054	28,423,418
Accumulated other comprehensive income (loss)	(1,781,717)	—
Accumulated deficit	(27,103,351)	(21,564,640)

Total stockholders’ equity	4,673,350	6,890,121

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,964,255	$9,247,391

The accompanying notes are an integral part of the financial statements

BASELINE OIL & GAS CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2007	2006
REVENUES
Oil and gas sales	$3,246,129	$—
Oil and gas hedging	(467,812)	—

Total revenues	2,778,317

COSTS AND EXPENSES
Production	1,549,383	—
General and administrative	1,699,289	449,042
Depreciation, depletion and amortization	322,061	—
Accretion expense	12,332	—

Total costs and expenses	3,583,065	449,042

Net income (loss) from operations	(804,748)	(449,042)

OTHER INCOME (EXPENSE)
Other income	1,501	—
Interest income	—	36,964
Interest expense	(1,400,336)	(403,828)
Unrealized gain on derivative instruments	26,570	35,493

Total other expense, net	(1,372,265)	(331,371)

NET LOSS	$(2,177,013)	$(780,413)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on derivative instruments	(90,031)	—

Total comprehensive loss	$(2,267,044)	$(780,413)

NET LOSS PER SHARE – Basic and Diluted	$(0.07)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	33,172,691	30,271,818

The accompanying notes are an integral part of the financial statements

BASELINE OIL & GAS CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
REVENUES
Oil and gas sales	$6,065,868	$—
Oil and gas hedging	(467,812)	—

Total revenues	5,598,056

COSTS AND EXPENSES
Production	2,858,770	—
General and administrative	2,551,218	1,595,721
Depreciation, depletion and amortization	839,766	—
Accretion expense	24,664	—

Total costs and expenses	6,274,418	1,595,721

Net income (loss) from operations	(676,362)	(1,595,721)

OTHER INCOME (EXPENSE)
Other income	24,867	—
Interest income	860	96,507
Interest expense	(4,920,275)	(1,286,681)
Unrealized gain on derivative instruments	32,199	369,170

Total other expense, net	(4,862,349)	(821,004)

NET LOSS	$(5,538,711)	$(2,416,725)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on derivative instruments	(1,781,717)	—

Total comprehensive loss	$(7,320,428)	$(2,416,725)

NET LOSS PER SHARE – Basic and Diluted	$(0.17)	$(0.09)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	32,069,998	28,068,166

The accompanying notes are an integral part of the financial statements

BASELINE OIL & GAS CORP.

STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,538,711)	$(2,416,725)
Adjustments to reconcile net loss to net cash
Used in operating activities
Share based compensation	1,134,020	—
Common stock issued for consulting fees	300,000	—
Depreciation, depletion and amortization	839,766	—
Amortization of debt discount	426,999	921,910
Amortization of deferred loan costs	2,554,452	177,894
Loss (gain) on derivative financial instruments	409,732	—
Derivative (gain) loss	(32,199)	(369,170)
Accretion expense	24,664	—
Changes in operating assets and liabilities
Accounts receivable, trade	(1,397,981)	—
Inventory	(14,715)	—
Prepaid and other current assets	149,326	(18,750)
Accounts payable – trade	1,273,831	(40,927)
Accrued liabilities	512,316	726,746
Royalties payable	584,148	—

Net cash provided by (used in) operating activities	1,225,648	(1,019,022)
CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(1,277,625)	—
Acquisition of proved oil and gas properties	(28,195,001)	—
Development costs incurred	(748,469)	—
Additions to unproved properties	(493,530)	(4,954,375)
Property acquisition deposit incurred	(2,500,000)
Deferred acquisition costs incurred	(499,374)
Purchase of property and equipment, other	(51,585)	—

Net cash used in investing activities	(33,765,584)	(4,954,375)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term debt	33,350,724	—
Proceeds from short term debt	1,700,000	—
Proceeds from short term notes to related parties	100,000	—
Repayments of long term debt	(513,600)
Repayments of short term debt	(1,794,068)	(16,496)
Proceeds from common stock sales, net	—	8,275,000
Deferred loan costs incurred	(345,000)	—

Net cash provided by financing activities	32,498,056	8,258,504
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,880)	2,285,107
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	123,678	206,489

CASH AND CASH EQUIVALENTS, END OF PERIOD	$81,798	$2,491,596

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	1,294,403	—
Cash paid for income taxes	—	—
NON-CASH ACTIVITIES
Unrealized gain/(loss) on derivative liability	(1,781,717)	333,677
Warrants issued in conjunction with debt	3,050,850	—
Overriding royalty interest granted in conjunction with debt	2,678,000
Stock issued for note extension	190,000	—
Asset retirement obligation incurred	438,447	—
Warrants issued in conjunction with stock issuance	—	505,671
Stock issued on conversion of debt	250,000	350,000
Stock issued in lieu of cash interest	149,099	—

The accompanying notes are an integral part of the financial statements

Baseline Oil & Gas Corp.

Notes to Financial Statements

September 30, 2007

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

Baseline Oil & Gas Corp. (“Baseline” or the “Company”) is an independent exploration and production company primarily engaged in the acquisition, development, production and exploration of oil and natural gas properties onshore in the United States.

Basis of Presentation

The accompanying unaudited interim financial statements of Baseline have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (the “SEC”), and should be read in conjunction with Baseline’s audited financial statements for the year ended December 31, 2006, and notes thereto, which are included in the Company’s annual report on Form 10-KSB filed with the SEC on April 17, 2007. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Baseline’s 2006 annual financial statements have been omitted. Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Use of Estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Natural Gas Properties

Baseline uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of the impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Asset Retirement Obligations

The Company records a liability for legal obligations associated with the retirement of tangible long-lived assets in the period in which they are incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations.” Under this method, when liabilities for dismantlement and abandonment costs (ARO) are initially recorded, the carrying amount of the related oil and natural gas properties are increased. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted over the useful life of the related asset. Revisions to such estimates are recorded as adjustments to the ARO, capitalized asset retirement costs and charges to operations during the periods in which they become known. At the time the abandonment cost is incurred, the Company will be required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

Revenue and Cost Recognition

The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which the Company is entitled based on our interest in the properties. Costs associated with production are expensed in the period incurred.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). This Interpretation provides guidance on recognition, classification and disclosure concerning uncertain tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. We adopted this Interpretation effective January 1, 2007. The adoption did not have a material impact on our financial statements.

NOTE 2 - CONCENTRATION OF RISK

At September 30, 2007, Baseline’s cash in financial institutions exceeded the federally insured deposits limit by $1,231,880. Restricted cash in the amount of $1,277,625 represents cash in a bank account controlled by an administrative agent under a credit agreement (see NOTE 4).

NOTE 3 - ACQUISITION OF NORTH TEXAS PROPERTIES

On April 12, 2007, Baseline acquired an interest in producing oil and gas properties from Statex Petroleum I, L.P. and Charles W. Gleeson LP. The properties consist of a 100% working interest in 5,231 acres in Stephens County in North Texas (the “North Texas Assets”). The purchase price was $28,000,000, plus interest from January 15, 2007 until the date of closing and an adjustment for cash flow from the properties from the effective date until the date of closing. In addition, Baseline has capitalized $1,551,106 in costs associated with the transaction and $438,447 related to the asset retirement obligations associated with the properties. Upon execution of the Purchase and Sale Agreement Baseline paid a $1,000,000 non-refundable deposit to be credited against the purchase price. Baseline entered into an amendment to the agreement, whereby for an additional deposit of $300,000, the deadline to close on the purchase was extended. The effective date for the transfer of the assets was February 1, 2007. Baseline funded the adjusted purchase price, less the deposits previously paid, and a portion of the costs associated with the transaction through borrowings under a newly created credit agreement (see Note 4).

The following unaudited pro forma information assumes the acquisition of the North Texas Assets occurred as of the beginning of each period. The pro forma results are not necessarily indicative of what actually would have occurred had the acquisition been in effect for the period presented.

Three months ended September 30, 2006	As Reported	Pro Forma
Revenues	$—	$3,319,597
Net Loss	(780,413)	(236,062)
Loss Per Share	(0.03)	(0.01)

Nine months ended September 30, 2007
Revenues	$5,598,056	$8,261,965
Net Loss	(5,538,711)	(5,437,189)
Loss Per Share	(0.17)	(0.17)

Nine months ended September 30, 2006
Revenues	$—	$9,691,383
Net Loss	(2,416,725)	(2,988,775)
Loss Per Share	(0.09)	(0.11)

NOTE 4 - DEBT

Total debt at September 30, 2007 and December 31, 2006 consists of the following:

	September 30, 2007	December 31, 2006
Short term notes to related parties	$100,000	$—
Other short term notes	54,393	48,750
Convertible notes, net of discount of $0 and $426,999, respectively	2,125,000	1,948,001
Revolving loans under credit agreement	12,537,124	—
Term loans under credit agreement	20,300,000	—

	35,116,517	1,996,751
Less short term debt and current portion of long-term debt	(10,130,533)	(1,996,751)

Long-term debt	$24,985,984	$—

Future maturities of long-term debt are as follows as of September 30, 2007:

2008	$9,976,140
2009	6,963,145
2010	18,022,839
2011	—
2012	—
Thereafter	—

$34,962,124

Long-term Debt

On April 12, 2007, Baseline entered into a $75 million Credit Agreement (the “Drawbridge Agreement”) with Drawbridge Special Opportunities Fund LP (“Drawbridge”), as Administrative Agent and various named lenders (the “Lenders”). The Drawbridge Agreement provides for a revolving credit commitment of up to $54.7 million and a Term Loan Commitment of $20.3 million. Revolving Loans must be paid on or before April 12, 2010 and Term Loans on or before October 12, 2010. The Revolving Loans accrue interest at the Prime Rate (7.75% at September 30, 2007) and the Term Loans accrue interest at the Prime Rate or 7.5%, whichever is greater, plus 3% (10.75% at September 30, 2007). Additionally, Baseline granted the Lenders an overriding royalty interest ranging between 2% and 3% in its existing oil and gas properties and any properties that it acquires while the Drawbridge Agreement is in effect. The Drawbridge Agreement requires Baseline’s revenues to be deposited into a lockbox account controlled by the Administrative agent. Funds in the lockbox account on the last business day of the month are utilized, in order of priority, to pay any amounts due for the overriding royalty interest granted under the Drawbridge Agreement, amounts due to third parties under swap agreements, lease operating costs approved by the Administrative agent, interest due on the Term Loans and Revolving loans and general and administrative expenses up to $225,000 per quarter. Any amounts remaining in the lockbox account in excess of $250,000 are to be used to repay outstanding principal, to be applied first to the Term Loans. Baseline’s obligations under the Drawbridge Agreement are secured by a first lien on all of its existing oil and gas properties, including the North Texas Assets, and any properties acquired while the Drawbridge Agreement is in effect. On April 12, 2007 Baseline drew down $9.7 million as a Revolving Loan. In addition, Baseline drew down $20.3 million as a Term Loan. The funds were utilized to repay the bridge loan financing, including accrued interest and fees, and to fund the adjusted purchase price and a portion of the capitalized transaction costs for the acquisition of the North Texas Assets.

The Company recorded deferred loan cost of $2,678,000 related to the conveyance of the overriding royalty interest to the Lenders as discussed above. As of September 30, 2007, $237,264 of this deferred loan cost has been amortized as a component of interest expense. This cost is being amortized over the expected term of the Drawbridge Agreement using the effective interest method. All amounts outstanding under the Drawbridge Agreement were paid in full on October 1, 2007 and that agreement has been terminated.

On May 30, 2007 holders of Baseline’s 10% convertible notes unanimously agreed to extend the maturity date of the notes from May 15, 2007 to November 15, 2007. As consideration for the extension of the notes, Baseline issued 380,000 shares in aggregate to the holders of the notes and increased the coupon rate on the notes from 10% to 12% per annum effective May 16, 2007.

During July and August 2007 holders of $250,000 of Baseline’s 10% Convertible Promissory Notes converted such notes into 501,676 shares.

Bridge Loan Financing

On March 15, 2007, Baseline borrowed $1,700,000 from a single accredited investor, Lakewood Group, LLC (“Lakewood”). Baseline issued to Lakewood a Senior Secured Debenture (“Debenture”) bearing interest at 16%, a common stock purchase warrant to purchase up to 3,000,000 shares of Common Stock at an exercise price of $0.50 per share, and entered into a security agreement collateralized by the assets of Baseline. In addition Baseline was required to pay Lakewood a closing fee of $170,000 on April 12, 2007, when the outstanding principal and accrued interest were paid. The proceeds from the Lakewood financing were used to pay an additional deposit of $300,000 on the North Texas Assets (see NOTE 3), to partially satisfy a capital call in the New Albany-Indiana LLC (see NOTE 6), to pay expenses related to the ongoing financing and acquisition efforts, and to pay a $170,000 fee to Casimir Capital, the placement agent. Additionally, The Company issued Casimir Capital a warrant exercisable for up to 340,000 shares of Common Stock at an exercise price of $0.50 per share. On April 12, 2007, the Debenture was fully paid from proceeds received under the Drawbridge Agreement.

Loans From Founders

On January 26, 2007, Barrie Damson our former Chairman and CEO and Alan Gaines a director, each made a loan of $50,000 to the Company to be used for short term working capital needs. The loans, in the form of promissory notes, bear interest at an annual rate of 6% and mature on the earlier to occur of the date on which Baseline closes a financing transaction in which it obtains proceeds in excess of $5,000,000 or July 26, 2007. On April 10, 2007, Messrs. Gaines and Damson agreed to extend the maturity of their promissory notes to the earlier of October 10, 2010 or the date on which Baseline closes an equity offering in which it obtains gross proceeds in excess of $3,000,000. Subsequent to September 30, 2007, these notes were repaid in full (See Note 8).

NOTE 5 - STOCKHOLDERS’ EQUITY

Common Stock

On March 31, 2007, Baseline issued an aggregate of 93,750 shares of common stock, with a value of $46,875, in payment of accrued interest through February 15, 2007, to holders of 10% convertible promissory notes issued by Baseline in privately negotiated transactions involving the offer and sale of $2.375 million in units consisting of such notes and Common Stock.

On May 15, 2007, Baseline issued an aggregate of 93,750 shares of common stock, with a value of $46,875, in payment of accrued interest through May 15, 2007, to holders of 10% convertible promissory notes issued by Baseline in privately negotiated transactions involving the offer and sale of $2.375 million in units consisting of such notes and Common Stock.

On May 30, 2007, Baseline issued 380,000 shares to holders of 10% convertible promissory notes in consideration of the holders’ agreement to extend the maturity of the notes by six months. Baseline’s 10% convertible notes will now mature on November 15, 2007. Such shares were valued at $190,000 which has been charged to interest expense.

During June and July 2007, Baseline issued a total of 600,000 shares to outside consultants as compensation for services valued at $300,000.

On July, 5, 2007 non-employee option holders exercised options to purchase 200,000 shares of Common Stock at $0.05 per share on a “cashless” basis. As a result Baseline issued 185,714 shares.

On July 13, 2007, a consultant exercised an option to purchase 100,000 shares of Common Stock at $0.30 per share on a “cashless” basis. As a result, Baseline issued 56,522 shares.

During July and August 2007 holders of $250,000 of Baseline’s 10% Convertible Promissory Notes converted such notes into 501,676 shares.

On August 15, 2007, Baseline issued an aggregate of 109,023 shares of common stock, with a value of $54,402, in payment of accrued interest through August 15, 2007, to holders of 10% convertible promissory notes issued by Baseline in privately negotiated transactions involving the offer and sale of $2.375 million in units consisting of such notes and Common Stock.

Stock Options and Warrants

Baseline utilizes restricted stock, stock options and warrants to compensate employees, officers, directors and consultants. Total stock based compensation expense (including options, warrants and restricted stock) was $1,078,649 and $1,134,020 for the three and nine months ended September 30, 2007.

On January 4, 2007, Baseline granted a stock option to Richard Cohen, the former CFO, exercisable for up to 100,000 shares of Common Stock at an exercise price of $0.56 per share. Such option had a fair value of $55,371.

On March 15, 2007, concurrently with the closing of the bridge loan financing (see NOTE 4), Alan Gaines, Baseline’s Vice-Chairman, and Barrie Damson, a former officer and director of Baseline, each cancelled stock options to purchase 1,670,000 shares of Baseline’s common stock at an exercise price of $0.05 per share.

In connection with our entry into the Drawbridge Agreement, on April 12, 2007 we issued warrants to Drawbridge and D.B. Zwirn Special Opportunities Fund, L.P., another lender participating therein, which warrants are each exercisable for up to an aggregate of 3,200,000 shares of our Common Stock, at an exercise price of $0.50 per share. Pursuant to certain warrant agreements executed with these two lenders, any unexercised warrants expire on April 11, 2014. The warrants also afford the holders certain anti-dilution protection. In connection with the issuance of the warrants we also entered into a registration rights agreement dated April 12, 2007 with each of the holders of the warrants, under which we granted piggy-back registration rights, demand registration rights and shelf registration rights to these holders. Such warrants had a fair value of $1,209,085 which has been capitalized as a deferred loan cost and is being amortized over the term of the Credit Agreement.

On April 12, 2007, concurrently with the execution of the Drawbridge Agreement (see Note 4), Alan Gaines, a director, and Barrie Damson, a former officer and director of our Company, each surrendered additional options to purchase 1,600,000 shares of Common Stock at an exercise price of $0.05 per share.

On August 3, 2007, Baseline granted five-year stock options exercisable for up to an aggregate of 370,000 shares of common stock to several employees at an exercise price of $0.55. Such options vest in equal one-third installments on each of the first, second and third anniversary dates from the date of grant and had a fair value of $198,365.

On August 3, 2007, Baseline granted a five-year stock option to Richard d’Abo, an outside director, exercisable for up to 150,000 shares of common stock at an exercise price of $0.55. Such option had a fair value of $80,418.

On August 3, 2007 the Company entered into a two year employment agreement with Mr. Patrick McGarey to become Chief Financial Officer effective August 16, 2007. Concurrently with the entry into the employment agreement with Mr. McGarey, Baseline granted to Mr. McGarey five-year options, exercisable for (i) up to 500,000 shares of common stock, at an exercise price equal to $0.55, (ii) up to 500,000 shares, at an exercise price of $0.825 per share, and (iii) up to 500,000 shares, at an exercise price of $1.10 per share. Each option grant provides for the following vesting schedule: (i) 166,666 shares on August 3, 2007, (ii) 166,667 shares on August 3, 2008 and (iii) 166,667 shares on August 3, 2009, provided that Mr. McGarey remains in the employ of the Company through such dates. Such options had a fair value of $799,866.

The weighted average fair value of the stock options granted during the nine months ended September 30, 2007 was $0.51. Variables used in the Black-Scholes option-pricing model include (1) risk free interest rates between 4.52% and 4.61%, (2) expected option life ranged from five to seven years, (3) expected volatility is 200% to 223% and (4) zero expected dividends. A summary of stock option transactions follow:

	Weighted Average Exercise Price	Number of Options
Balance January 1, 2007	$0.18	13,985,000
Granted	0.75	2,120,000
Exercised	0.13	(300,000)
Forfeited or expired	0.05	(6,540,000)

Balance September 30, 2007	$0.40	9,265,000

The following table summarizes information about the Company’s stock options outstanding at September 30, 2007:

Number Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
Options Outstanding
9,265,000	3.54	$0.40	$2,221,400
Options Exercisable
6,561,668	3.13	$0.28	$2,174,367

On August 13, 2007, Baseline issued seven-year warrants to our then senior lenders, exercisable in the aggregate for up to 260,000 shares of common stock at an exercise price of $0.52 per share. These warrants were issued as partial consideration for our lenders advancing us $2.5 million on August 13, 2007, thereby enabling us to make a $2.5 million performance deposit in connection with our then pending acquisition of assets from DSX Energy Limited (See NOTE 8 below).

On August 20, 2007, Baseline issued five-year warrants to a former placement agent, exercisable in the aggregate for up to 340,000 shares of common stock at an exercise price of $0.65 per share. These warrants were issued as partial consideration for the termination of an agreement with such placement agent.

A summary of stock warrant transactions follow:

	Weighted Average Exercise Price	Number of Warrants
Balance January 1, 2007	$0.79	734,090
Granted	0.51	7,140,000

Balance September 30, 2007	$0.53	7,874,090

The following table summarizes information about the Company’s stock warrants outstanding at September 30, 2007:

Number Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price
WarrantsOutstanding
7,874,090	5.23	$0.53
WarrantsExercisable
7,874,090	5.23	$0.53

NOTE 6 - INVESTMENT IN JOINT VENTURE AND REDEMPTION OF MEMBERSHIP INTEREST

On March 16, 2007, Baseline delivered $300,000 to New Albany-Indiana LLC (“New Albany”) in partial satisfaction of the outstanding capital calls that it, as a member of New Albany, was required to make. Pursuant to a Membership Interest Redemption Agreement between the Company and New Albany, Baseline then redeemed its membership interest in New Albany for the direct assignment to Baseline of an undivided 40.423% working interest in and to all oil and gas properties, rights, and assets of New Albany. Such assets were then pledged to Lakewood under a mortgage to secure Lakewood’s Debenture. The reduction in our membership interest of 50% to a 40.423% direct working interest reflected an adjustment of our membership interest in New Albany at the time of our redemption, as a result of outstanding capital calls owed by us but assumed by the affiliates and/or assigns of Rex Energy, the other joint venture partner.

After redeeming its membership interest in New Albany on March 16, 2007, Baseline now owns the following assets:

•

19.7% working interest in an area of mutual interest, covering approximately 122,000 gross acres (approximately 24,400 acres net to Baseline), primarily located in Greene County and operated by Aurora Oil & Gas (the “Wabash AMI”);

•

18.2% working interest in an area of mutual interest, covering approximately 41,000 total acres (approximately 7,380 acres net to Baseline) primarily located in Knox County and operated by Rex Energy (the “Knox AMI”); and

•

6.9% working interest in an area of mutual interest, covering approximately 8,000 gross acres (560 acres net to Baseline), primarily located in Greene County and operated by El Paso (the “Greene AMI”).

NOTE 7 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

On April 12, 2007, in accordance with a requirement of the Drawbridge Agreement, Baseline also entered into a Swap Agreement (“Swap Agreement”) with Macquarie Bank Limited, which provides that Baseline puts in place, for each month through April 12, 2010, separate swap hedges with respect to approximately 75% of the projected production from Proved Developed Producing Reserves. The swap hedges provide for a fixed price of $68.20 per barrel for a three year period, commencing June 1, 2007. The hedging arrangement is based upon a monthly volume of 11,000 barrels during the first year and provides for monthly settlements.

During July 2007, Baseline modified its hedge from a fixed price swap to a collar with a floor of $68.20 and a ceiling of $74.20 for the period from August 2007 through December 2008. Subsequent to December 2008 it reverts to a swap agreement at $68.20. In exchange for the near term switch from a fixed price swap to a collar, Baseline provided a right to the hedge provider to purchase 7,000 barrels per month at $73.20 per barrel from June 2010 through December 2011.

SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of each derivative is recorded each period in current earnings or other comprehensive income, depending on whether the derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. To make this determination, management formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed, and a description of the method of measuring effectiveness. This process includes linking all derivatives that are designated as cash-flow hedges to specific cash flows associated with assets and liabilities on the balance sheet or to specific forecasted transactions. Baseline also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. A derivative that is highly effective and that is designated and qualifies as a cash-flow hedge has its changes in fair value recorded in other comprehensive income to the extent that the derivative is effective as a hedge. Any other changes determined to be ineffective do not qualify for cash-flow hedge accounting and are reported currently in earnings.

Baseline discontinues cash-flow hedge accounting when it is determined that the derivative is no longer effective in offsetting cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is redesignated as a non-hedging instrument because it is unlikely that a forecasted transaction will occur, or management determines that designation of the derivative as a cash-flow hedge instrument is no longer appropriate. In situations in which cash-flow hedge accounting is discontinued, Baseline continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

When the criteria for cash-flow hedge accounting are not met, realized gains and losses (i.e., cash settlements) are recorded in income (loss) from operations in the Statements of Operations. Similarly, changes in the fair value of the derivative instruments are recorded as income (loss) from operations in the Statements of Operations. In contrast cash settlements for derivative instruments that qualify for hedge accounting are recorded as additions to or reductions of oil and gas revenues while changes in fair value of cash flow hedges are recognized, to the extent the hedge is effective, in other comprehensive income until the hedged item is recognized in earnings.

Based on the above, management has determined the swaps and collars noted above qualify for cash-flow hedge accounting treatment. For the period ended September 30, 2007, Baseline recognized a derivative liability of $2,191,449 with the change in fair value reflected in other comprehensive income/loss.

As of September 30, 2007 Baseline had the following derivative contracts outstanding:

Instrument	Beginning Date	Ending Date	Floor	Ceiling	Fixed	Total Bbls 2007	Total Bbls 2008	Total Bbls 2009	Total Bbls 2010	Total Bbls 2011
Collar	Oct -07	Dec-07	$68.20	$74.20		33,000
Collar	Jan-08	Dec-08	$68.20	$74.20			123,000
Swap	Jan-09	Dec-09			$68.20			117,000
Swap	Jan-10	May-10			$68.20				47,500
Swaption	June-10	Dec-10			$73.20				49,000
Swaption	Jan-11	Dec-11			$73.20					84,000

						33,000	123,000	117,000	96,500	84,000

NOTE 8 - SUBSEQUENT EVENTS

On October 1, 2007 Baseline acquired producing natural gas and oil properties located in Matagorda County, Texas, from DSX Energy Limited LLP, Kebo Oil & Gas, Inc., and 25 other related parties for an adjusted purchase price of $96.6 million. The properties acquired by us consist of a greater than 95% working interest in 2,374 net acres in the Blessing Field which contained twelve (12) producing wells. The effective date of the acquisition was June 1, 2007.

The Blessing Field acquisition was funded with proceeds from the Company’s issuance of $115 million of 12.5% Senior Secured Notes due 2012 (“Senior Secured Notes”) at a purchase price of $110.9 million, plus $50 million of 14.0% Senior Subordinated Convertible Secured Notes due 2013 (“Convertible Notes”) at a purchase price of $49.5 million (the “Offering”). In addition, Baseline retired $33.1 million of indebtedness with proceeds of the Offering, with the remainder being utilized for general corporate purposes, fees and expenses. As set forth below, Baseline also entered into a $20 million credit facility with a senior lender. The line of credit will be used for implementing the Company’s oil and natural gas hedging strategy, and for working capital if needed. The line of credit was not drawn at closing.

Senior Secured Notes

The Senior Secured Notes, bearing interest at the rate of 12 1/2% per annum, were issued under that certain secured note indenture, dated October 1, 2007, among us and The Bank of New York, as trustee (the “Senior Notes Indenture”). Interest is payable in cash semi-annually on each of April 1 and October 1, commencing on April 1, 2008. The Senior Notes Indenture contains customary representations and warranties on our part as well as typical restrictive covenants whereby we have agreed, among other things, to limitations to incurrence of additional indebtedness, declaration of dividends, issuance of capital stock, sale of assets and corporate reorganizations, as well as impairment of collateral securing our obligations under the Senior Secured Notes. The Senior Secured Notes mature on October 1, 2012.

The Senior Secured Notes will rank senior in right of payment to all existing and future subordinated indebtedness of the Company, including indebtedness of the Company outstanding under the Convertible Notes as provided in the intercreditor agreement discussed below in “- Intercreditor Agreement,” and rank equally in right of payment with all our other existing and future senior indebtedness of the Company.

The Senior Secured Notes are subject to redemption by the Company (i) prior to October 1, 2010 at specified make-whole redemption prices or, in connection with equity offerings at a repurchase price equal to 113.5% of the aggregate principal amount plus accrued interest for up to 35% of the outstanding principal amount of the Senior Secured Notes, and (ii) after October 1, 2010 at a premium which decreases over time. Holders of the Senior Secured Notes may put such notes to us for repurchase, at a repurchase price of 101% of the principal amount plus accrued interest, upon a change in control as defined in the Senior Secured Notes Indenture.

The Senior Secured Notes are secured by a second lien on substantially all of the Company’s assets, including without limitation, all as more particularly described in that senior notes security agreement with The Bank of New York, as collateral agent, executed by us on October 1, 2007 (the “Senior Notes Security Agreement”). Under the terms of the Intercreditor Agreement, such lien will be contractually subordinated to the lien thereon that secures our obligations under the Credit Agreement and certain other permitted indebtedness. The Convertible Notes will be guaranteed by any of our future subsidiaries that guarantee such notes. The Senior Secured Notes will not have the benefit of any sinking fund.

Convertible Notes

The Convertible Notes, bearing interest at an annual rate of 14% per annum, were issued under that certain convertible notes indenture, dated October 1, 2007, among us and The Bank of New York, as trustee (the “Convertible Note Indenture”). Interest is payable semi-annually on each of April 1 and October 1, commencing on April 1, 2008, in cash or by delivery of PIK Notes. The Convertible Notes Indenture contains customary representations and warranties on our part as well as typical restrictive covenants whereby we have agreed, among other things, to limitations to incurrence of additional indebtedness, declaration of dividends, issuance of capital stock, sale of assets and corporate reorganizations, as well as impairment of collateral securing our obligations under the Convertible Notes. The Convertible Notes mature on October 1, 2013.

The Convertible Notes will rank junior in right of payment to all existing and future senior indebtedness of the Company, including indebtedness of the Company outstanding under the Credit Agreement and the Senior Secured Notes as provided in the intercreditor agreement discussed below in “- Intercreditor Agreement,” and rank equally in right of payment with any future senior subordinated indebtedness of the Company and rank senior in right of payment to any future subordinated indebtedness of the Company.

The Convertible Notes are initially convertible into 69.5 million shares of our common stock, par value $.001 per share (the “Common Stock”), based on an initial conversion price of $0.72 per share and reflecting an approximate 15% conversion premium to the $0.63 per share closing price of our Common Stock on the OTC Bulletin Board on September 17, 2007. There is a one-time test for adjustment of the conversion price, effective as of January 1, 2009, based upon a specified average trading price of our Common Stock for the 30 trading days up to and including December 31, 2008. If we meet or exceed this target, there will be no adjustment. In addition, the conversion price of the Convertible Notes will be subject to adjustment pursuant to customary anti-dilution provisions and may also be adjusted upon the occurrence of a fundamental change. Holders converting Convertible Notes prior to October 1, 2010 will be entitled to receive a certain make whole premium.

The Convertible Notes are redeemable up to 25% by us on a quarterly basis beginning October 1, 2009 in the event the closing price of our Common Stock equals a 150% or more of the conversion price then in effect over a specified number of trading days. The Convertible Notes are redeemable at the option of the holder upon a change of control for a repurchase price equal to 101% of the aggregate principal amount plus accrued interest.

The Convertible Notes are secured by a third lien on substantially all of the Company’s assets, including without limitation, all as more particularly described in that convertible notes security agreement with The Bank of New York, as collateral agent, executed by us on October 1, 2007 (the “Senior Notes Security Agreement”). Under the terms of the Intercreditor Agreement, such lien will be contractually subordinated to the lien thereon that secures our obligations under the Credit Agreement and the Senior Secured Notes. The Convertible Notes will be guaranteed by any of our future subsidiaries that guarantee such notes. The Convertible Notes will not have the benefit of any sinking fund.

Wells Fargo Agreement

On October 1, 2007, we entered into a Credit Agreement (the “Wells Fargo Agreement”) with Wells Fargo Foothills, Inc. (“Wells Fargo”), as arranger and administrative agent. The Wells Fargo Agreement provides for a revolving credit commitment of up to $20 million (the “Revolver Commitment”), with a sub-limit of $10 million for issuance of Letters of Credit. Unless earlier payment is required under the Wells Fargo Agreement, Advances under the Revolver Commitment must be paid on or before October 1, 2010.

Under the Wells Fargo Agreement, interest on Advances accrues at either Wells Fargo’s Base Rate or the LIBOR Rate, at our option, plus an Applicable Margin of 1.50% in the case of Base Rate Loans or 3.00% in the case of LIBOR Rate Loans. With respect to Letters of Credit issued under the Wells Fargo Agreement, fees accrue at a rate equal 3.825% per annum multiplied by the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

As security for our obligations under the Wells Fargo Agreement, we granted Wells Fargo a security interest in and a first lien on, all of our existing and after-acquired assets including, without limitation, the oil and gas properties and rights that we acquired in the Blessing Field. The Wells Fargo Agreement provides that we put in place, on a rolling twenty-four month basis, hedge agreements, as adjusted from time to time as specified therein, with respect to estimated volumes of not less than 50% and not more than 80% of the estimated aggregate production from (i) Proved Developed Producing Reserves and (ii) such additions to Proved Developed Producing Reserves as we estimate we have made as a result of drilling activity since our most recent reserve report, with respect to each of crude oil and natural gas.

Repayment of Drawbridge Agreement

On October 1, 2007, we fully discharged all of our outstanding obligations under the Drawbridge Agreement. The total amount repaid by us in satisfaction of our obligations under the revolving and term loan commitments under the Drawbridge Agreement was $33,123,166, representing the unpaid principal outstanding of $32,837,124 plus accrued interest in the amount of $286,042. We repaid such amounts from the net proceeds from the Offering.

Repayment of Related Party Loans

On October 1, we also discharged in full, all of our obligations to Alan Gaines, a director and a former officer, and Barrie Damson, a former officer and director under those promissory notes, dated as of January 26, 2007, in the aggregate principal amount of $50,000 each. The total amount repaid to each of Messrs. Gaines and Damson by us was $52,252, representing the outstanding principal amount plus accrued interest in the amount of $2,252. Such amounts were repaid from the net proceeds from the Offering.

(c)	Financial Statements of Businesses Acquired.

Report of Independent Registered Public Accounting Firm

To the Shareholders of Baseline Oil & Gas Corp.

Houston, TX

We have audited the accompanying Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties (“Statex Properties”) Purchased from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. (the “Financial Statements”) for the years ended December 31, 2006 and 2005. These Financial Statements are the responsibility of Baseline Oil & Gas Corp.’s management. Our responsibility is to express an opinion on the Financial Statements based on our audits.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2. The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. as described in Note 1 for the years ended December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 9, 2007

Baseline Oil & Gas Corp.

Statements of Combined Revenues and Direct Operating Expenses

of Oil and Gas Properties Purchased From

Statex Petroleum I, L.P. and Charles W. Gleason, L.P.

For the Years Ended December 31, 2005 and 2006

(Information for the nine months ended September 30, 2006 and 2007 is unaudited)

	For the Years Ended December 31,		For the Nine Months Ended September 30,
	2005	2006	2006	2007
			(Unaudited)
Revenues	$10,732,108	$12,522,236	$9,703,031	$8,729,777
Direct operating expenses	5,016,266	6,446,934	4,766,391	4,034,687

Excess of revenues over direct operating expenses	$5,715,842	$6,075,302	$4,936,640	$4,695,090

The accompanying notes are an integral part of the financial statements.

BASELINE OIL & GAS CORP.

STATEMENT OF COMBINED REVENUES

AND DIRECT OPERATING EXPENSES

of Oil and Gas Properties Purchased From

Statex Petroleum I, L.P. and Charles W. Gleason, L.P.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2005 and 2006

(Information for the nine months ended September 30, 2006 and 2007 is unaudited)

(1) The Properties

On December 20, 2006, Baseline Oil & Gas, Corp. (“Baseline” or the “Company”) entered into a Purchase and Sale Agreement to purchase certain oil and has properties (the “Properties”) owned by Statex Petroleum I, L.P. and Charles W. Gleeson L.P. (collectively, the “Seller”) for $28,600,000. On April 12, 2007, Baseline finalized the acquisition of the Properties.

(2) Basis For Presentation

The statement of combined revenues and direct operating expenses has been derived from the Seller’s historical financial records and is prepared on the accrual basis of accounting. Revenues and direct operating expenses as set forth in the accompanying statement includes revenues from oil and gas production, net of royalties, and associated direct operating expenses related to the net revenue interest and net working interest, respectively. These revenues and expenses in the Properties represent Baseline’s acquired interest.

During the periods presented, the Properties were not accounted for or operated as a separate division of the Seller. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of the Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the Properties in the Seller’s historical financial records and any pro forma allocation would be both timing consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand alone entity. In addition, these allocations, if made using the historical Seller general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of Baseline, due to the greatly varying size, structure, and operations between Baseline and the Seller. This statement does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by Baseline upon allocation of purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the Properties going forward due to the changes in the business and the omission of various operating expenses.

For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties. At the end of the economic life of the Properties, certain restoration and abandonment costs will be incurred by the respective owners of the Properties. No accrual for these costs is included in the direct operating expenses.

The statements of combined revenues and direct operating expenses for the nine months ended September 30, 2006 and 2007 are unaudited. In the opinion of management, these statements include all adjustments necessary to present fairly, in all material respects, the Properties’ historical results for such nine month periods.

(3) Commitments and Contingencies

Baseline is not aware of any legal, environmental or other commitments or contingencies relating to the Properties that would have a material effect on the statement of combined revenues and direct operating expenses.

(4) Revenue Recognition

It is Baseline’s policy to recognize revenue when production is sold to a purchaser at a fixed or determinable price.

(5) Supplemental Oil and Gas Information (Unaudited)

A. General.

The estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves from the Properties acquired by Baseline are summarized below. The reserves were estimated by Pressler Petroleum Consultants, Inc. (“Pressler”) in a report dated February 27, 2007 as of December 31, 2006. The reserve study was paid for by Baseline and was based on information provided by the Seller to Pressler. The December 31, 2006 reserve study was the only determination of proved reserves that is available therefore there will be no revisions of reserve estimates because no previous determination of estimates exists. Likewise there was no detail of extensions, discoveries and improved recovery for the periods below because there was no basis in which to determine when a discovery or extension was actually made.

B. Estimated Oil and Gas Reserve Quantities.

There was no determination of proven reserves at December 31, 2005. The only reserve study was done as of December 31, 2006. For the table below, the December 31, 2006 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2005 based on the reserve study as of December 31, 2006.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of the estimates at any point in time depends on both quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.

Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.

Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities (“FAS 69”), requires calculation of future net cash flows using a 10% annual discount factor and year-end prices, costs and statutory tax rates, except for known future changes such as contracted price and legislated tax rates.

All of the reserves relating to the Properties are located in the United States.

Estimated Oil and Gas Information:

	Oil (Bbls)	Gas (Mcf)	Oil Equivalent (BOE)
Total Proved Reserves
Balance - December 31, 2005	3,781,640	373,648	3,843,915
Production	(193,250)	(29,588)	(198,181)
Purchases of reserve in-place	—	—	—
Extensions, discoveries and improved recovery	—	—	—
Transfers/sales of reserve in place	—	—	—
Revisions of previous estimates	—	—	—

Ending reserves - December 31, 2006	3,588,390	344,060	3,645,734

Proved developed reserves:	2,881,390	303,470	2,931,968

	Oil (Bbls)	Gas (Mcf)	Oil Equivalent (BOE)
Total Proved Reserves
Balance - December 31, 2004	3,972,921	405,090	4,040,436
Production	(191,281)	(31,442)	(196,521)
Purchases of reserve in-place	—	—	—
Extensions, discoveries and improved recovery	—	—	—
Transfers/sales of reserve in place	—	—	—
Revisions of previous estimates	—	—	—

Balance - December 31, 2005	3,781,640	373,648	3,843,915

Proved developed reserves:	3,025,312	328,810	3,080,114

C. Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves.

The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with FAS 69. As prescribed by FAS 69, the amounts shown are based on prices and costs at the end of each period and a 10% annual discount factor.

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by our Company by estimating the expenditures to be incurred in developing and producing the Properties’ proved natural gas and oil reserves at the end of the year based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Properties’ natural gas and oil reserves. An estimate of fair value would take into account, among other things, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

The standardized measure of discounted future net cash flows from our Company’s estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of our Company’s oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The Standardized Measure of Discounted Future Net Cash Flows relating to the Properties’ proved oil and gas reserves is as follows:

	Years Ended December 31,
	2006	2005
Future cash inflows	$212,297,137	$220,860,507
Future production costs	(116,402,890)	(122,846,877)
Future development costs	(5,142,900)	(5,142,900)

Future net cash flows before income taxes	90,751,347	92,870,730
Future income tax	(30,428,739)	(31,311,622)

Future net cash flows	60,322,608	61,559,108
Discount at 10% annual rate	(27,145,174)	(27,701,599)

Standardized measure of discounted future net cash flows	$33,177,434	$33,857,509

The principal changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserve are summarized below:

	Years Ended December 31,
	2006	2005
Standardized measure, beginning of year	$33,857,509	$14,578,422
Sales, net of production costs	(6,884,367)	(5,715,842)
Net change in prices, net of production costs	2,620,732	32,530,132
Extensions and discoveries	—	—
Development costs incurred	—	—
Accretion of discount, changes in production rates and other	3,034,480	2,426,554
Change in income tax	549,080	(9,961,757)
Revision of quantity estimates	—	—

End of year	$33,177,434	$33,857,509

THE DSX PROPERTIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Baseline Oil & Gas Corp.

Houston, Texas

We have audited the accompanying Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties (“DSX Properties”) Purchased from DSX Energy Limited L.L.P. (the “Financial Statements”) for the years ended December 31, 2006 and 2005. These Financial Statements are the responsibility of Baseline Oil & Gas Corp.’s management. Our responsibility is to express an opinion on the Financial Statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2. The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from DSX Energy Limited L.L.P. as described in Note 1 for the years ended December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

August 31, 2007

BASELINE OIL & GAS CORP.

STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES

of Oil and Gas Properties Purchased From

DSX Energy Limited L.L.P.

	For the Years Ended December 31,		For the Nine Months Ended September 30,
	2005	2006	2006	2007
			(unaudited)	(unaudited)
Revenues	$7,611,532	$17,086,179	$13,223,100	$19,446,409
Direct operating expenses	3,051,276	2,162,328	1,475,070	2,519,782

Excess of revenues over direct operating expenses	$4,560,256	$14,923,851	$11,748,030	$16,926,627

The accompanying notes are an integral part of the financial statements.

BASELINE OIL & GAS CORP.

STATEMENT OF COMBINED REVENUES AND

DIRECT OPERATING EXPENSES

of Oil and Gas Properties Purchased From

DSX Energy Limited L.L.P.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2004, 2005 and 2006

(information for the nine months ended September 30, 2006 and 2007 is unaudited)

(1) The Properties

On August 7, 2007, Baseline Oil & Gas, Corp. (“Baseline” or the “Company”) entered into a Purchase and Sale Agreement to purchase certain oil and gas properties (the “Properties”) owned by DSX Energy Limited L.L.P., Kebo Oil & Gas, Inc., Sanchez Oil & Gas Corp., Sue Ann Operating, L.L.C., and 23 other individuals, trusts and companies (collectively, the “Seller”) for $100,000,000.

(2) Basis For Presentation

The statements of combined revenues and direct operating expenses has been derived from the Seller’s historical financial records and is prepared on the accrual basis of accounting. Revenues and direct operating expenses as set forth in the accompanying statements include revenues from oil and gas production, net of royalties, and associated direct operating expenses related to the net revenue interests and net working interests, respectively. These revenues and expenses in the Properties represent Baseline’s acquired interest.

During the periods presented, the Properties were not accounted for or operated as a separate division of the Seller. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of the Properties, such as general and administrative expenses and income taxes. These costs were not separately allocated to the Properties in the Seller’s historical financial records and any pro forma allocation would be both timing consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand alone entity. In addition, these allocations, if made using the historical Seller general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of Baseline, due to the greatly varying size, structure, and operations between Baseline and the Seller. This statement does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by Baseline upon allocation of purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the Properties going forward due to the changes in the business and the omission of various operating expenses.

For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties.

At the end of the economic life of the Properties, certain restoration and abandonment costs will be incurred by the respective owners of the Properties. No accrual for these costs is included in the direct operating expenses.

The statements of combined revenues and direct operating expenses for the nine months ended September 30, 2006 and 2007 are unaudited. In the opinion of management, these statements include all adjustments necessary to present fairly, in all material respects, the Properties’ historical results for such nine month periods.

(3) Commitments and Contingencies

Baseline is not aware of any legal, environmental or other commitments or contingencies relating to the Properties that would have a material effect on the statement of combined revenues and direct operating expenses.

(4) Revenue Recognition

It is Baseline’s policy to recognize revenue when production is sold to a purchaser at a fixed or determinable price.

(5) Supplemental Oil and Gas Information (Unaudited)

General.

The estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves from the Properties acquired by Baseline are summarized below. The reserves were estimated by Cawley Gillespie & Associates (“Cawley”) in a report dated September 4, 2007 as of December 31, 2006. The reserve study was paid for by Baseline and was based on information provided by the Seller to Cawley. The December 31, 2006, reserve study was the only determination of proved reserves that is available, therefore, there will be no revisions of reserve estimates because no previous determination of estimates exists. Likewise there was no detail of extensions, discoveries and improved recovery for the periods below because there was no basis in which to determine when a discovery or extension was actually made.

Estimated Oil and Gas Reserve Quantities.

There was no determination of proven reserves at December 31, 2005. The only reserve study was done as of December 31, 2006. For the table below, the December 31, 2006 proved reserve total was adjusted for the actual production activity to determine what the proved reserves would have been at December 31, 2005 based on the reserve study as of December 31, 2006.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of the estimates at any point in time depends on both quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.

Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.

Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities (“FAS 69”), requires calculation of future net cash flows using a 10% annual discount factor and year-end prices, costs and statutory tax rates, except for known future changes such as contracted price and legislated tax rates.

All of the reserves relating to the Properties are located in the United States.

Estimated Oil and Gas Information:

	Oil (MBbl)	Gas (MMcf)	Oil Equivalent (MBoe)
Total Proved Reserves
Balance—December 31, 2005	492	11,523	2,413
Production	(92)	(1,458)	(335)
Purchases of reserve in-place	—	—	—
Extensions, discoveries and improved recovery	1,227	23,102	5,077
Transfers/sales of reserve in place	—	—	—
Revisions of previous estimates	—	—	—

Ending reserves—December 31, 2006	1,627	33,167	7,155

Proved developed reserves:	734	17,433	3,640

Total Proved Reserves
Balance—December 31, 2004	39	1,123	226
Production	(38)	(516)	(124)
Purchases of reserve in-place	—	—	—
Extensions, discoveries and improved recovery	491	10,916	2,310
Transfers/sales of reserve in place	—	—	—
Revisions of previous estimates	—	—	—

Balance—December 31, 2005	492	11,523	2,412

Proved developed reserves:	492	11,523	2,412

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves.

The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with FAS 69. As prescribed by FAS 69, the amounts shown are based on prices and costs at the end of each period and a 10% annual discount factor.

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company by estimating the expenditures to be incurred in developing and producing the Properties’ proved natural gas and oil reserves at the end of the year based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Properties’ natural gas and oil reserves. An estimate of fair value would take into account, among other things, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

The standardized measure of discounted future net cash flows from the Company’s estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company’s oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The Standardized Measure of Discounted Future Net Cash Flows relating to the Properties’ proved oil and gas reserves is as follows:

December 2006
(in thousands)
Future cash inflows	$256,201
Future production costs	(36,046)
Future development costs	(34,076)

Future net cash flows before income taxes	186,079
Future income tax	(18,894)

Future net cash flows	167,185
Discount at 10% annual rate	(79,694)

Standardized measure of discounted future net cash flows	$87,491

The principal changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserve are summarized below:

Year Ended December 31, 2006
(in thousands)
Standardized measure, beginning of year	$90,336
Sales, net of production costs	(14,924)
Net change in prices, net of production costs	(32,761)
Extensions and discoveries	36,623
Development costs incurred	—
Accretion of discount, changes in production rates and other	7,954
Change in income tax	263
Revision of quantity estimates	—

End of year	$87,491

(d)	Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma combined financial data for the nine months ended September 30, 2006 and 2007 and the year ended December 31, 2006 and as of September 30, 2007 have been derived from our historical financial statements as of such dates and for such periods. The pro forma adjustments give effect to our acquisition of (i) oil and gas properties in the DSX Acquisition on October 1, 2007 (the “Blessing Field Properties”) and (ii) oil and gas properties located in north Texas from Statex Petroleum I, L.P. and Charles W. Gleeson LP on April 12, 2007 (the “Eliasville Field Properties”), as if they had occurred on September 30, 2007 in the case of balance sheet data, and as of January 1, 2007 and 2006 in the case of statements of operations data.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that we believe to be reasonable under the circumstances. The unaudited pro forma combined financial information has been prepared for informational purposes only and is not intended to represent the results of operations or financial position that we would have reported had the DSX Acquisition and our purchase of the Eliasville Field Properties been completed as of the date presented, and should not be taken as representative of our future results of operations or financial position.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	As of September 30, 2007
	Baseline Historical	Pro Forma Adjustments		Pro Forma Combined
	(dollars in thousands)
Assets:
Cash and marketable securities	$82	$15,553	(1)	$15,635
Cash—restricted	1,278	—		1,278
Accounts receivable, trade	1,398	—		1,398
Inventory	15			15
Prepaid and other current assets	75	—		75

Total current assets	2,848	15,553		18,401
Oil and natural gas properties—using successful efforts method of accounting
Proved properties	27,803	99,143	(2)	126,946
Unproved properties	8,304	—		8,304
Less accumulated depletion, depreciation and amortization	(832)	—		(832)

Oil and natural gas properties, net	35,275	99,143		134,418

Deferred acquisition costs	499	(165	)(2)	0
		(334	)(3)
Property acquisition deposit	2,500	(2,500	)(2)	0
Deferred loan costs, net of accumulated amortization of $2,791,644	3,798	15,311	(3)	15,311
		(3,798	)(4)
Other property and equipment, net of accumulated depreciation of $7,560	44	—		44

Total other assets	6,841	8,514		15,355

Total assets	$44,964	$123,210		$168,174

Liabilities and stockholders’ equity:
Accounts payable—trade	$1,357	$—		$1,357
Accrued expenses	506	(291	)(5)	215
Royalties payable	584	—		584
Short term notes to related parties	100	(100	)(5)	0
Short term debt and current portion of long-term debt	10,030	(7,851	)(5)	2,179
Derivative liability—short term	727	—		727

Total current liabilities	13,304	(8,242)		5,062

Long-term debt	24,986	160,414	(6)	160,414
		(24,986	)(5)
Asset retirement obligations	463	—		463
Derivative liability—long term	1,538	—		1,538

Total noncurrent liabilities	26,987	135,428		162,415

Total liabilities	40,291	127,186		167,477

Stockholders’ equity:
Common stock, $0.001 par value per share; 140,000,000 shares authorized; 33,363,173 shares issued and outstanding	33	—		33
Additional paid-in capital	33,525	—		33,525
Accumulated other comprehensive income	(1,782)	—		(1,782)
Accumulated deficit	(27,103)	(3,798	)(4)	(31,079)
		(178	)(3)

Total stockholders’ equity	4,673	(3,976)		697

Total liabilities and stockholders’ equity	$44,964	$123,210		$168,174

(1)

Adjustment to record the use for general corporate purposes of the proceeds from the private issuance on October 1, 2007 of debt securities in our company, consisting of (i) $115 million aggregate principal amount of 12.5% Senior Secured Notes due 2012 and (ii) $50 million aggregate principal amount of 14% Senior Subordinated Convertible Secured Notes due 2013 (the “DSX Financing”).

(2)	Adjustment to record the acquisition of the Blessing Field Properties for $96,582,000 and deal related costs of $2,561,000.

(3)	Adjustment to record amortized debt issue costs related to the DSX Financing.

(4)	Adjustment to record the elimination of unamortized debt issue costs for prior financing.

(5)	Adjustment to record the use of the proceeds from the DSX Financing to repay existing debt.

(6)	Adjustment to record the $165,000,000 aggregate principal amount of notes issued in connection with the DSX Financing.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2007
	Baseline Historical	Stephens County Historical	Pro Forma Adjustments Stephens County		Pro Forma Stephens County	DSX Historical	Pro Forma DSX Adjustments		Pro Forma Combined
					(dollars in thousands)
Oil and gas sales	$6,066	$8,730	$—		$14,796	$19,446	$—		$34,242
Oil and gas hedging	(468)	0	—		(468)	0	—		(468)

Total revenues	5,598	8,730	0		14,328	19,446	0		33,774

Operating expenses:
Production expenses	2,859	4,035	—		6,894	2,520	—		9,414
General and administrative expenses	2,551	0	—		2,551	0	1,709	(4)	4,260
Depreciation, depletion and amortization	840	0	(193	)(1)	647	0	9,630	(5)	10,277
Accretion expense	24	0	—		24	0	—		24

Total operating expenses	6,274	4,035	(193)		10,116	2,520	11,339		23,975

Net income (loss) from operations	(676)	4,695	193		4,212	16,926	(11,339)		9,799
Other income (expense):
Other income (expense)	25	0	—		25	0	—		25
Interest income	1	0	—		1	0	—		1
Interest expense	(4,920)	0	(1,487	)(2)	(6,841)	0	(16,697	)(6)	(26,575)
			(434	)(3)			2,314	(7)
							(2,297	)(8)
							(3,054	)(9)
Unrealized gain (loss) on derivatives	32	0	—		32	0	—		32

Total other expense, net	(4,862)	0	(1,921)		(6,783)	0	(19,734)		(26,517)

Net loss	(5,538)	4,695	(1,728)		(2,571)	16,926	(31,073)		(16,718)

Unrealized gain (loss) on derivatives	(1,782)	0	0		(1,782)	0	—		(1,782)

Total comprehensive loss	$(7,320)	$4,695	$(1,728)		$(4,353)	$16,926	$(31,073)		$(18,500)

(1)

To reflect the Eliasville Field Properties depreciation, depletion and amortization for production from January 1, 2007 to September 30, 2007. The depreciation, depletion and amortization was computed by allocating the Eliasville Field Properties adjusted purchase price of $27,055,079 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual fields was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(2)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes the $30,013,224 of borrowing was incurred as if the acquisition of the Eliasville Field Properties had occurred on January 1, 2007.

(3)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes an additional $434,000 of amortization of debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties.

(4)

To record additional general and administrative expense. Pro forma general and administrative expense includes an additional $1,709,000 to reflect the level of expense incurred subsequent to the acquisition of the Eliasville Field Properties and adjustments to reflect additional staffing requirements.

(5)

To reflect the Blessing Field Properties depreciation, depletion and amortization for production from January 1, 2007 to September 30, 2007. The depreciation, depletion and amortization was computed by allocating the Blessing Field Properties adjusted purchase price of $99,143,000 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual properties was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(6)	To record additional interest expense related to the DSX Financing. Pro forma interest expense assumes the $165,000,000 aggregate principal amount of borrowing was incurred on January 1, 2007.

(7)

To reverse interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes repayment of the $30,013,224 of borrowing incurred to acquire the Eliasville Field Properties with proceeds from the DSX Financing on January 1, 2007.

(8)	To record additional interest expense related to the DSX Financing. Pro forma interest expense includes $2,297,000 of amortization of debt issue costs related to the notes.

(9)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes $3,054,000 to fully amortize debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties concurrently with the assumed repayment of such debt on January 1, 2007.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2006
	Baseline Historical	Stephens County Historical	Pro Forma Adjustments Stephens County		Pro Forma Stephens County	DSX Historical	Pro Forma DSX Adjustments		Pro Forma Combined
	(dollars in thousands)
Oil and gas sales	$0	$9,703	$—		$9,703	$13,223	$—		$22,926
Oil and gas sales hedging	0	0	—		0	0	—		0

Total revenues	0	9,703	—		9,703	13,223	0		22,926

Operating expenses:
Production expenses	0	4,766	—		4,766	2,162	—		6,241
General and administrative expenses	1,596	0	—		1,596	0	2,272	(4)	3,868
Depreciation, depletion and amortization	0	0	1,005	(1)	1,005	0	4,623	(5)	5,628
Accretion expense	0	0	—		—	—	—		—

Total operating expenses	1,596	4,766	1,005		7,367	1,475	6,895		15,737

Net income (loss) from operations	(1,596)	4,937	(1,005)		2,336	11,748	(6,895)		7,189
Other income (expense):
Other income (expense)	0	0			0	0			0
Interest income	97	0			97	0			97
Interest expense	(1,287)	0	(2,314	)(2)	(4,434)	0	(16,697	)(6)	(24,168)
			(833	)(3)			2,314	(7)
							(2,297	)(8)
							(3,054	)(9)
Unrealized gain (loss) on derivatives	369	0			369	0			369

Total other expense, net	(821)	0	(3,147)		(3,968)	0	(19,734)		(23,702)

Net loss	(2,417)	4,937	(4,152)		(1,632)	11,748	(26,629)		(16,513)

Unrealized gain (loss) on derivatives	0	0	0		0	0	0		0

Total Comprehensive loss	$(2,417)	$4,937	$(4,152)		$(1,632)	$11,748	$(26,629)		$(16,513)

(1)

To reflect the Eliasville Field Properties depreciation, depletion and amortization for production from January 1, 2007 to September 30, 2007. The depreciation, depletion and amortization was computed by allocating the Eliasville Field Properties adjusted purchase price of $27,055,079 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual fields was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(2)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes the $30,013,224 of borrowing was incurred as if the acquisition of the Eliasville Field Properties had occurred on January 1, 2007.

(3)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes an additional $833,000 of amortization of debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties.

(4)

To record additional general and administrative expense. Pro forma general and administrative expense includes an additional $2,272,000 to reflect the level of expense incurred subsequent to the acquisition of the Eliasville Field Properties and adjustments to reflect additional staffing requirements.

(5)

To reflect the Blessing Field Properties depreciation, depletion and amortization for production from January 1, 2007 to September 30, 2007. The depreciation, depletion and amortization was computed by allocating the Blessing Field Properties adjusted purchase price of $96,582,000 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual properties was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(6)	To record additional interest expense related to the DSX Financing. Pro forma interest expense assumes the $165,000,000 aggregate principal amount of borrowing was incurred on January 1, 2007.

(7)

To reverse interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes repayment of the $30,013,224 of borrowing incurred to acquire the Eliasville Field Properties with proceeds from the DSX Financing on January 1, 2007.

(8)	To record additional interest expense related to the DSX Financing. Pro forma interest expense includes $2,297,000 of amortization of debt issue costs related to the notes.

(9)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes $3,054,000 to fully amortize debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties concurrently with the assumed repayment of such debt on January 1, 2007.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Fiscal Year Ended December 31, 2006
	Baseline Historical	North Texas Properties Historical	Pro Forma Adjustments North Texas Properties		Pro Forma for North Texas Properties	DSX Properties Historical	Pro Forma Adjustments DSX Properties		Pro Forma Combined
	(dollars in thousands)
Oil and gas sales	$—	$12,522	$—		$12,522	$17,086	$—		$29,608
Operating expenses:
Production expenses	—	6,447	—		6,447	2,162	—		8,609
General and administrative expenses	2,386	—	—		2,386	—	3,030	(4)	5,416
Depreciation, depletion and amortization	—	—	1,335	(1)	1,335	—	6,439	(5)	7,774

Total operating expenses	2,386	6,447	1,335		10,168	2,162	9,469		21,799

Net income (loss) from operations	(2,386)	6,075	(1,335)		2,354	14,924	(9,469)		7,809
Other income (expense):
Other income (expense)	(213)				(213)				(213)
Interest income	117	—	—		117	—	—		117
Interest expense	(1,692)	—	(3,085	)(2)	(5,887)	—	(22,263	)(6)	(30,904)
			(1,110	)(3)			3,085	(7)
							(3,062	)(8)
							(2,777	)(9)
Unrealized gain (loss) on derivatives	401	—	—		401	—	—		401

Total other expense, net	(1,387)	—	(4,195)		(5,582)	—	(25,017)		(30,599)

Net loss	$(3,773)	$6,075	$(5,530)		$(3,228)	$14,924	$(34,486)		$(22,790)

(1)

To reflect the Eliasville Field Properties depreciation, depletion and amortization for production from January 1, 2006 to December 31, 2006. The depreciation, depletion and amortization was computed by allocating the Eliasville Field Properties adjusted purchase price of $27,055,079 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual fields was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(2)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes the $30,013,224 of borrowing was incurred as if the acquisition of the Eliasville Field Properties had occurred on January 1, 2006.

(3)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes an additional $1,110,000 of amortization of debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties.

(4)

To record additional general and administrative expense. Pro forma general and administrative expense includes an additional $3,030,000 to reflect the level of expense incurred subsequent to the acquisition of the Eliasville Field Properties and adjustments to reflect additional staffing requirements.

(5)

To reflect the Blessing Field Properties depreciation, depletion and amortization for production from January 1, 2006 to December 31, 2006. The depreciation, depletion and amortization was computed by allocating the Blessing Field Properties adjusted purchase price of $99,143,000 to leasehold cost and amortizing the costs based on the historical production divided by total proved reserves. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the adjusted purchase price to the individual properties was based on their estimated fair value at the time of acquisition based on amounts contained in the reserve report.

(6)	To record additional interest expense related to the DSX Financing. Pro forma interest expense assumes the $165,000,000 aggregate principal amount of borrowing was incurred on January 1, 2006.

(7)

To reverse interest expense related to the Eliasville Field Properties. Pro forma interest expense assumes repayment of the $30,013,224 of borrowing incurred to acquire the Eliasville Field Properties with proceeds from the DSX Financing on January 1, 2006.

(8)	To record additional interest expense related to the DSX Financing. Pro forma interest expense includes $3,062,000 of amortization of debt issue costs related to the notes.

(9)

To record additional interest expense related to the Eliasville Field Properties. Pro forma interest expense includes $2,777,000 to fully amortize debt issue costs related to the borrowing incurred to acquire the Eliasville Field Properties concurrently with the assumed repayment of such debt on January 1, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Articles of Incorporation and by-laws provide that we will indemnify to the fullest extent permitted by the Nevada General Corporation Law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or agent of our Company or serves or served at our request as a director, officer or employee of another corporation or entity.

We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

We maintain a Directors, Officers and Company Liability Policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee	$ 2,250
Legal Fees and Expenses	50,000
Accountants’ Fees and Expenses	10,000
Miscellaneous Expenses	20,000

Total	$82,250

Item 26. Recent Sales of Unregistered Securities

As of March 6, 2008, we have 34,408,006 shares of common stock issued and outstanding, plus options, warrants and convertible promissory notes that are convertible into or exercisable for up to an additional 17,139,090 shares of common stock.

All issuances of equity securities in the last 3 years described below were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Issuances Related to Costal Merger.

On March 28, 2005, Coastal issued 17,006,000 shares of its common stock as follows: (i) 100,000 shares of common stock for services valued at $35,000 and (ii) 16,906,000 shares of common stock valued at $5,917,100 for cash proceeds of $16,906. The $5,900,194 of value in excess of the cash proceeds received has been charged to expense as share based compensation. The services were provided by the founders in connection with non-specific research into oil and gas business opportunities. The value of the shares issued was determined by reference to the closing price of College Oak’s common stock on the date of issuance.

On April 1, 2005, Coastal granted a stock option to purchase 500,000 shares of Coastal common stock at $0.30 per share to a consultant. This option is exercisable until March 31, 2010 and became exercisable on October 1, 2005. The fair value of this option was $150,000 and it has been fully expensed as share-based compensation. As of the effective date of the merger with Coastal, this option became an option to purchase 500,000 shares of our common stock, exercisable until March 31, 2010 at the price of $0.30 per share.

Issuances Related to Coastal Merger.

On April 6, 2005, Coastal merged into us in exchange for 17,206,000 newly-issued shares of our common stock. On the date of the merger, all of the then issued and outstanding shares of common stock of Coastal (17,206,000 shares) were converted into an equal number of shares of our common stock. In addition, each right to purchase shares of common stock of Coastal automatically became a right to purchase an equal number of shares of our common stock. Immediately prior to the date of the merger, options to acquire up to 500,000 shares of Coastal’s common stock were outstanding. Immediately prior to the date of the merger, we had 2,114,000 shares of common stock outstanding.

Pursuant to a private offering, immediately prior to the date of the merger, Coastal sold an aggregate of $350,000 of its convertible promissory notes. Under the merger, we assumed the obligations of these notes. The face amount of each note is equal to the amount of the holder’s investment and bears interest at a rate of 10% per annum, payable in shares of common stock. In April 2006, all of these notes, including accrued interest thereon, were converted into a total of 1,820,000 shares of our common stock, such shares including certain “kicker” shares that were provided for pursuant to the notes.

Issuances Following the Coastal Merger.

On April 29, 2005, we granted stock options to seven persons to purchase an aggregate of 12,950,000 shares of our common stock. These options are exercisable at any time at $0.05 per share and will expire on April 28, 2010. These options were granted as an inducement to retain management and for services rendered to us. Among the options described in this paragraph, the fair value of the options granted to the five individuals who were our employees (or expected at the time of grant to become our employees or directors) was $10,080,000 and the fair value of the options granted to the two non-employees was $297,500. Of the options granted on April 29, 2005, options exercisable for 8,540,000 shares issued to one former and one current officer have been since canceled and an option for 250,000 shares of common stock has been exercised.

Issuances in connection with our November 2005 Placement.

In the November 2005 Placement, we sold in a private placement to accredited investors $2,375,000 of units, with each unit consisted of (i) a $50,000 principal amount 10% convertible promissory note (the “November Note”), and (ii) such number of shares of common stock, determined by dividing (1) the product of the aggregate principal amount of each November Note purchased multiplied by twenty percent (20%), by (2) $0.50. Each November Note matures eighteen (18) months from the date of issuance and bears interest at the rate of 10% per annum. The holder of a November Note may elect to receive interest on its November Note in cash or in shares of common stock valued at $0.50 per share. At any time prior to maturity, the holder may convert the principal and accrued but unpaid interest on its November Note into such number of shares of common stock (the “November Conversion Shares”) equal to the outstanding principal amount plus accrued but unpaid interest on the November Note divided by $0.50. We received total gross proceeds in the November 2005 Placement of $2,375,000. Purchasers of the units received in the aggregate 950,000 shares of common stock (the “November Shares”) and, upon conversion of the November Notes, will receive up to an additional 4,987,500 November Conversion Shares (assuming that the holders elect to receive shares of common stock in lieu of cash interest through maturity). In connection with the November 2005 Placement, we paid a placement agent (i) a $237,500 commission (ten percent (10%) of the gross proceeds), (ii) a $23,750 non-accountable expense allowance (one percent (1%) of the gross proceeds) and (iii) a five year warrant to purchase 475,000 shares of common stock (the “Warrant Shares”), at an exercise of $0.50 per share. The November Shares, November Conversion Shares (including those which may be issued through May 15, 2007 as interest payments) and Warrant Shares are among the securities included for registration in this registrations statement on Form SB-2 initially filed with the Commission on June 13, 2006 and declared effective on October 20, 2006. As of August 15, 2007, we had issued to certain holders of November Notes electing to receive interest in the form of shares of common stock an aggregate of 671,523 shares of our common stock in lieu of cash for interest having accrued over the seven quarterly periods, ending August 15, 2007, since the date of issuance. During July and August 2007 holders of November Notes converted such notes into 501,676 shares. On November 15, 2007, all notes had either converted into shares of our common stock or been repaid.

Issuances In Connection with Rex Energy Transactions.

As of January 16, 2006, we issued, an aggregate of 12,069,250 shares of our common stock to certain designees of Rex Energy in consideration of Rex Energy and its affiliates’ entering into the Rex Purchase Agreement. As of December 20, 2005, we also issued three-year stock options to certain designees of Rex Energy exercisable for up to an aggregate of 50,000 shares of our common stock at an exercise price of $1.00 per share.

Pursuant to the Termination Agreement, the Rex parties surrendered for cancellation all of the 12,069,250 shares of our common stock previously issued to them. In connection with the surrender of these shares, the $1,206,925 of stock subscription receivables relating to the shares were eliminated as an adjustment to equity. Pursuant to release executed as part of the Termination Agreement, we and the Rex parties have agreed to release and hold each other harmless from all Claims stemming from Controversies (each as defined in the release executed as part of the Termination Agreement) arising out of our dealings with one another.

Issuances in connection with our February 2006 Placement.

On February 1, 2006 we issued to accredited investors an aggregate of 8,181,819 shares of our newly-issued common stock at $1.10 per share for gross proceeds of $9 million. We paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds) and issued three-year warrants to our placement agents to purchase an aggregate of 259,090 shares of common stock at an exercise price of $1.32 per share.

In connection with the February 2006 Placement, we became obligated to issue an aggregate of 445,920 additional shares of common stock, to the investors as a penalty for our failing to file and have declared effective a registration statement under the Securities Act covering the shares sold in such private placement. In order to avoid issuing such additional shares to investors, we were required to file a registration statement by April 2, 2006 and to have it declared effective by June 2, 2006. Our registration statement on Form SB-2 was declared effective by the Commission on October 20, 2006.

Issuances in connection with our March 2007 Bridge Financing

As part of our March 2007 Bridge Financing, in which we borrowed $1.7 million from a single accredited investor in the form of a Senior Secured Debenture, due September 15, 2007 and bearing interest at a rate of 16% per annum (the “Debenture”), we granted to investor a warrant to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.50 per share, which warrant is exercisable at any time prior to September 15, 2012. We granted the investor “piggy-back” registration rights for the shares issuable upon the exercise of the warrant. The investor is entitled to anti-dilution rights and the Debenture affords the Investor certain protection with respect to the exercise price.

In connection with the March 2007 Bridge Financing, we delivered to Casimir Capital LP, a placement fee of $170,000 and warrants to purchase up to 340,000 shares of our common stock at an exercise price of $0.50 per share.

Issuances in connection with our April 2007 Credit Facility

Concurrently with the closing of our $75 million Credit Agreement with Drawbridge Special Opportunities Fund LP (“Drawbridge”), as Administrative Agent and various named lenders (the “April 2007 Credit Facility”), two of our principal stockholders, consisting of Alan Gaines, our Chairman, and Barrie Damson, a former officer and director of our Company, surrendered stock options to purchase 1,600,000 shares of common stock each at an exercise price of $0.05 per share, resulting in the cancellation of options for an aggregate of 3,200,000 shares of common stock. The cancelled options were a portion of individual option grants for up to 6 million shares originally granted to each of these individuals in April 2005.

In connection with our entry into the April 2007 Credit Facility, we issued warrants to Drawbridge and D.B. Zwirn Special Opportunities Fund, L.P., another lender participating therein, which warrants are each exercisable for up to 1.6 million shares of our common stock, at an exercise price of $0.50 per share. Pursuant to certain warrant agreements executed with these two lenders, any unexercised warrants expire on April 11, 2014. The warrants also afford the holders certain anti-dilution protection. In connection with the issuance of the warrants we also entered into a registration rights agreement dated April 12, 2007 with each of the holders of the warrants, under which we granted piggy-back registration rights, demand registration rights and shelf registration rights to these holders. On October 1, 2007, we fully repaid all of our outstanding obligations under the April 2007 Credit Facility.

Issuances in connection with the DSX Acquisition

In connection with the DSX Acquisition, we issued warrants, exercisable for up to 340,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.65 per share, to a former placement agent, Casimir Capital LP, as consideration for the early termination of an agreement with such placement agent.

On August 9, 2007, Drawbridge and D.B. Zwirn Special Opportunities Fund, L.P., as lenders under the April 2007 Credit Agreement, agreed in that certain letter agreement of even date therewith to increase our available credit by $2.5 million and to advance such funds for our payment of a performance deposit in connection with our acquisition of the Blessing Field Properties, for and in consideration of which we issued additional warrants to such lenders to purchase up to 260,000 shares of our common stock at an exercise price of $0.52 per share, which warrant is exercisable at any time prior to August 9, 2014. We granted the investor “piggy-back” registration rights for the shares issuable upon the exercise of the warrant. The investor is entitled to the anti-dilution rights and protection with respect to the exercise price provided under the April 2007 Credit Facility.

General Grants to Consultants, Employees, Officers and Directors

On December 27, 2005, we granted to Richard Cohen, our Chief Financial Officer, options to purchase 175,000 shares of common stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.94 per share.

On August 15, 2006, we granted to a consultant, The Wall Street Group, options to purchase 100,000 shares of common stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $1.01 per share.

On October 20, 2006, we granted to Carey Birmingham, a former officer, options to purchase 100,000 shares of common stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.50 per share.

On December 20, 2006, in connection with the execution of the employment agreement between us and Thomas Kaetzer, as our President and Chief Operating Officer, we granted Mr. Kaetzer three non-qualified stock options to purchase up to an aggregate of 2 million shares of our common stock. These options are governed under three stock option agreements, one of which relates to an option to purchase up to 1 million shares at $0.50 per share for an exercise price (equal to the closing sale price on the date preceding option grant date), and the other two which related to options to purchase up to 500,000 shares each at $0.60 per share and $1.00 per share, respectively. Each option is subject to a vesting schedule pursuant to which: (i) up to 1/3rd of the underlying common stock are exercisable at any time from and after December 20, 2006, (ii) up to an additional 1/3rd of the underlying common stock are exercisable at any time from and after December 20, 2007, and (iii) up to the remaining 1/3rd of the underlying common stock are exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer’s employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

Also in December 2006, we granted an option, exercisable at $0.50 per share, to purchase up to 360,000 shares of our common stock to Masstar Investments, Inc., a Texas corporation, pursuant to a consulting agreement between us and Masstar Investments, Inc.

On January 4, 2007, we granted to Richard Cohen, our Chief Financial Officer, for services performed on our behalf additional options to purchase 100,000 shares of common stock, exercisable immediately and until the fifth anniversary of the date of grant at the price of $0.56 per share.

On June 22, 2007, we issued 300,000 shares to an outside consultant as compensation for services valued at $150,000.

On July 3, 2007, we issued 300,000 shares to a consultant for services rendered valued at $150,000.

On July, 5, 2007 non-employee option holders exercised options to purchase 200,000 shares of Common Stock at $ .05 per share on a “cashless” basis. As a result we issued 185,714 shares.

On July 13, 2007, a consultant exercised an option to purchase 100,000 shares of Common Stock at $0.30 per share on a “cashless” basis. As a result, we issued 56,522 shares.

On August 3, 2007, in connection with the execution of the employment agreement between us and Patrick McGarey, as our Chief Financial Officer, we granted Mr. McGarey three non-qualified stock options to purchase up to an aggregate of 1.5 million shares of our Common Stock. These options are governed under three stock option agreements, which relate to options to purchase up to 500,000 shares each at $0.55 per share (equal to the closing sale price on the date preceding option grant date), $0.825 per share and $1.10 per share, respectively. Each option is subject to a vesting schedule pursuant to which: (i) up to 1/3rd of the underlying Common Stock are exercisable at any time from and after August 3, 2007, (ii) up to an additional 1/3rd of the underlying Common Stock are exercisable at any time from and after August 3, 2008, and (iii) up to the remaining 1/3rd of the underlying Common Stock are exercisable at any time from and after August 3, 2009; provided, that Mr. McGarey’s employment has not been terminated by us for cause or by Mr. McGarey without good reason.

On August 3, 2007, we granted five-year options exercisable for up to an aggregate of 370,000 shares of common stock to several employees, which options vest in equal one-third installments on each of the first, second and third anniversary dates from the date of grant. All such options are exercisable at $0.55 per share.

Also on August 3, 2007, we also granted a five-year stock option to Richard d’Abo, an outside director, exercisable for up to 150,000 shares of common stock at an exercise price $0.55 per share.

Item 27. Exhibits

Exhibit Nos.	Descriptions
3.1	Registrant’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 8-K report, filed January 19, 2006).

3.2	By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of Registrant’s registration statement on Form SB-2, filed June 25, 2004).

4.1	Convertible Notes Indenture, dated as of October 1, 2007, by and among Registrant and The Bank of New York, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.6 of Registrant’s Form 8-K report, filed October 5, 2007).

4.2	Form of Rule 144A Global 14% Senior Subordinated Convertible Secured Note due 2013 (incorporated herein by reference to Exhibit 4.7 of Registrant’s Form 8-K report, filed October 5, 2007).

4.3	Form of Regulation S Global 14% Senior Subordinated Convertible Secured Note due 2013 (incorporated herein by reference to Exhibit 4.8 of Registrant’s Form 8-K report, filed October 5, 2007).

4.4	Form of IAI Global 14% Senior Subordinated Convertible Secured Note due 2013 (incorporated herein by reference to Exhibit 4.9 of Registrant’s Form 8-K report, filed October 5, 2007).

4.5	Form of Warrant A-1, dated April 18, 2007 (incorporated by reference to Exhibit 99.4 to Registrant’s Form 8-K report, filed April 18, 2007).

4.6	Form of Warrant A-2, dated April 18, 2007 (incorporated by reference to Exhibit 99.3 to Registrant’s Form 8-K report, filed April 18, 2007).

4.7	Form of Warrant to Purchase, dated March 15, 2007 (incorporated by reference to Exhibit 99.2 to Registrant’s Form 8-K report, filed March 19, 2007).

4.8	Form of Common Stock Warrant, dated February 1, 2006 (incorporated by reference to Exhibit 4.3 to Registrant’s Form 10-KSB annual report, filed March 31, 2006).

4.9	Form of Warrant (incorporated by reference to Exhibit 99.2 to Registrant’s Form 8-K report, filed November 16, 2006).

5.1	Opinion of Eaton & Van Winkle LLP †

5.2	Supplemental Opinion of Eaton & Van Winkle LLP*

10.1	Convertible Notes Security Agreement, dated October 1, 2007, among The Bank of New York Trust Company, NA, as collateral agent, and Registrant (incorporated by reference to Exhibit 4.10 of Registrant’s Form 8-K report, filed October 5, 2007).

10.2	Convertible Notes Registration Rights Agreement, dated October 1, 2007, between Registrant and Jefferies & Company, Inc (incorporated by reference to Exhibit 4.12 of Registrant’s Form 8-K report, filed October 5, 2007).

23.1	Consent of Cawley, Gillespie & Associates, Inc.*

23.2	Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1)

23.3	Consent of Malone & Bailey, PC*

99.1	Evaluation Summary—Reserve Report of Independent Petroleum Engineering Firm†

Numbers with (*) are filed herewith.

Numbers with (†) indicate previously filed as an exhibit to this Registration Statement (No. 333-148221).

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any registration statement required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the registration statement any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of registration statement filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary registration statement or registration statement of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing registration statement relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The proportion of any other free writing registration statement relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchase.

(5) For the purpose of determining liability under the Securities Act to any purchaser:

Each registration statement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than registration statements filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or registration statement that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or registration statement that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or registration statement that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on March 6, 2008.

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Name:	Thomas Kaetzer
Title:	Chief Executive Officer
(principal executive officer)

In accordance with the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Thomas Kaetzer	Chairman and Chief Executive Officer	March 6, 2008
Thomas Kaetzer	(principal executive officer)

/s/ Patrick McGarey	Chief Financial Officer	March 6, 2008
Patrick McGarey	(principal financial and accounting officer)

/s/ Alan Gaines	Director	March 6, 2008
Alan Gaines

/s/ Richard D’Abo	Director	March 6, 2008
Richard D’Abo

(*) By:	/s/ Thomas Kaetzer
Thomas Kaetzer,
attorney-in-fact

BASELINE OIL & GAS CORP.

INDEX OF EXHIBITS FILED WITH REGISTRATION STATEMENT

Exhibit Nos.	Descriptions
5.2	Supplemental Opinion of Eaton & Van Winkle LLP

23.1	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Malone & Bailey, PC